UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

DIODES INCORPORATED

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

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DIODES INCORPORATED

Notice of Annual Meeting of Stockholders

To Be Held May 29, 2013

Notice is hereby given that the annual meeting (the “Meeting”) of the stockholders of Diodes Incorporated (the “Company”) will be held at the Company’s executive offices, located at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024, on Wednesday, May 29, 2013, at 10:00 a.m. (Central Time) for the following purposes:

1.

Election of Directors. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors’ nominees are: C.H. Chen, Michael R. Giordano, L.P. Hsu, Keh-Shew Lu, Raymond Soong, John M. Stich and Michael K.C. Tsai.

2.	Approval of Executive Compensation. To approve the Company’s executive compensation.

3.	Approval of the 2013 Equity Incentive Plan. To approve the 2013 Equity Incentive Plan.

4.

Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

5.	Other Business. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

Only persons who were stockholders of record at the close of business on April 1, 2013 are entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment or postponement thereof.

The proxy statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and stockholders are encouraged to read it in its entirety.

We have elected to provide access to our proxy materials by notifying you of the availability of our proxy statement and our fiscal 2012 Annual Report to Stockholders over the Internet at www.proxyvote.com. Stockholders may also obtain a printed copy of the proxy materials free of charge by following the instructions provided in the Notice of Internet Availability of Proxy Materials that will be first mailed to stockholders on or about April 19, 2013 or in the enclosed proxy statement.

As set forth in the enclosed proxy statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors.

Whether or not you plan to attend the Meeting, YOUR VOTE IS IMPORTANT. Please follow the instructions enclosed to ensure that your shares are voted. If you attend the Meeting, you may revoke your proxy and vote your shares in person. You may revoke your proxy at any time prior to its exercise at the Meeting.

Dated at Plano, Texas, this 19th day of April, 2013.

By Order of the Board of Directors,

DIODES INCORPORATED

Richard D. White, Secretary

DIODES INCORPORATED

4949 Hedgcoxe Road, Suite 200

Plano, Texas 75024

(972) 987-3900

PROXY STATEMENT

ANNUAL MEETING: MAY 29, 2013

GENERAL INFORMATION

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Diodes Incorporated (the “Company”) for use at the annual meeting (the “Meeting”) of the stockholders of the Company to be held on Wednesday, May 29, 2013, at the Company’s executive offices, located at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024, at 10:00 a.m. (Central Time), and at any adjournment or postponement thereof. Only stockholders of record at the close of business on April 1, 2013 (the “Record Date”) are entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment or postponement thereof.

Matters to be Considered at the Meeting:

The matters to be considered and voted upon at the Meeting will be:

1.

Election of Directors. To elect seven persons to the Board, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board’s nominees are: C.H. Chen, Michael R. Giordano, L.P. Hsu, Keh-Shew Lu, Raymond Soong, John M. Stich and Michael K.C. Tsai.

2.	Approval of Executive Compensation. To approve the Company’s executive compensation.

3.	Approval of the 2013 Equity Incentive Plan. To approve the 2013 Equity Incentive Plan.

4.

Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

5.	Other Business. To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

Voting Recommendations of the Board

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the approval of executive compensation, “FOR” the approval of the 2013 Equity Incentive Plan, and “FOR” the ratification of the appointment of Moss Adams LLP.

Important Changes to Voting Shares Held in “Street Name”

There have been important changes in how your shares held in street name by a brokerage firm may be voted in the election of directors, on executive compensation, or on the 2013 Equity Incentive Plan. Previously, if you were the beneficial owner of shares held in street name by a brokerage firm, bank, broker-dealer, or other similar organization, and you failed to instruct the organization as to how to vote such shares, the organization could, in its discretion, vote such shares in the election of directors, on executive compensation, or on the 2013 Equity Incentive Plan. Brokerage firms who are members of the New York Stock Exchange are no longer allowed to vote your shares held in street name in the election of directors, on executive compensation, or on the 2013 Equity Incentive Plan, if you fail to instruct the organization how to vote such shares. Therefore, it is very important that you provide instructions on how to vote any shares beneficially owned by you in street name.

Internet Access to Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet at www.proxyvote.com. Stockholders will not receive printed copies of the proxy materials unless they request them. On or about April 19, 2013, a Notice of Internet Availability of Proxy Materials (the “Notice”) was first sent or made available to our stockholders of record.

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the Meeting on the Internet;

•	Request a printed copy of the proxy materials; and

•	Instruct us to send future proxy materials to you by mail or electronically by email on an ongoing basis.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

The proxy materials include:

•	Notice of Annual Meeting of Stockholders;

•	This Proxy Statement; and

•	The 2012 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you request printed copies of the proxy materials by mail, these materials will also include a proxy card.

How to Vote

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

If you are a stockholder of record, you may attend the Meeting and vote in person. You will be provided with a ballot at the Meeting.

If you do not wish to attend the Meeting and vote in person, you may vote by proxy. There are three ways to vote by proxy. You may submit a proxy by telephone by calling (800) 690-6903 and following the instructions provided. You may submit a proxy over the Internet at www.proxyvote.com by following the instructions provided. If you request and receive a printed copy of the proxy materials by mail, you can submit a proxy by signing and dating the enclosed proxy card and either mailing it in the postage-paid envelope provided to the address stated on the proxy card or transmitting it by facsimile to the Inspector of Elections at 972-731-3510.

Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 28, 2013. If a proxy is properly submitted and is not revoked, the proxy will be voted at the Meeting in accordance with the stockholder’s instructions indicated on the proxy. If no instructions are indicated on the proxy, the proxy will be voted “FOR” the election of the Board’s nominees, “FOR” the approval of executive compensation, “FOR” the approval of the 2013 Equity Incentive Plan, “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account by following the instructions they provided. If you wish to attend the Meeting and vote in person, you must obtain a proxy executed in your favor from the organization that holds your shares.

Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions so that your vote will be counted if you later decide not to attend the Meeting.

How to Change or Revoke Your Vote

You may change your vote at any time before the vote at the Meeting. If you are a stockholder of record, you may change your vote by submitting a proxy over the Internet or telephone on a later date (only your last Internet or telephone proxy will be counted), or by filing a written revocation, or a duly executed proxy card bearing a later date, with the Company’s Secretary at the Meeting or at our offices located at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024 prior to the vote at the Meeting. You may also change your vote by attending the Meeting and voting in person. Attending the Meeting in person will not automatically revoke a previously granted proxy unless you vote at the Meeting or file a written revocation with the Company’s Secretary at or before the Meeting.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to the brokerage firm, bank, broker-dealer or other organization holding your shares by following the instructions they provided or, if you obtained a proxy in your favor from that organization, by attending the Meeting and voting in person.

Meeting Admission

You are entitled to attend the Meeting only if you were a Company stockholder as of the Record Date, or hold a valid proxy for the Meeting, or are a guest invited by the Company. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your ownership as of the Record Date will be verified prior to admittance into the Meeting. If you are not a stockholder of record but hold shares in street name by a brokerage firm, bank, broker-dealer, or other similar organization, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date or similar evidence of ownership. Guests of the Company may be required to show proof of invitations prior to admittance into the Meeting. If you do not provide photo identification or do not comply with the other procedures outlined above, you may not be admitted to the Meeting.

Voting Rights

The authorized capital of the Company consists of (i) 70,000,000 shares of common stock, par value $0.66-2/3 per share (“Common Stock”), of which 46,023,965 shares were issued and outstanding on the Record Date and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”), none of which were issued and outstanding on the Record Date. The Common Stock and the Preferred Stock are collectively referred to as the “Stock.”

A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present either in person or by proxy, constitutes a quorum for the conduct of business at the Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for the purpose of determining the presence of a quorum.

Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date on any matter submitted to the stockholders, except that in connection with the election of directors, each stockholder has the right to cumulate votes. Cumulative voting entitles a stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such stockholder, or to distribute such stockholder’s votes on the same principle among as many candidates and in such manner as the stockholder shall desire.

If you are a stockholder of record and wish to exercise cumulative voting rights, you must submit a proxy by mail or attend the Meeting and vote in person. Your proxy card or ballot must specify how you want to allocate your votes among the nominees. Telephone and Internet voting facilities do not accommodate cumulative voting. If you hold your shares in street name, contact your brokerage firm, bank, broker-dealer, or other similar organization for direction on how to exercise cumulative voting rights using their voting instruction card, or to request a legal proxy so that you can vote your shares directly. Discretionary authority to cumulate votes is hereby solicited by the Board. If you return a signed proxy card or submit voting instructions in writing without providing instructions about cumulative voting, or if you submit a proxy by telephone or via the Internet, you will confer on the designated proxy holders discretionary authority to exercise cumulative voting. If they elect to do so, they will be authorized, in their discretion, to cast your votes for some or all of the nominees in the manner recommended by the Board or otherwise in the discretion of the proxy holders. However, they will not cast any of your votes for a nominee as to whom you have instructed them on your proxy card, voting instruction card or otherwise to withhold a vote. If you do not wish to grant the proxy holders authority to cumulate your votes in the election of directors, you must explicitly state that objection on your proxy card or voting instruction card, as applicable.

In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected; provided, however, that the Board has adopted a policy requiring that in an uncontested election (such as the election held at this Annual Meeting), each nominee must agree that if elected, he or she will submit an irrevocable resignation promptly following the election if he or she fails to receive a majority of votes cast. An uncontested election means that there are as many candidates standing for election as there are vacancies on the Board. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes “WITHHELD.” See “Proposal One – Election of Directors” and “Corporate

Governance – Director Resignation Policy.” Each proposal described in this Proxy Statement, other than the election of directors, requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting. Abstentions and broker non-votes will have no effect with respect to the election of directors. With respect to all other proposals submitted to the stockholders, abstentions will be included in the number of votes present and entitled to vote on that proposal and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to any other such proposal submitted to the stockholders will not be counted as shares present and entitled to vote on that proposal and, accordingly, will not have any effect with respect to the approval of that proposal (other than to reduce the number of affirmative votes required to approve the proposal). The vote with respect to executive compensation is not binding on the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”). However, the Board and the Compensation Committee will review the results of this vote and take it into consideration when making future decisions regarding executive compensation.

Of the shares of Common Stock outstanding on the Record Date, 8,365,778 (or approximately 18.2%) were held in the name of Lite-On Semiconductor Corporation. See “Security Ownership of Certain Beneficial Owners and Management” and “Corporate Governance – Certain Relationships and Related Transactions,” for additional information about Lite-On Semiconductor Corporation and its subsidiaries and affiliates (“LSC”). On the Record Date, an additional 1,816,310 shares (or approximately 3.9%) were owned by directors and executive officers of the Company. LSC and each of the directors and executive officers have informed the Company that they will vote “FOR” the election of the nominees to the Board identified herein, “FOR” the approval of executive compensation, “FOR” the approval of the 2013 Equity Incentive Plan, and “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.

Organizations holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit the proxy materials to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the stockholders. If the organization has not received instructions from the beneficial owner by the date specified in the statement accompanying such proxy materials, the organization may give or authorize the giving of a proxy to vote the Common Stock in its discretion as to “routine” matters, but not as to “non-routine” matters, without specific instructions from the beneficial owner. When an organization is unable to vote a client’s shares on a proposal, the missing votes are referred to as “broker non-votes.” If you hold Common Stock in “street name” and you fail to instruct the organization that holds your shares as to how to vote such shares, that organization may, in its discretion, vote such Common Stock “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, but not with respect to the election of the nominees to the Board, the approval of the Company’s executive compensation, the approval of the 2013 Equity Incentive Plan, or any other non-routine matter submitted to the stockholders.

Procedures for Stockholder Nominations and Proposals

Under the Company’s Bylaws, any stockholder generally may submit proposals or nominate one or more persons for election as directors by following the procedures described in this Proxy Statement under “Proposals of Stockholders and Stockholder Nominations for 2014 Annual Meeting.” No notices of stockholder proposals or nominations were timely received in connection with the Meeting.

Cost of Proxy Solicitation

This proxy solicitation is made by the Board, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this proxy solicitation. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with stockholders of record, beneficial owners, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, email or in person to request that the proxies be furnished. No additional compensation will be paid for these services to officers or employees of the Company. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The estimated cost for this proxy solicitation is approximately $60,000.

Other Business

As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Meeting, including a motion to adjourn the Meeting to another time or place, to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders will vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy. Such authorization includes authority to appoint a substitute nominee or nominees to the Board’s nominees identified herein where death, illness or other circumstances arise which prevent any such nominee from serving in such position and to vote such proxy for such substitute nominee. Dr. Keh-Shew Lu and Richard D. White, the designated proxyholders (the “Proxyholders”), are members of the Company’s management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each person known to the Company to be the beneficial owner of five percent (5%) or more of the outstanding shares of Common Stock (other than depositories).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Lite-On Semiconductor Corporation (“LSC”) 9F. No. 233-2, Pao-Chiao Road, Hsin-Tien, Taipei-hsien 23115, Taiwan, R.O.C.	8,365,778	(3)	18.2%

T. Rowe Price Associates, Inc. (“T. Rowe Price”) 100 E. Pratt Street, Baltimore, Maryland 21202	6,137,142	(4)	13.3%

Brown Capital Management, LLC 1201 N. Calvert Street, Baltimore, Maryland 21202	3,820,022	(5)	8.3%

BlackRock Inc. 40 East 52nd Street, New York, New York 10022	2,670,646	(6)	5.8%

(1)	The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated below.
(2)	Percent of Class is based on 46,023,965 shares outstanding as of the Record Date.
(3)

LSC is a public company listed on the Taiwan Stock Exchange Corporation and a member of the Lite-On Group of companies. See “Corporate Governance – Certain Relationships and Related Transactions” for a discussion of the relationship among LSC, the Company and certain directors and executive officers of the Company.

(4)

Based solely on information provided by T. Rowe Price in a Schedule 13G/A filed with the SEC on February 11, 2013 reporting beneficial ownership of the Company’s Common Stock. According to the Schedule 13G/A, T. Rowe Price has sole voting power with respect to 1,015,200 shares, has sole dispositive power with respect to 6,137,142 shares and has neither shared voting power nor shared dispositive power with respect to any shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of the Company’s Common Stock as reported in the Schedule 13G/A; however, T. Rowe Price expressly disclaims the beneficial ownership of such Common Stock.

(5)

Based solely on information provided by Brown Capital Management, LLC in a Schedule 13G/A filed with the SEC on February 14, 2013 reporting beneficial ownership of the Company’s Common Stock. According to the Schedule 13G/A, Brown Capital Management, LLC has sole voting power with respect to 2,133,980 shares, has sole dispositive power with respect to 3,820,022 shares and has neither shared voting power nor shared dispositive power with respect to any shares.

(6)

Based solely on information provided by BlackRock Inc. in a Schedule 13G/A filed with the SEC on February 8, 2013, reporting beneficial ownership of the Company’s Common Stock. According to the Schedule 13G/A, BlackRock Inc. has sole voting power with respect to 2,670,646 shares, has sole dispositive power with respect to 2,670,646 shares and has neither shared voting power nor shared dispositive power with respect to any shares.

The following table sets forth the beneficial ownership of Common Stock of the Company as of the Record Date by (i) each director and nominee of the Company, (ii) each named executive officer (“NEO”) of the Company (as defined below), and (iii) all directors, nominees and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2) (3)
Directors
Raymond Soong	678,875	(4)	1.5%
C.H. Chen	493,129	(4)	1.1%
Michael R. Giordano	127,775	(4)	*
L.P. Hsu	23,575	(4)	*
Keh-Shew Lu (5)	1,520,983	(4)(6)(9)	3.3%
John M. Stich	102,075	(4)(7)	*
Michael K.C. Tsai	4,675	(4)	*
Named Executive Officers
Richard D. White	181,840	(4)	*
Mark A. King	279,170	(4)	*
Joseph Liu	427,126	(4)	*
Edmund Tang	135,706	(4)	*
Executive Officers Other Than Named Executive Officers	215,622		*
All directors and executive officers of the Company as a group (17 individuals including those named above)	4,156,351	(8)(9)	8.3%

*	Less than 1%.
(1)	The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable.
(2)

Under Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), certain shares may be deemed to be beneficially owned by more than one person (for example, if a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within sixty (60) days after the Record Date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(3)	Percent of Class is based on 46,023,965 shares of the Common Stock of the Company outstanding as of the Record Date.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(4)

Includes the following shares of Common Stock that the named individual has the right to acquire within sixty (60) days after the Record Date by exercising stock options or the vesting of restricted stock units:

Named Individual	Shares
Raymond Soong	373,688
C.H. Chen	102,213
Michael R. Giordano	77,963
L.P. Hsu	5,213
Keh-Shew Lu	710,500
John M. Stich	71,713
Michael K.C. Tsai	3,600
Richard D. White	157,075
Mark A. King	275,350
Joseph Liu	308,176
Edmund Tang	117,075

TOTAL	2,202,566

(5)	Dr. Lu is a member of the Board, the President and Chief Executive Officer of the Company, and a NEO.
(6)

Includes 105,000 shares of Common Stock held in the name of the Lu Family Revocable Trust, 33,550 shares of Common Stock held in the name of an UTMA (Custodial) Trust, and 476,783 shares held in the name of the Lu Grandchildren’s Trust. Dr. Lu is the trustee of Lu Grandchildren’s Trust and a co-trustee of the Lu Family Revocable Trust and the UTMA (Custodial) Trust. Dr. Lu has voting and investment authority over these shares.

(7)	Includes 7,312 shares of Common Stock held in the name of Stich Family Holdings, LLC. Mr. Stich is a member of Stich Family Holdings, LLC and has voting and investment authority over these shares.
(8)

Includes 2,374,241 shares that the directors, nominees and executive officers have the right to acquire within sixty (60) days after the Record Date by exercising stock options or the vesting of restricted stock units or restricted stock awards, but excludes an additional 587,300 shares that the directors, nominees and executive officers will have the right to acquire upon the exercise of stock options or the vesting of restricted stock units or restricted stock awards, which may vest in installments more than sixty (60) days after the Record Date.

(9)

Excludes 300,000 shares of Common Stock in the form of restricted stock awards previously granted to Dr. Lu pursuant to his employment agreement dated September 22, 2009. An additional 300,000 shares of Common Stock in the form of restricted stock awards may be granted to Dr. Lu as long-term, performance incentives under his employment agreement. Such awards shall vest only if certain performance criteria are met. As of the Record Date, no such restricted stock awards have vested. For further discussion of these awards, including the performance criteria, see “Executive Compensation – Narrative to Summary Compensation Table and Plan-Based Awards Table – Employment Agreements.” The 600,000 shares of Common Stock in the form of restricted stock awards had a grant date fair value of $11.7 million on April 14, 2010.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors shall be determined from time to time by the Board, but may not be less than five nor more than seventeen. Currently, the Board has fixed the number of directors at seven. The Company’s Bylaws further provide for the election of each director at each annual meeting of stockholders.

The persons nominated have been nominated for election to the Board to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. All nominees are currently directors of the Company and have indicated their willingness to serve. Unless otherwise instructed, proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that any of the nominees should be unable or unwilling to serve as a director, proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

The seven nominees who receive the highest number of affirmative votes will be elected. The Board has adopted a policy requiring that in an uncontested election (such as the election held at this Annual Meeting), each nominee must agree that if elected, he or she will submit an irrevocable resignation promptly following the election if he or she fails to receive a majority of votes cast. An uncontested election means that there are as many candidates standing for election as there are vacancies on the Board. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes “WITHHELD.” See “Corporate Governance – Director Resignation Policy.”

None of the nominees were selected pursuant to any arrangement or understanding, other than that with the directors of the Company acting within their capacity as such. There are no family relationships among directors of the Company as of the date hereof, and, except as set forth below, as of the date hereof, no directorships are now, or in the past five years have been, held by any director in a company that has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The following table sets forth certain biographical information concerning the nominees of the Company as of the Record Date:

Nominees	Age	Position with the Company	Director Since
Raymond Soong	71	Director and Chairman of the Board	1992
C.H. Chen	69	Director and Vice Chairman of the Board	2000
Michael R. Giordano	66	Director	1990
L.P. Hsu	73	Director	2007
Keh-Shew Lu	66	President, Chief Executive Officer, and Director	2001
John M. Stich	71	Director	2000
Michael K.C. Tsai	59	Director	2010

Raymond Soong        Director and Chairman of the Board

Chair, Compensation Committee

Chair, Governance and Stockholder Relations Committee

Member, Risk Oversight Committee

Mr. Soong was appointed the Chairman of the Board of the Company in 1992. Mr. Soong is also the Chairman of the Board of LSC, Lite-On Technology Corporation, Silitech Technology Corporation, Leotek Technology Corporation and Lite-On IT Corporation and a board member of Actron Technology Corporation, Logah Technology Corporation and Co-Tech Copper Foil Corporation, each of which is a member or an affiliate of the Lite-On Group. In 1975, after serving as a senior engineer for RCA Corporation and as a chief engineer for Texas Instruments, Taiwan Limited (“TI Taiwan”), Mr. Soong, together with several of his co-workers, founded Taiwan Lite-On Electronic Co. Ltd. (“Taiwan Lite-On”), a manufacturer of electronic components and subsystems. Mr. Soong is a graduate of, and received an Honorary Doctorate from, the National Taipei University of Technology’s Electronic Engineering Department and also received an Honorary Doctorate from National Chiao Tung University.

As Chairman of the Boards of LSC, Lite-On Technology Corporation, Silitech Technology Corporation, Leotek Technology Corporation and Lite-On IT Corporation and a board member of Actron Technology Corporation, Logah Technology Corporation and Co-Tech Copper Foil Corporation, Mr. Soong has significant board experience, which provides him valuable insight on Board management. With his background in the semiconductor industry as a senior engineer for RCA Corporation and as a chief engineer for TI Taiwan, Mr. Soong also brings extensive experience and knowledge of the semiconductor industry to the Board.

C.H. Chen                Director and Vice Chairman of the Board

Chair, Risk Oversight Committee

Mr. Chen was appointed the Company’s Vice Chairman of the Board in June 2005. Mr. Chen is also the Chairman of the Board of Co-Tech Copper Foil Corporation and On-Bright Electronic Inc., Vice Chairman of the Board of LSC, and a board member of Lite-On Technology Corporation, Dynacard Corporation, and Actron Technology Corporation, each of which is a member or an affiliate of the Lite-On Group. Mr. Chen is also a board member of Kwong Lung Enterprise Co. Mr. Chen served as the Company’s President and Chief Executive Officer from 2000 until 2005. From 1969 to 1990, Mr. Chen held various positions at Texas Instruments Incorporated (“TI”), most recently as the Vice President of TI Taiwan. In 1990, he left TI to found Dyna Image Corporation, which merged with LSC in 2000. Mr. Chen received his Bachelor of Science degree in Mechanical Engineering from National Taiwan University.

Mr. Chen has extensive experience in the semiconductor industry, particularly in Asia, including as a director of several Asian semiconductor companies. This experience provides the Board with a valuable perspective on the current and future trends and challenges in the semiconductor industry in Asia. As the Company’s former President and Chief Executive Officer, Mr. Chen’s deep understanding of the Company enables him to provide advice to the Board on matters concerning the operations of the Company.

Michael R. Giordano    Director

Chair, Audit Committee (Financial Expert)

Mr. Giordano, CIMA, joined the private-banking firm of UBS Financial Services, Inc. as Senior Vice President-Investment Consulting when UBS AG acquired PaineWebber, Inc. in 2000. PaineWebber, Inc. had acquired his previous employer, Kidder Peabody and Co., Inc., by whom he was employed since 1979. Mr. Giordano advises corporations, foundations, trusts, and municipal governments in investments and finance. Mr. Giordano also served as Chairman of the Board and the Chief Executive Officer of the Leo D. Fields Co. from 1980 to 1990, when GWC Holdings acquired it, and, from 2001 to 2003, served as a board member of Professional Business Bank, a publicly traded corporation. Formerly a captain and pilot in the United States Air Force, Mr. Giordano received his Bachelor’s degree in Aerospace Engineering from California State Polytechnic University and his Master’s degree in Business Administration (Management and Finance) from the University of Utah. Mr. Giordano also completed post-graduate work in International Investments at Babson College and is certified by the Investment Management Consultants Association. He is also certified by the John E. Anderson Graduate School of Management, University of California at Los Angeles as a Corporate Director, having demonstrated understanding of directorship and corporate governance.

Mr. Giordano is an experienced leader who has worked in the financial sector for more than 32 years and possesses the skills necessary to lead the Company’s Audit Committee. As Senior Vice President-Investment Consulting with UBS Financial Services, Inc. since 1979, he has advised numerous public and private, profit and non-profit organizations in investments and finance. Mr. Giordano’s experience provides the Board with a wealth of knowledge in financial and accounting matters.

L.P. Hsu                Director

Member, Audit Committee

Member, Compensation Committee

Mr. Hsu has been Chairman of Philips Taiwan Quality Foundation since 2002 and a board member of Winbond Electronics Corporation since 1999. He also currently serves as a consultant to Lite-On Technology Corporation and a supervisor member of Nuvoton Technology Corporation. Previously, he served as a board member of Vanguard International Semiconductor Corporation from 2003 to 2012, a board member of ZyXEL Communications Corporation from 2006 to 2009, a board member of Lite-On Technology Corporation from 2004 to 2006, the Supervisor of the Board at Delta Electronics from 2000 to 2003, a board member of Taiwan Semiconductor Manufacturing Company Ltd. from 1991 to 2000, and the Vice Chairman and board member at HannStar Display from 1998 to 2000. He also served as the Chief Executive Officer of HannStar Display in 2001 and the Executive Vice President of Philips Taiwan Limited from 1989 to 1998. Since 1998, Mr. Hsu has been an Esteemed Chair Lecturer and Adjunct Professor at the College of Management at National Chiao-Tung University in Taiwan, where he served as Associate Professor from

1971 to 1972. Mr. Hsu completed the International Executive Program at International Institute for Management Development (IMD) and the Advanced Management Program at Harvard Business School and holds a Bachelor’s degree in Physics from National Cheng Kung University in Taiwan.

Having served as a senior executive at several technology companies, including as Chief Executive Officer of HannStar Display and Executive Vice President of Philips Taiwan Limited, Mr. Hsu has the experience to offer valuable insight to the Board on operational issues. Through his past and present services as a board member of several technology companies, including Taiwan Semiconductor Manufacturing Company Ltd., Lite-On Technology Corporation, Winbond Electronics Corporation, Vanguard International Semiconductor Corporation, ZyXEL Communications Corporation and HannStar Display, Mr. Hsu also has an understanding of the role of the Board in properly governing the Company. Having an extensive background in teaching business management at the National Chiao-Tung University in Taiwan, Mr. Hsu provides the Board with a rich knowledge of business management concepts and techniques.

Keh-Shew Lu            Director, President and Chief Executive Officer

Member, Risk Oversight Committee

Dr. Lu was appointed President and Chief Executive Officer of the Company in June 2005 after serving on the Board since 2001. Dr. Lu is also a board member of Lite-On Technology Corporation and Nuvoton Technology Corporation, two publicly held companies. Dr. Lu is the founding Chairman of the Asia American Citizen’s Council and a board member of the Texas Tech Foundation. From 2001 to 2005, Dr. Lu was a partner of the WK Technology Venture Fund. From 1998 to 2001, Dr. Lu served as Senior Vice President and General Manager of Worldwide Mixed-Signal and Logic Products of TI. His responsibilities included all aspects of the analog, mixed-signal and logic products for TI’s worldwide business, including design, process and product development, manufacturing and marketing. From 1996 to 1998, Dr. Lu was the manager of TI’s worldwide memory business. In addition, he served as the President of TI Asia from 1994 to 1997 where he supervised all of TI activities in Asia, excluding Japan. Dr. Lu holds a Bachelor’s degree in Electrical Engineering from the National Cheng Kung University in Taiwan, and a Master’s degree and a Doctorate in Electrical Engineering from Texas Tech University.

Having worked in the semiconductor industry for more than 39 years and, particularly, having served in various managerial and senior executive capacities at TI, Dr. Lu possesses a wealth of semiconductor management experience. Dr. Lu also is very knowledgeable in the role and function of the Board as a result of serving for many years as a board member of several public and private companies.

John M. Stich            Director

Member, Audit Committee

Member, Governance and Stockholder Relations Committee

Mr. Stich serves as the Honorary Consul-General of Japan in Dallas, a position to which he was appointed by the Ministry of Foreign Affairs in 2004. He also serves numerous non-profit organizations, including as a board member of the Japan America Society of Dallas/Fort Worth, a director of Numismatics International, a member of the Consular Corps of Dallas/Fort Worth, and a member of the Dallas-Sendai Friendship City Committee. Mr. Stich served as a board member of Spansion, Inc., a flash memory company, and as the chairman of the audit committee, a member of the nominating and corporate governance committee and a member of the compensation committee of that company from 2006 to 2010. From 2000 to 2006, he was the President and Chief Executive Officer of The Asian Network, a consulting business that helped high-technology companies establish and expand their business in Asia. Prior to this position, Mr. Stich was the Chief Marketing Officer for TI in Japan from 1994 to 1999, and Vice President of Semiconductors for TI Asia from 1991 to 1994. Mr. Stich joined TI in 1964 and has served in various management positions, including 24 years leading TI’s Asian business growth while living in Taipei, Hong Kong and Tokyo. Mr. Stich received his Bachelor’s degree in Electrical Engineering from Marquette University.

With decades of managerial experience at TI in the semiconductor industry, Mr. Stich brings to the Board demonstrated management skills at senior levels. His position as the President and Chief Executive Officer of The Asian Network and his position as the Chief Marketing Officer for TI in Japan and Vice President of Semiconductors for TI Asia give Mr. Stich critical insight into marketing and product management of semiconductor products in Asia. He has served on the Board and the Audit Committee of the Company for the past 12 years. In addition, with service as chairman of the audit committee, as well as a member of both the nominating and corporate governance committee and the compensation committee at Spansion Inc., Mr. Stich possesses valuable experience in accounting principles, financial reporting rules and regulations, corporate governance and director and executive compensation.

Michael K.C. Tsai        Director

Member, Compensation Committee

Member, Governance and Stockholder Relations Committee

Mr. Tsai has been the Chairman of the Board of Maxchip Electronics Corp. since 2008 and the Chairman of the Board of Zentel Electronics Corp. since 2010. He has been a director of Powerchip Semiconductor Corp. since 1994 and served as its Vice Chairman from 2003 to 2012. Mr. Tsai was the Chairman of the Board of uPI Semiconductor Corp. from 2007 to 2011 and the Chairman of the Board and the Chief Executive Officer of Elitegroup Computer Systems, Inc. from 1991 to 1994 From 1990 to 1994, he served as a board member and an investor representative of Tailink Venture Corp. He was the President and Chief Executive Officer of Esprit Systems, Inc. from 1989 to 1990. He held numerous executive positions in sales, marketing, planning and general management with the Acer Group from 1978 to 1988. Mr. Tsai began his career as an electronic design engineer with Tatung Corp. in 1977. Mr. Tsai received his Bachelor’s degree in Control Engineering and Computer Science from National Chiao-Tung University in Taiwan in 1975.

Mr. Tsai’s decades of experience serving on the boards of numerous technology and semiconductor companies, and holding various management positions in companies in the technology and semiconductor industry, provide an insightful view of the semiconductor industry to the Board. Mr. Tsai also brings a range of boardroom experience and corporate governance knowledge to further strengthen the operation of the Board.

See “Security Ownership of Certain Beneficial Owners and Management” and “Corporate Governance – Certain Relationships and Related Transactions” for a discussion of the relationships among Actron Technology Corporation, Co-Tech Copper Foil Corporation, Dynacard Corporation, Logah Technology Corporation, Lite-On Technology Corporation, Lite-On IT Corporation, LSC, On-Bright Electronic Inc., and the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN NOMINEES TO THE BOARD SET FORTH ABOVE.

CORPORATE GOVERNANCE

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Stockholder Relations Committee, and the Risk Oversight Committee (the “Committees”). Each Committee consists of two or more directors who serve at the discretion of the Board. The Board usually makes Committee and Committee chair assignments annually at its meeting immediately following the Company’s annual meeting of stockholders. The current composition of each Committee is as follows:

Directors	Audit Committee	Compensation Committee	Governance and Stockholder Relations Committee	Risk Oversight Committee
Raymond Soong (1)		Chair	Chair	Member
C. H. Chen (1)				Chair
Michael R. Giordano (1)	Chair (2)
L.P. Hsu (1)	Member	Member
Keh-Shew Lu				Member
John M. Stich (1)	Member		Member
Michael K.C. Tsai (1)		Member	Member

(1)	Independent director (as determined by the Board under the rules of the NASDAQ Stock Market LLC (“Nasdaq”) and, in the case of members of the Audit Committee, the rules of the SEC).
(2)	Qualifies as “audit committee financial expert” as the term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

Director Independence. The Board has determined that six of the seven current directors are “independent directors” as shown in the above table, and as the term “independent director” is defined under the rules of Nasdaq. The Board also has determined that each member of its Audit Committee, Compensation Committee and Governance and Stockholder Relations Committee meets the applicable independence requirements prescribed by Nasdaq and the SEC.

Audit Committee. The Audit Committee makes recommendations to the Board regarding the engagement of the Company’s independent registered public accounting firm, reviews the plan, scope and results of the audit, reviews the Company’s policies and procedures with the Company’s management concerning internal accounting and financial controls, and reviews changes in accounting policy and the scope of the non-audit services, which may be performed by the Company’s independent registered public accounting firm. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company’s employees. The “Audit Committee Report” section of this Proxy Statement describes in more detail the Audit Committee’s responsibilities, particularly with regard to the Company’s financial statements and its interactions with the Company’s independent registered public accounting firm.

The Board has determined that each member of the Audit Committee is “independent,” as that term is defined under the rules of Nasdaq and the SEC, and is able to read and understand fundamental financial statements. The Board also has determined that Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC.

Compensation Committee. The Compensation Committee makes recommendations to the Board regarding compensation, benefits and incentive arrangements for the Chief Executive Officer and other officers and key employees of the Company. The Compensation Committee also administers the 2001 Omnibus Equity Incentive Plan (“2001 Incentive Plan”), the Company’s 401(k) profit sharing plan (the “401(k) Plan”) and the Company’s non-qualified deferred compensation plan, and will administer the proposed 2013 Equity Incentive Plan, if it is approved by the stockholders of the Company. The Board has determined that each member of the Compensation Committee is “independent” as that term is defined under the rules of Nasdaq.

Governance and Stockholder Relations Committee. The principal purposes of the Governance and Stockholder Relations Committee (the “Governance Committee”) are to help ensure that the Board (i) identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board, and (ii) selects the nominees for the next annual meeting of stockholders. The Board has determined that each member of the Governance Committee is “independent” as that term is defined under the rules of Nasdaq.

Risk Oversight Committee. The Risk Oversight Committee assists the Board in overseeing the Company’s risk management process by (i) overseeing the Company’s efforts to align its management of risks with its strategic objectives, (ii) overseeing the establishment and implementation of a risk oversight framework, and (iii) reviewing the effectiveness of the risk oversight framework in the identification, assessment, monitoring, management and disclosure of significant risks. The Risk Oversight Committee’s assistance provides a reasonable assurance that processes are in place to identify, assess, monitor, manage and disclose risks that may have a material adverse effect on the achievement of the Company’s strategic objectives.

Charters of the Committees. All four Committees operate pursuant to written charters, current copies of which are available on the Company’s website, at www.diodes.com, in the “Investors – Corporate Governance” section.

Meetings of the Board and Committees

The following table represents the number of meetings and actions taken by written consent of the Board and the Committees in 2012:

	Meetings Held	Action by Written Consent
Board	5	6
Audit Committee	7	1
Compensation Committee	3	2
Governance Committee	2	1
Risk Oversight Committee	3	1

Each person who was a director of the Company or a member of a Committee was present for at least 75% of the meetings of the Board and all such Committees held during 2012.

It is the policy of the Company to require Board members to attend the annual meetings of stockholders, if practicable. With the exception of Mr. Soong, each director attended the 2012 annual meeting of stockholders.

Board Leadership Structure

The Chairman of the Board conducts each Board meeting and sets the agenda of each Board meeting after consulting with the Chief Executive Officer and members of the Board. The Chairman of the Board also has the responsibility, in conjunction with the Chief Executive Officer, to establish effective communications with the Company’s stakeholders, including stockholders, customers, employees, communities, suppliers, creditors, governments and corporate partners. The Vice Chairman of the Board has the responsibility to assist the Chairman of the Board in fulfilling these responsibilities.

Although the Board has no policy requiring the separation of the position of the Chairman of the Board and the position of the Chief Executive Officer of the Company, each position is currently held by a different person. Since the early 1990s, the Board has chosen to separate these positions because the Board believes that each position is meant to oversee different tasks. The Chairman of the Board should devote his time to managing the affairs of the Board and, along with fellow members of the Board, to overseeing the Chief Executive Officer and the senior management of the Company. The Chief Executive Officer should devote his time to managing the daily business operations of the Company along with senior management of the Company. The Board currently believes that the separation of the position of the Chairman of the Board and the Chief Executive Officer of the Company is the best solution to govern the Company efficiently.

Nominating Procedures and Criteria and Board Diversity

Among its functions, the Governance Committee considers and approves nominees for election to the Board. In addition to the candidates proposed by the Board or identified by the Governance Committee, the Governance Committee considers candidates for director suggested by stockholders provided such recommendations are made in accordance with the procedures set forth under “Proposals of Stockholders and Stockholder Nominations for 2014 Annual Meeting.” Stockholder nominations that comply with these procedures and meet the criteria outlined below will receive the same consideration that the Governance Committee’s nominees receive.

Essential criteria for all candidates considered by the Governance Committee include the following:

•	integrity and a commitment to ethical behavior;

•	personal maturity and leadership skills in industry, education, the professions, or government;

•	independence of thought and willingness to deal directly with difficult issues;

•	fulfillment of the broadest definition of diversity, seeking diversity of thought; and

•	broad business or professional experience, with an understanding of business and financial affairs, and the complexities of business organizations.

In evaluating candidates for certain Board positions, the Governance Committee evaluates additional criteria, including the following:

•	renowned technologist with scientific accomplishment in engineering, chemistry, solid state physics or electronics;

•	senior management experience and expertise, especially from leadership roles in semiconductor, information technology or electronics corporations;

•	financial or accounting expertise, generally and as necessary to fulfill the financial requirements of the SEC and Nasdaq regulations;

•	leadership experience in other industries to help the Company better understand the care-abouts in key, targeted industries; and

•	experience in investment banking, commercial lending or other financing activities.

In selecting nominees for the Board, the Governance Committee evaluates the general and relevant specialized criteria set forth above prior to commencement of the recruitment process, determines whether a nominee fulfills the independent requirements of the SEC and Nasdaq, evaluates recommendations received from other existing members of the Board, reviews the education of the nominee, evaluates the quality of experience and achievement of the nominee, reviews the nominee’s current or past membership on other companies’ boards, determines that the nominee has the ability and the willingness to spend the necessary time required to function effectively as a director (except in extraordinary circumstances, no director shall serve on the board of more than four other public companies), and determines that the nominee has a genuine interest in representing the stockholders and the interests of the Company overall.

If the Governance Committee is evaluating a nominee for re-election, the Governance Committee will review the nominee’s performance, including the following: availability for and attendance at meetings, contribution to Board processes such as information gathering and decision making, accessibility for communications with other directors and management, participation in Committee activities, depth of knowledge of the Company and its industry, the Company’s performance during the nominee’s previous term, in light of the role played by the Board and the nominee in guiding management, and any specialized expertise or experience that has contributed or may contribute to the functioning of the Board or the success of the Company.

The Governance Committee believes that the Board should include individuals with a broad range of relevant professional expertise, experience and education and reflect the diversity and cultural and geographical perspectives of the Company’s employees, customers and suppliers.

The Governance Committee, as well as the full Board, has recommended the Board’s nominees for election at the Meeting. Stockholders have not proposed any candidates for election at the Meeting.

Director Resignation Policy

Under the Company’s director resignation policy, promptly following the receipt of the final report from the Inspector of Elections relating to an election of directors of the Company (other than elections in which the number of nominees exceeds the number of directors to be elected), any nominee who receives a greater number of votes “WITHHELD” from his election than votes “FOR” his election, will tender his resignation for consideration by the Board. Subject to certain conditions, the Governance Committee will meet to consider the tendered resignation and make recommendation to the Board concerning the action, if any, to be taken with respect to the director’s resignation.

The Board will consider and act upon the Governance Committee’s recommendation within 90 days of certification of the vote at the Meeting. In considering the director’s resignation, the Governance Committee and the Board will consider all factors they deem relevant, including, without limitation, the underlying reason for the vote result, if known, the director’s contributions to the Company during his tenure, and the director’s qualifications. The Board may accept the resignation, refuse the resignation, or refuse the resignation subject to such conditions designed to cure the underlying cause as the Board may impose. Within four business days of the decision regarding the tendered resignation, the Company will file with the SEC a report on Form 8-K disclosing the decision with respect to the resignation, describing the deliberative process and, if applicable, the specific reasons for rejecting the tendered resignation.

Communications with Directors

You may communicate with the chair of our Audit Committee, our Compensation Committee, our Governance Committee or our Risk Oversight Committee, or with our independent directors individually or as a group, by writing to any such person or group c/o Richard D. White, Secretary, Diodes Incorporated, 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024.

Communications are distributed to the Board, or to any individual director, depending on the facts and circumstances set forth in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, including, but not limited to, the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; résumés and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, provided that any communication that is not distributed will be made available to any independent director upon request.

Communications that include information that would be better addressed by the Company’s ethics and compliance hotline, supervised by the Audit Committee at (866) 913-2994, will be delivered to the Audit Committee.

New Policies Adopted in 2013

Hedging Policy

In 2013, the Board amended the Company’s insider trading policy to prohibit all executive officers and directors of the Company from engaging in any hedging or monetization transactions involving the Company’s securities, including zero cost collars, forward sale contracts, and trading in options, puts, calls, or other derivative instruments related to the Company’s Common Stock.

No executive officers or directors of the Company currently are parties to a hedge with respect to any shares of Common Stock of the Company held by them.

Pledging Policy

In 2013, the Board adopted an amendment to the Company’s insider trading policy to prohibit executive officers and directors from pledging the Company’s securities. Acquiring shares on margin also is prohibited.

No executive officers or directors currently are parties to a pledge of any shares of the Common Stock of the Company.

Stock Ownership Policy

Stock Ownership Policy for Directors. In 2013, the Board revised its stock ownership policy previously adopted in 2007 for non-employee directors in order to further align the interests of our directors with the long-term interests of our stockholders. The stock ownership policy provides that all non-employee directors are required to acquire (and thereafter throughout the term of appointment maintain ownership of) a minimum number of shares of Common Stock with a value equal to three times the annual retainer received by them as directors within three years of the later of (1) the adoption of this stock ownership policy or (2) their respective appointment or initial election.

All of the directors are currently or are expected to be in compliance with our stock ownership policy in accordance to the time frame requirements.

Stock Ownership Policy for Executive Officers. In 2013, the Board adopted a stock ownership policy for certain of our executive officers in order to further align the interests of our key executive officers with the long-term interests of our stockholders.

The stock ownership policy provides that all individuals holding the positions with the Company listed below are required to acquire (and thereafter throughout the term of employment maintain ownership of) a minimum number of shares of Common Stock with a value equal to the multiple of such executive officer’s annual base salary (excluding bonus) within five years of the later of (1) the adoption of this stock ownership policy or (2) their respective appointment (other than a newly-appointed Chief Executive Officer, who has seven years to comply), as follows:

Position	Multiple of Salary
Chief Executive Officer of the Company	6 times annual base salary (excluding bonus)
Senior Vice President or Vice President	2 times annual base salary (excluding bonus)

All of the executive officers are currently or are expected to be in compliance with our stock ownership policy in accordance to the time frame requirements.

For purposes of this stock ownership policy, stock ownership includes any shares owned by an executive officer or director or his or her immediate family members or held by him or her as part of a tax or estate plan in which the executive officer or director retains beneficial ownership. The value of shares held is calculated once per year, on the last business day of the fiscal year. For purposes of determining compliance with this stock ownership policy, “value” means an assumed per share value based on the closing price of Common Stock on the last business day of the fiscal year. An executive officer or director subject to this stock ownership policy is not required to acquire shares of Common Stock in accordance with this policy if acquisition at such time would result in a violation of the Company’s insider trading policy, in which event the executive officer or director is required to comply with this stock ownership policy as soon as reasonably feasible thereafter. A hardship exception is available at the discretion of the Compensation Committee, but no exceptions have been solicited or granted to date.

If any executive officer or director was determined to own less than the minimum number of shares of Common Stock, such executive officer or director shall have the two open periods after the two subsequent “Blackout Periods” to obtain the minimum number of shares of Common Stock. Blackout Period is (i) a period starting on the first day of the third month (March 1, June 1, September 1, December 1) in each calendar quarter and ending two business days after earnings for that calendar quarter have been publicly released (trading can begin on the third day after announcement); and (ii) any other period of significant corporate activity designated from time to time by the Company.

Stock Retention Policy

In 2013, the Board adopted a policy on stock retention for executive officers and directors of the Company. In addition to the stock ownership policy described above, under which each executive officer or director must maintain a certain multiple of his or her annual base salary or annual retainer throughout the term of employment or appointment, each executive officer or director who acquires shares of our Common Stock through the exercise of a stock option shall retain 33% of the “net” shares acquired (i.e., net of the tax impact of the stock option exercise) until the earlier to occur of the first anniversary of the date of exercise or the date the individual ceases to be an executive officer or director. This stock retention policy applies to all stock option grants awarded to executive officers or directors.

Executive Officers of the Company

None of the executive officers were selected pursuant to any arrangement or understanding, other than that with the executive officers of the Company acting within their capacity as such. Executive officers serve at the discretion of the Board. The following table sets forth certain biographical information concerning the Company’s executive officers as of the Record Date:

Name	Age	Position with the Company
Keh-Shew Lu (1) (2)	66	President, Chief Executive Officer and Director
Richard D. White(1)	65	Chief Financial Officer, Secretary and Treasurer
Mark A. King (1)	54	Senior Vice President, Sales and Marketing
Joseph Liu (1)	70	Senior Vice President, Operations
Hans Rohrer	64	Senior Vice President, Business Development
Clemente Beltran	43	Vice President, Corporate Supply Chain/Planning, Outsourcing and Quality
Chieh Chang	60	Vice President
Colin Greene	56	Europe President and Vice President, Europe Sales and Marketing
Julie Holland	51	Vice President, Worldwide Analog Products
Edmund Tang (1)	65	Vice President, Corporate Administration
Francis Tang	58	Vice President, Worldwide Discrete Products

(1)	These five executive officers are the Company’s NEOs. See “Compensation Discussion and Analysis – Executive Summary.”
(2)	See “Proposal One – Election of Directors” for biographical information regarding Dr. Keh-Shew Lu.

Richard D. White    Chief Financial Officer, Secretary and Treasurer

Mr. White was appointed the Company’s Chief Financial Officer in May 2009. From 2006 to 2009, he served as Senior Vice President, Finance. Mr. White has 33 years of senior level finance experience, including 25 years at TI, where he served as Vice President of Finance and Production Planning for MOS memory, Controller for TI’s Asia Pacific Division in Singapore, and various other financial positions in the United States, France and Germany. From 1999 to 2005, he served as the Chief Financial Officer for Optisoft, Inc., and from 2005 to 2006, he served as a Partner of Tatum, LLC. Mr. White, a licensed certified public accountant, holds a Bachelor’s degree in Electrical Engineering from Oklahoma State University and an MBA from the University of Michigan.

Mark A. King        Senior Vice President, Sales and Marketing

Mr. King was appointed to his current position in 2005. He previously served as the Company’s Vice President, Sales and Marketing from 1998 to 2005 and Vice President, Sales from 1991 to 1998. Prior to joining the Company, Mr. King served for nine years in various sales management positions at Taiwan Lite-On. Mr. King holds a Bachelor’s degree in Business Administration from the University of Arizona.

Joseph Liu            Senior Vice President, Operations

Mr. Liu was appointed to his current position in 2000. He previously served as the Company’s Vice President, Far East Operations from 1998 to 2000, Vice President, Operations from 1994 to 1998, Chief Financial Officer, Secretary and Treasurer from 1990 to 1998 and Vice President, Administration from 1990 to 1994. Prior to joining the Company, Mr. Liu held various management positions with TI Taiwan since 1970, including Planning Manager, Financial Planning Manager, Treasury Manager, Cost Accounting Manager and General Accounting Manager, including a one-year assignment in TI Dallas from 1979 to 1980. He was the Controller of TI Asia in Singapore and Hong Kong from 1981 to 1986, Financial Planning Manager of TI Latin America Division (for TI Argentina, TI Brazil and TI Mexico) in Dallas from 1986 to 1989 and Chief Coordinator of Strategic Business Systems for TI Asia Pacific Division in Dallas from 1989 to 1990. Mr. Liu holds an Executive MBA from Pepperdine University.

Hans Rohrer        Senior Vice President, Business Development

Mr. Rohrer was appointed to his current position in 2008. He previously served as the Chief Executive Officer of Zetex plc from 2006 until it was acquired by the Company in June 2008. He began his career in research and development at Diehl Data Systems before working at TI from 1976 to 1980, where he held a variety of engineering and marketing positions. From 1980 to 1998, Mr. Rohrer held several senior managerial positions at National Semiconductor Corporation (“NSM”) and led NSM’s European organization from 1990 to 1998 as vice president and general manager. From 1998 to 2002, Mr. Rohrer served as President of Taiwan Semiconductor Manufacturing Company Limited (“TSMC”) – Europe. Mr. Rohrer was the President and Chief Executive Officer of Acuid Corporation from 2002 until joining Zetex plc in 2006. Mr. Rohrer holds a Master’s degree in Electronics from Aalen University and received further business and management education from Stanford University and INSEAD.

Clemente “Clay” Beltran        Vice President, Corporate Supply Chain/Planning, Outsourcing and Quality

Mr. Beltran was appointed to his current position in December 2011. Prior to joining the Company, he served as Vice President of Business Development in 2011 for Semtech Corporation after serving as its Vice President of Worldwide Operations from 2006 to 2010. Prior to Semtech, Mr. Beltran served as Director of Worldwide Operations Planning and Backend Operations for Intersil Corporation from 2002 to 2006. He served as Director of Operations for Elantec Semiconductor, Inc., a manufacturer of analog integrated circuits from 1999 until that company was acquired by Intersil in 2002. He holds a Bachelor’s degree in Mathematics from UCLA, as well as an MBA from Pepperdine University.

Chieh Chang        Vice President

Mr. Chang was appointed to his current position in March 2013 upon the Company’s acquisition of BCD Semiconductor Manufacturing Limited. Mr. Chang was one of the founders of BCD and served as BCD’s Chief Executive Officer from 2008 to March 2013 and as a Board member from 2001 to March 2013. Mr. Chang currently also serves on the board of directors of Oplink Communications, Inc. From 2004 to 2008, Mr. Chang served on the board of directors of Genesis Microchip Inc., a publicly traded semiconductor company acquired by ST Microelectronics NV. From 2000 to 2003, he was the Chief Executive Officer of Programmable Microelectronics Corporation (subsequently Chingis Technology Corporation), a fabless semiconductor design company acquired by Integrated Silicon Solution, Inc. From 1992 to 1996, he was the Director of Technology at Cirrus Logic, Inc., a semiconductor company. Mr. Chang received a Bachelor’s degree in Electrical Engineering from National Taiwan University and an Master’s degree in Electrical Engineering from the University of California, Los Angeles.

Colin Greene        Europe President and Vice President, Europe Sales and Marketing

Mr. Greene was appointed to his current position in 2008 upon the Company’s acquisition of Zetex plc. From 1997 to 2008, Mr. Greene held several management positions with Zetex. He served on the Zetex’ board of directors as an executive director from 2004 until joining the Company and served as Director of Marketing from March 2004 to December 2004 and thereafter as Chief Operating Officer. Prior to Zetex, he spent ten years with NSM, most recently as European Marketing Manager for all analog products. Mr. Greene holds a Bachelor’s degree with honors in Electrical Engineering from Aston University.

Julie Holland        Vice President, Worldwide Analog Products

Ms. Holland joined the Company in 2008. She previously spent over 20 years at TI where she held several key management roles, last serving as director and general manager of the Connectivity Solutions business unit prior to her departure in 2007. Her responsibilities included leading business and technical teams in the United States, Asia and Japan in the development, production and marketing of multiple analog and interface product lines. Prior to joining the Connectivity Solutions business unit, Ms. Holland served at TI as Director, Worldwide Bus Solutions from 2000 to 2001 and as Director, Computer Peripheral and Control Products from 1997 to 1999. She earned her Bachelor’s degree in Physics and Mathematics at Northwestern University and her Master’s degree in Engineering Management at Southern Methodist University. She is an alumna of Leadership America and Leadership Texas, and was named a Fellow of the International Women’s Forum Leadership Foundation.

Edmund Tang        Vice President, Corporate Administration

Mr. Tang was appointed to his current position in 2006. He has 31 years of managerial and engineering experience, including 25 years at TI, where he last served as its Vice President and global memory quality manager of the world-wide MOS memory operation from

1997 to 2001, and prior to that he was TI’s Vice President and General Manager of Asia memory operations. From 2002 to 2006, Mr. Tang served as the Asia President of FSI International Inc. (“FSI”), a global supplier of wafer cleaning and processing technology, responsible for FSI’s business in Taiwan, Singapore, South Korea, and China. Mr. Tang holds a Bachelor’s degree in Electrical Engineering from the National Cheng Kung University in Taiwan and a Master’s degree in Electrical Engineering from Southern Methodist University.

Francis Tang        Vice President, Worldwide Discrete Products

Mr. Tang was appointed to his current position in 2006. He previously served as the Company’s Global Product Manager since 2005. From 2002 until joining the Company, Mr. Tang served as general manager of T2 Microelectronics in Shanghai, China where he managed complex mixed-signal SOC product development. From 1996 to 2001, Mr. Tang was the senior strategic marketing director for Acer Labs, Inc. USA, and prior to that, he was employed by NSM for 17 years, where he held various management positions in analog and mixed-signal circuit design, applications and strategic marketing. Mr. Tang holds a Master’s degree in Electrical Engineering from University of Missouri – Rolla.

Compensation of Directors

The following table sets forth the compensation for each director, who is not a NEO, for service in 2012:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (1)(2) (c)	Option Awards ($) (1)(2) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Raymond Soong	80,000	414,305	—	—	—	—	494,305
C.H. Chen	80,000	283,269	—	—	—	—	363,269
Michael R. Giordano	100,000	82,861	—	—	—	—	182,861
L.P. Hsu	90,000	82,861	—	—	—	—	172,861
John M. Stich	90,000	82,861	—	—	—	—	172,861
Michael K.C. Tsai	80,000	82,861	—	—	—	—	162,861

(1)

These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each director has actually realized a financial benefit from the awards. The value of the equity awards in column (c) and (d) is based on the grant date fair value calculated in accordance with the amount recognized for financial statement reporting purposes. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for stock awards include restricted stock units (“RSUs”) and are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. Amounts reported for stock options are determined using the Black-Scholes-Merton option-pricing model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 13, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2013, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value. All stock and option awards vest in four equal annual installments.

(2)

Under the Company’s 2012 director compensation plan, each non-employee director listed in the table above was granted an award of 4,300 RSUs on May 21, 2012, except Mr. Raymond Soong, Chairman of the Board, and Mr. C.H. Chen, Vice Chairman of the Board, who were granted awards of 21,500 and 14,700 RSUs, respectively, on May 21, 2012. Each of these awards to the Company’s non-employee directors, except Mr. Soong and Mr. Chen, had a grant date fair value of $82,861. Awards to Mr. Soong and Mr. Chen had grant date fair values of $414,305 and $283,269, respectively.

The following table shows the aggregate number of shares underlying outstanding restricted stock units and outstanding stock options held by non-employee directors as of December 31, 2012:

Name	Restricted Stock Units (#)	Stock Options (#)
Raymond Soong	60,188	347,625
C.H. Chen	41,188	84,375
Michael R. Giordano	12,038	72,750
L.P. Hsu	12,038	—
John M. Stich	12,038	66,500
Michael K.C. Tsai	10,425	—

Since 2007, each non-employee director of the Company has received a quarterly retainer of $20,000, the Chairman of the Audit Committee has received an additional $5,000 quarterly retainer, and each other member of the Audit Committee has received an additional $2,500 quarterly retainer.

In addition, the following amounts of RSUs, which vest in four equal annual installments commencing on the first anniversary of the date of grant, were granted in 2012 to each non-employee director:

•	Chairman of the Board: 21,500 shares;

•	Vice Chairman: 14,700 shares; and

•	All other directors: 4,300 shares.

The Board may modify such compensation in the future.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, the Compensation Committee consisted of three directors: Raymond Soong (Chairman), L.P. Hsu, and Michael K.C. Tsai. During 2012, no executive officer of the Company served on the compensation committee (or equivalent) of the Board of Directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

Report of the Audit Committee

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee comprised of three of the Company’s directors, Michael R. Giordano (Chairman), L.P. Hsu and John M. Stich. Each member of the Audit Committee meets the independence and experience requirements of Nasdaq and the independence requirements of the SEC. Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2012; and

•	obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”); and

•

received and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board as currently in effect (“Independence Discussions with Audit Committees”), and reviewed and discussed with the independent registered public accounting firm whether the rendering of the non-audit services provided by them to the Company during fiscal 2012 was compatible with their independence.

The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held seven (7) meetings during fiscal 2012, and took action by written consent on one (1) occasion.

In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent. Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC. The Audit Committee also has recommended, and the Board also has approved, the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Dated: April 17, 2013	THE AUDIT COMMITTEE

Michael R. Giordano, Chairman
L.P. Hsu
John M. Stich

Code of Ethics

The Company has adopted a Code of Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions of the Company. The Code of Ethics is available on the Company’s website at www.diodes.com in the “Investors – Corporate Governance” section. The Company intends to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on the Company’s website within four business days following the date of such amendment or waiver.

Certain Relationships and Related Transactions

Policy Regarding Related Person Transactions

The Audit Committee has adopted a written policy (the “Policy”) to review any transaction (a “related person transaction”) in which the Company was, or is to be, a participant and in which any director, executive officer, nominee for director or beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company, or any immediate family member of any such person, has a direct or indirect material interest. The Policy requires the following:

•

the Audit Committee shall review any proposed agreement or arrangement relating to a related person transaction or series of related person transactions, and any proposed amendment to any such agreement or arrangement;

•

the Audit Committee shall establish standards for determining whether the transactions covered by such proposed agreement or arrangement are on terms no less favorable to the Company than could be obtained from an unrelated third party (“fair to the Company”);

•

before the Company enters into any such proposed agreement or arrangement, and at least annually thereafter, the Company’s internal audit department shall report to the Audit Committee whether the transactions covered by such agreement or arrangement are fair to the Company under the standards established by the Audit Committee;

•

the Audit Committee shall make all reasonable efforts (taking into account the cost thereof to the Company) to cancel or to renegotiate any such agreement or arrangement which is not so determined to be fair to the Company; and

•	the Company will disclose any related person transactions required to be disclosed by the rules promulgated by the SEC, in the manner so required.

Relationships and Transactions

The Audit Committee reviews all related party transactions for potential conflict of interest situations on an ongoing basis, in accordance with such procedures as the Audit Committee may adopt from time to time. We believe that all related party transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties.

We conduct business with two related companies, LSC and Keylink International (B.V.I.) Inc. LSC is our largest stockholder and is a member of the Lite-On Group of companies. C.H. Chen, our former President and Chief Executive Officer and current Vice Chairman of our Board, is also Vice Chairman of LSC and Lite-On Technology Corporation. Mr. Chen is also the Vice Chairman of Dynacard Corporation, the Chairman of Co-Tech Copper Foil Corporation, the Chairman of On-Bright Electronic Inc., and a board member of Actron Technology Corporation, each of which is a member or an affiliate of the Lite-On Group. In addition, Raymond Soong, the Chairman of our Board, is the Chairman of LSC and is also the Chairman of Lite-On IT Corporation and Lite-On Technology Corporation, a significant shareholder of LSC. Mr. Soong also serves on the board of Actron Technology Corporation, Logah Technology Corporation and Co-Tech Copper Foil Corporation, each of which is a member or affiliate of the Lite-On Group. Dr. Keh-Shew Lu, our President and Chief Executive Officer and a member of our Board, is a board member of Lite-On Technology Corporation. L.P. Hsu, a member of our Board, serves as a consultant to Lite-On Technology Corporation and was previously a board member of Lite-On Technology Corporation. The Company considers its relationship with LSC to be mutually beneficial, and the Company plans to continue its strategic alliance with LSC.

Keylink International (B.V.I.) Inc., and its subsidiaries and affiliates (“Keylink”), is our 5% joint venture partner in our Shanghai manufacturing facilities.

We sold products to LSC totaling 1.1% of our net sales for the years ended December 31, 2012, 2011 and 2010. Also for the years ended December 31, 2012, 2011 and 2010, 3.0%, 5.0% and 7.0%, respectively, of our net sales were from semiconductor products purchased from LSC for subsequent sale, making LSC our largest supplier. We also rented warehouse space in Hong Kong, which the lease term ended Mach 2011 from a member of the Lite-On Group.

We sell products to, and purchase inventory from, companies owned by Keylink. We sold products to companies owned by Keylink, totaling 3%, 2% and 3% of net sales for the years ended December 31, 2012, 2011 and 2010, respectively. Also for the years ended December 31, 2012, 2011 and 2010, 1.0%, 1.0% and 2.0%, respectively, of our net sales were from semiconductor products purchased from companies owned by Keylink. In addition, our subsidiaries in China lease our Shanghai manufacturing facilities from, and subcontract a portion of their manufacturing process (metal plating and environmental services) to, Keylink. We also pay a consulting fee to Keylink. The aggregate amounts for these services for the years ended December 31, 2012, 2011 and 2010 were $16.0 million, $17.0 million and $14.0 million, respectively.

Prior to the Company obtaining a controlling financial interest in Eris Technology Corporation (“Eris”), it treated Eris as a related party. The Company subcontracts to Eris some of its wafers for assembly and test and also purchases finished goods not sourced from the Company’s wafers. With respect to assembly and test fees and the finished goods purchases, the Company paid Eris approximately $10 million, $16 million and $18 million for the years ended December 31, 2012, 2011 and 2010, respectively. On August 31, 2012, the Company obtained approximately 51% of the outstanding common stock of Eris and consolidated Eris beginning September 1, 2012.

See “Risk Factors – We receive a significant portion of our net sales from two customers, one of which is our largest external supplier and both of which are related parties. The loss of these customers or suppliers could harm our business, results of operations and financial condition.” in Part I, Item 1A and Note 14 of “Notes to Consolidated Financial Statements” of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2013 for additional information.

Notwithstanding such relationships and transactions, the Board has determined that each of Messrs. Chen, Hsu and Soong is independent under the rules of Nasdaq and the SEC.

Mr. Kevin Chou, the son-in-law of Dr. Keh-Shew Lu, the Company’s President, Chief Executive Officer and a member of the Board, has been employed by the Company as a Senior Financial Analyst since August 2009. In 2012, the Company paid Mr. Chou a base salary of $112,400 and a discretionary bonus of $6,800, and awarded him 1,200 restricted stock units which vest in four equal annual installments.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports.

Specific due dates for these reports have been established by the SEC, and the Company is required to report any failure to file on a timely basis. Based solely upon review of copies of reports filed by the Company’s directors and executive officers with the SEC during the most recent fiscal year ended December 31, 2012, all reports required to be filed in 2012 were filed timely except for the late filing of a Form 4 by Mr. Beltran on July 12, 2012 for a stock award granted on July 6, 2012.

PROPOSAL TWO

EXECUTIVE COMPENSATION

At the Meeting, the stockholders are being asked to approve the compensation of the NEOs as disclosed below pursuant to the compensation disclosure rules of the SEC, including the information in “Compensation Discussion and Analysis” and in the Summary Compensation Table and other related tables and narrative disclosure below in “Executive Compensation.”

At the Company’s 2012 annual meeting of the stockholders, the Company’s stockholders voted in favor of providing stockholders an advisory vote on the approval of the compensation of the Company’s NEOs on an annual basis.

As discussed below, our executive compensation programs are designed to attract, retain and motivate executives who are critical to our long-term growth and profitability. Under these programs, our executives are incentivized to achieve Company performance goals and individual objectives established by the Compensation Committee, without encouraging undue or unreasonable risk-taking.

The Compensation Committee reviews our executive compensation programs annually to ensure they align executive compensation with the interests of our stockholders and current market practices. See “Compensation Discussion and Analysis” and “Executive Compensation” for information about our executive compensation programs, including information about the fiscal 2012 compensation of the NEOs.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation philosophy and decisions described in “Compensation Discussion and Analysis” and “Executive Compensation.”

Approval of the compensation paid to the NEOs, as disclosed below pursuant to the compensation disclosure rules of the SEC, requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting.

This vote is advisory and is not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will review the result of the vote and take it into consideration when making future decisions regarding executive compensation.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN “COMPENSATION DISCUSSION AND ANALYSIS” AND “EXECUTIVE COMPENSATION.”

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis explains the Company’s compensation objectives and philosophy, as well as how and why compensation decisions were made in 2012 for each person who served as the Company’s principal executive officer or principal financial officer during 2012 and the Company’s three other most highly compensated executive officers (collectively, the “NEOs”). This section also explains how the compensation of NEOs is aligned with the interests of the Company’s stockholders and places in perspective the executive compensation information contained in the tables that follow this discussion.

Executive Summary

The Company has eleven executive officers. These executives have the broadest job responsibilities and policy-making authority in the Company. The Company has a very complex structure with manufacturing entities in Asia, United States and United Kingdom, sales offices in United States, Europe and throughout Asia and design centers in United States, Europe, Taiwan and China. We hold these executives responsible for the Company’s performance and for a strong culture of ethical behavior.

During 2012, our NEOs were:

•	Dr. Keh-Shew Lu, President and Chief Executive Officer and a member of the Board;

•	Richard D. White, Chief Financial Officer, Secretary and Treasurer;

•	Mark A. King, Senior Vice President of Sales and Marketing;

•	Joseph Liu, Senior Vice President of Operations; and

•	Edmund Tang, Vice President of Corporate Administration.

Stockholder Engagement

At the Company’s 2012 annual meeting of the stockholders, the Company provided stockholders a non-binding advisory vote to approve the Company’s executive compensation for 2011. Institutional Shareholder Services Inc. (“ISS”), a proxy advisory firm, recommended a vote “Against” approval of the Company’s executive compensation for 2011. As a result of that recommendation and to further facilitate the Company’s understanding of stockholder concerns as to the executive compensation program, the Company in 2012 engaged in extensive discussions with its major institutional stockholders regarding the reasons given by ISS for its negative recommendation. As a result of these discussions, the Compensation Committee and the Board addressed the concerns expressed by these stockholders by agreeing to include additional disclosure surrounding the grant of multi-year, long-term incentive restricted stock awards to the Chief Executive Officer, and to adopt additional corporate governance policies. As a result of this stockholder engagement, the stockholders approved the executive compensation for 2011 by a vote of approximately 71.8% (computed without regard to abstentions and broker non-votes). Moreover, during 2013, the Compensation Committee and the Board effected the following additional changes to the Company’s executive compensation program:

•

Disclosed the performance criteria for the vesting of the restricted stock awards granted to the Chief Executive Officer (see “Executive Compensation – Narrative to Summary Compensation Table and Plan-Based Awards Table – Employment Agreements”),

•

Adopted a policy to prohibit executive officers and directors from engaging in any hedging or monetization transactions involving the Company’s securities (see “Corporate Governance – New Policies Adopted in 2013 – Hedging Policy”),

•	Adopted a policy to prohibit executive officers and directors from pledging the Company’s securities (see “Corporate Governance – New Policies Adopted in 2013 – Pledging Policy”),

•

Adopted a stock ownership policies for certain key executive officers and directors in order to further align the interests of our key executive officers and directors with the long-term interests of our stockholders (see “Corporate Governance – New Policies Adopted in 2013 – Stock Ownership Policy”), and

•

Adopted a stock retention policy to require executive officers and directors to retain for one year 33% of the “net” shares acquired upon exercise of stock options (see “Corporate Governance – New Policies Adopted in 2013 – Stock Retention Policy”).

The Compensation Committee and the Board intend to continue this dialogue with the Company’s stockholders concerning the Company’s executive compensation program.

Pay-for-Performance

The Company’s compensation program is structured to pay for performance and deliver rewards that encourage our executives to think and act in both the short- and long-term interest of our stockholders. The majority of the total compensation of our executives each year comes in the form of variable cash and equity compensation. Variable cash is tied to the short-term performance of the Company, while the value of equity compensation reflects the Company’s long-term performance. We believe our compensation program holds our executive officers accountable for the financial and competitive performance of the Company.

The Company’s strategy is to consistently achieve above-market profitable growth.

•

In the ten years from 2002 to 2012, the Company’s revenue has grown at a compound average annual growth rate of 18.5% from $116 million in 2002 to $634 million in 2012, and stockholders’ equity has grown from $58 million in 2002 to $677 million in 2012.

•	In 2012, the Company completed its 22nd consecutive year of profitability.

•	Despite the weak worldwide economic conditions since 2010, the Company has increased its share of its serviceable available market (“SAM”).

The aggregate amount of the bonus pool for executive officers is dependent and set based upon a formula (the “Formula”) which compares the Company’s actual revenue growth to the growth of the Company’s SAM plus the Company’s actual profitability to the Company’s calculated profitability based on a profit fall-through factor. These two factors – relative revenue growth and profitability – are weighted 40% and 60%, respectively. The Formula determines the bonus pool multiplier, which is then multiplied by the prior year’s bonus pool amount to determine the final amount of the bonus pool for the current year. No bonus shall be paid out of the executive bonus pool if the Company’s actual performance in revenue and net income growth, as determined under the Formula, and reflected as the bonus pool multiplier, is less than 80% (i.e., less than 80% of the prior year’s performance). See “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses.” The Formula has remained substantially the same since 2003. Once the current year bonus pool is determined, the Compensation Committee reviews the performance of the executive officers, and sets the aggregate amount to be paid out of the bonus pool, and allocates that amount among the executive officers at the end of the fiscal year. The bonus pool multiplier, bonus pool, bonuses paid and percentage of bonus pool paid out for executive officers for 2010, 2011 and 2012 are as follows:

(in millions, except percentages)	2010	2011	2012
Bonus Pool Multiplier	133.8%	85.6%	81.4%
Bonus Pool	$4.5	$3.8	$3.1
Bonuses Paid	$3.4	$1.9	$1.7
Percentage of Bonus Pool Paid Out	77%	51%	56%

If one or both of the two factors in the Formula, the Company’s relative revenue growth and the Company’s profitability, increase or decrease for a fiscal year, then the bonus pool multiplier for that fiscal year, depending on the calculation, may increase or decrease compared with prior year’s bonus pool multiplier. In 2010, the Company’s revenue grew by over 40% sequentially while net income as percent of revenue grew from 1.7% in 2009 to 12.5% in 2010, which resulted in a 2010 bonus pool multiplier of over 100%, and expanded the 2010 bonus pool compared with 2009 bonus pool. Since 2010, the Company’s SAM has declined sequentially by approximately 13% in 2011 and 7% in 2012. These weak market conditions have impacted the Company’s growth and profitability, which reduced the bonus pool multiplier towards its 80% lower limit, and as such, the 2012 and 2011 bonus pools contracted compared with their respective prior year’s bonus pool. In addition since 2011, the Compensation Committee has significantly reduced the percentage paid out from the bonus pool due to the weaker performance of the Company. The Compensation Committee believes its approach of comparing its relative performance versus its Peer Group and the assessment of qualitative performance towards our strategic goal, coupled with a quantitative measure to determine the available executive bonus pool, allows it to critically judge the performance of the executives and to tie those results to the long-term performance of the Company.

Our commitment to aligning executive compensation with the Company’s performance is demonstrated by the 2012 compensation of our Chief Executive Officer.

•

Base salary increased by 3.0% versus 2011 which maintained it at a level below the estimated median of the Chief Executive Officer’s in our Peer Group. For a list of our Peer Group, see “Compensation Discussion and Analysis – How the Company’s Compensation Program Operates – Comparable Companies and Market Positioning.”

•

The grant date fair value of stock options awarded in 2012 was 36.5% lower than in 2011. The number of shares subject to stock options granted in 2012 was the same as the number subject to stock options granted in 2011 and 2010. In 2012, 9,000 RSUs were granted versus zero RSUs granted in 2011 and 2010.

•

The Chief Executive Officer’s 2012 bonus was $610,000 versus $720,000 in 2011, and $1,190,000 in 2010, a reduction of approximately 15% for 2011 to 2012 and a reduction of approximately 40% from 2010 to 2011.

•	The 2012 reduction in bonus was based primarily on the following performance results in 2012:

(in millions, except percentages)	2012 Absolute Performance	2012 Relative Performance *
Revenue Growth (compared to 2011)	-0.2%	Above Median

Operating Income	$24.9	Above Median
Operating Income as % of Revenue	3.9%	Above Median

Net Income	$24.2	Above Median
Net Income as % of Revenue	3.8%	Above Median

*

Relative to other semiconductor companies in the Peer Group as described in “Compensation Discussion and Analysis – How the Company’s Compensation Program Operates – Comparable Companies and Market Positioning.”

•

In addition to the absolute and relative performance above, the Compensation Committee also considered progress in realizing the Company’s stated strategy of consistent profitable growth, especially in relation to the Company’s core products and technologies, and the strengthening of key relationships with the Company’s customers. In 2012, progress was significant including:

•	The acquisitions of Eris Technology Corporation and Power Analog Microelectronics, Inc. were finalized.

•	The definitive agreement for the acquisition of BCD Semiconductor Manufacturing Limited was signed by year end, and the acquisition closed in March 2013.

•	A five-year $300 million senior revolving credit facility was negotiated and closed in January 2013.

Best Practices

The following policies and procedures reinforce the Company’s compensation objectives and philosophy described below:

Compensation Risk Assessment. The Company conducted a compensation risk assessment and concluded that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Independent Compensation Committee. Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of Nasdaq.

Provide Limited Change-in-Control Benefits. We provide limited change-in-control severance benefits to Company’s executive officers and do not provide any related tax gross-ups.

Use of Long-Term Equity Awards. In 2012, the Compensation Committee continued its use of time-based RSUs, restricted stock awards (“RSAs”) and stock options as a significant portion of long-term equity incentive compensation. The Compensation Committee believes that time-based RSUs, RSAs and stock options are an appropriate equity vehicle for the Company’s executive officers because such RSUs, RSAs and stock options align executive officers’ interests with the interests of stockholders by providing value only if pre-established time-based vesting requirements are satisfied.

Emphasis on Variable Compensation. In 2012, the Compensation Committee continued its practice of awarding the majority of total direct compensation to NEOs in the form of variable compensation that is performance based. Variable compensation is tied to the achievement of performance goals or stock price appreciation and includes elements such as annual incentive bonuses, stock options, RSAs and RSUs. For 2012, the compensation mix of the Chief Executive Officer and each of the other NEOs is shown in the following charts. For a summary of the variable compensation for each NEO, see “Executive Compensation – Summary Compensation Table.”

Other NEOs*	Chief Executive Officer

*	Average data for the NEOs other than Dr. Lu.

In 2009, the Company and Dr. Lu entered into an employment agreement, which provides for a portion of his compensation in the form of restricted stock awards that would only vest upon the Company achieving $1 billion in net sales for a fiscal year, provided Dr. Lu is then employed by the Company. As of the Record Date, none of these restricted stock awards have vested. For further details of the employment agreement between the Company and Dr. Lu, including further discussion on the specified target amount of net sales for a fiscal year that needs to be achieved for vesting, see “Executive Compensation – Narrative to Summary Compensation Table and Plan-Based Awards Table – Employment Agreements.”

Hedging Policy. In 2013, the Board amended the Company’s insider trading policy to prohibit all officers and directors of the Company from engaging in any hedging or monetization transactions involving Company securities. For further details regarding the hedging policy, see “Corporate Governance – New Policies Adopted in 2013 – Hedging Policy.”

Pledging Policy. In 2013, the Board adopted an amendment to the Company’s insider trading policy to prohibit executive officers and directors from the pledging the Company’s securities. For further details regarding the pledging policy, see “Corporate Governance – New Policies Adopted in 2013 – Pledging Policy.”

Stock Ownership Policy. In 2013, the Board revised its stock ownership policy previously adopted in 2007 for non-employee directors and adopted a stock ownership policy for certain of our executive officers in order to further align the interests of our key executive officers and directors with the long-term interests of our stockholders. For further details regarding the stock ownership policy, see “Corporate Governance – New Policies Adopted in 2013 – Stock Ownership Policy.”

Stock Retention Policy. In 2013, the Board adopted a policy on stock retention for executive officers and directors. This stock retention policy applies to all stock option grants awarded to executive officers or directors. For further details regarding the stock retention policy, see “Corporate Governance – New Policies Adopted in 2013 – Stock Retention Policy.”

Stockholder Engagement. The Compensation Committee and the Board intend to continue their dialogue with the Company’s stockholders concerning the Company’s executive compensation program. For further details regarding stockholder engagement, see “Compensation Discussion and Analysis – Stockholder Engagement.”

Risk Considerations

We have designed our total direct compensation mix to encourage the Company’s executive officers to take appropriate risks aimed at improving Company performance and driving long-term stockholder value. We believe that the design and objectives of the Company’s executive compensation program provide an appropriate balance of incentives for executive officers and thereby avoids inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	A balanced mix of fixed versus variable compensation and cash-based versus equity-based compensation;

•	Variable compensation based on a variety of performance goals, including Company and individual performance goals, and stock appreciation;

•	Compensation Committee discretion to lower annual incentive award amounts;

•	A balanced mix of short-term and long-term incentives;

•	Time-based vesting requirements for RSUs, RSAs and stock options;

•	Executive officers are not guaranteed salary increases or bonus amounts;

•

Without the approval of our stockholders, stock options granted under the 2001 Incentive Plan will not be re-priced, replaced or re-granted through cancellation, or by lowering the exercise price of previously granted awards. We have never re-priced stock options;

•

The exercise price per share may not be less than one hundred percent (100%) of the fair market value of the Common Stock of the Company on the date of grant of stock options. We have never lowered the exercise price per share to less than one hundred percent (100%) of the fair market value of the Common Stock of the Company on the date of grant of such stock options;

•	We do not provide excessive perquisites, and we provide no tax gross-ups for perquisites;

•	We do not guarantee a return or provide above-market returns on compensation that has been deferred; and

•	We do not provide defined benefit pension benefits, except for the two officers based in Europe. All other officers are offered the same 401(k) matching plan available to all employees.

The Compensation Committee has assessed our compensation objectives, philosophy, and forms of compensation and benefits for all employees of the Company, including executive officers, and has concluded that the Company’s compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Objectives and Philosophy

The objective of the Company’s compensation program is to promote the continued profitability and growth of the Company for the benefit of its stockholders.

The Company’s compensation philosophy is to attract, retain and motivate executives critical to the Company’s long-term growth and profitability. This compensation consists primarily of base salaries, cash bonuses, equity awards and benefits.

The Compensation Committee determines the Company’s compensation philosophy and the form of the compensation and benefits for NEOs and all other executive officers. The Compensation Committee operates under a written charter approved by the Board. A copy of the charter is available at www.diodes.com in the “Investors – Corporate Governance” section. The Company currently has eleven executive officers including the Chief Executive Officer.

In support of this compensation philosophy, the Company generally believes that:

•

The total compensation of NEOs and all other executive officers should be competitive (i.e., in approximately the 50th percentile) with the total compensation paid by other companies of similar size to their executive officers with comparable duties in the semiconductor industry;

•	Base salaries should only be a portion of the total compensation and may generally be lower than the median (i.e., lower than the 50th percentile) base salaries paid by such other companies; and

•

Cash bonuses and equity awards should be used to motivate NEOs and all other executive officers to achieve specific strategic and performance objectives established by the Board and to align the NEOs’ and all other executive officers’ interests with those of the Company’s stockholders.

How the Company’s Compensation Program Operates

In fiscal 2012, the Compensation Committee continued to apply the compensation objectives and philosophy described above in determining the compensation of the NEOs and all other executive officers.

Annual Evaluation Procedures

The Compensation Committee determines the compensation for all the executive officers, including the NEOs. The Compensation Committee meets in executive sessions at the beginning of each fiscal year to (i) evaluate the performance of the NEOs and all other executive officers during the prior fiscal year; (ii) determine their annual bonuses, if any, for the prior fiscal year; (iii) establish overall performance goals and objectives, if any, for the current fiscal year; and (iv) establish the formula for determining the total executive bonus pool for the current fiscal year. The Compensation Committee meets again in executive session mid-year to (i) set the NEOs’ and all other executive officers’ base salaries for the next 12 months; and (ii) consider and approve any equity incentive compensation. The Compensation Committee may meet from time to time during the year to assess the adequacy of the Company’s compensation for all executive officers. For a discussion of the criteria used by the Compensation Committee to evaluate the performance of NEOs in 2012, see “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made.”

Management’s Role in Determining Executive Compensation

The Compensation Committee discusses with, and takes into consideration the recommendations of, the Chief Executive Officer concerning the annual evaluation of the NEOs and other executive officers, except for matters related to the Chief Executive Officer’s own evaluation and compensation. The Compensation Committee also periodically receives reports and recommendations from outside compensation consultants. The Chief Executive Officer has a role in determining executive compensation because he evaluates employee performance, recommends performance goals and objectives, and recommends salary levels, bonuses and incentive awards of the executive officers and the NEOs, other than himself.

Compensation Consultant

The Compensation Committee’s charter enables the Compensation Committee to retain or obtain the advice of a compensation consultant, legal counsel or other adviser (“Compensation Adviser”) to assist in the evaluation of the NEOs’ and all other executives officers’ compensation, and provides the Compensation Committee with the sole authority to approve the Compensation Adviser’s fees and other retention terms. In the first quarter of fiscal 2012, Radford, an Aon Hewitt company (“Radford”), was engaged to provide consulting services on executive compensation that was presented to the Compensation Committee and was engaged to assist in reviewing a list of comparable companies for the Peer Group (as defined below), provide information on market trends and review competitive levels of pay for executive and outside director compensation compared to the Compensation Committee’s approved Peer Group (the “Survey”).

The Compensation Committee intends to review the Survey at least every three years with the assistance of Radford or another comparable consulting firm. The Compensation Committee’s reason for revising the Survey at least every three years as opposed to every year is because the Compensation Committee does not believe that the executive compensation benchmark or the comparable companies are likely to have significant changes every one or two years. The Compensation Committee plans to continue to focus on reviewing trends within the Company’s industry and conduct a thorough assessment in 2013 to review the overall alignment between the Company’s pay and overall performance for the Company’s executive compensation program.

Compensation Consultant Independence and Conflict of Interest

In 2013, the Compensation Committee revised its charter to comply with the recent rules and regulations relating to Compensation Advisers promulgated by the SEC and Nasdaq under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”). The revised Compensation Committee charter is attached to this Proxy Statement as Appendix A. In accordance with the revised charter, the Compensation Committee may, in its sole discretion, retain or obtain the advice of a Compensation Adviser and shall be directly responsible for the appointment, compensation and oversight of the work of any Compensation Adviser retained by the Compensation Committee. The Company shall provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to a Compensation Adviser retained by the Compensation Committee. Furthermore, the Compensation Committee may select, or receive advice from a Compensation Adviser, other than in-house legal counsel, only after taking into consideration the following factors: (i) the provision of other services to the Company by the person that employs the Compensation Adviser, (ii) the amount of fees received from the Company by the person that employs the Compensation Adviser, as a percentage of the total revenue of the person that employs the Compensation Adviser, (iii) the policies and procedures of the person that employs the Compensation Adviser that are designed to prevent conflicts of interest, (iv) any business or personal relationship of the Compensation Adviser with a member of the Compensation Committee, (v) any stock of the Company owned by the Compensation Adviser, and (vi) any business or personal relationship of the Compensation Adviser or the person employing the Compensation Adviser with an executive officer of the Company.

To avoid conflicts of interest, Radford is retained directly by the Compensation Committee. Radford provides compensation survey data to the Company’s Human Resources department for review.

As noted previously, in 2012, Radford provided support to the Compensation Committee, including consulting services on executive compensation that was presented to the Compensation Committee, detailed review of executive compensation, selection of the Peer Group, preparation of the Survey, and review of outside director compensation versus market practices. The Company paid approximately $35,000 in professional fees to Radford for Radford’s services as a Compensation Adviser to the Compensation Committee, which includes both the executive and director compensation work. The Company also participated in Radford’s survey database for industry-based global compensation and benefit information (broad-based survey data including executive positions) with fees of $18,450. Radford’s parent company also performed services totaling $6,000 in the area of risk services for the Company. Based on the consideration of the various factors as set forth in the rules promulgated by the SEC, the Compensation Committee does not believe that its relationship with Radford and the work of Radford on behalf of the Compensation Committee has raised any conflict of interest.

Comparable Companies and Market Positioning

The Compensation Committee reviews data concerning the pay practices among semiconductor companies of similar size to the Company. Although this data provides the Compensation Committee with a general frame of reference, the Compensation Committee does not target the compensation of any NEO or other executive officer at a specific percentile of the compensation paid by comparable companies. The Compensation Committee referred to the Survey prepared by Radford when the Compensation Committee reviewed and approved executive compensation for 2012.

Radford selected the companies for the Survey (the “Peer Group”) based on revenues, market capitalization and overall position in the semiconductor or similar technology industry. The Peer Group was composed of semiconductor companies or similar technology companies with annual revenue ranging from $300 million to $1.5 billion and market capitalization ranging from $500 million to $3.5 billion and with whom the Company competes for executive talent (the “Peer Group Criteria”). Radford also provided the executive compensation data of four additional companies that did not fit within the Peer Group Criteria but are aspirational peers of the Company. These four companies were Texas Instruments Incorporated, ON Semiconductor Corporation, Microchip Technology Incorporated and Skyworks Solutions, Inc. Radford, however, did not include these four aspirational peers in the Survey’s analysis.

The Survey compared the compensation paid to the following nine executive officers of the Company with those occupying similar positions in the 24 companies in the Peer Group: Chief Executive Officer; Chief Financial Officer; Senior Vice President, Operations; Senior Vice President, Sales and Marketing; Vice President, Corporate Supply Chain/Planning, Outsourcing and Quality; Vice President, Corporate Administration; Vice President, Worldwide Discrete Products; Vice President, Worldwide Analog Products; and Europe President and Vice President, Europe Sales and Marketing. Hans Rohrer, our Senior Vice President, Business Development, and Chieh Chang, our Vice President, were not included in the Survey.

The Peer Group consisted of the following:

Alpha and Omega Semiconductor Limited	Cirrus Logic, Inc.	Cree, Inc.
Cypress Semiconductor Corporation	Fairchild Semiconductor International, Inc.	Finisar Corporation
Infinera Corporation	Integrated Device Technology, Inc.	International Rectifier Corporation
Intersil Corporation	IPG Photonics Corporation	IXYS Corporation
Lattice Semiconductor Corporation	Linear Technology Corporation	Micrel, Incorporated
Microsemi Corporation	OmniVision Technologies, Inc.	PMC-Sierra, Inc.
Power Integrations, Inc.	RF Micro Devices, Inc.	Semtech Corporation
Silicon Laboratories Inc.	Standard Microsystems Corporation*	TriQuint Semiconductor, Inc.

*	Acquired by Microchip Technology Inc. in third quarter of 2012.

Based on job descriptions provided by the Company, the Survey compared the base salary, target incentive, target total cash, long-term incentive, and total direct compensation of each of the selected Company’s executive officers in 2011 to the amounts given for the most comparable position in the Peer Group based on Radford’s Industry Q1 2012 Trend Report without taking into consideration the performance, experience, tenure or job criticality for each of the executive officers of the Company. The Survey placed a compensation premium of 20% on the Company’s Vice President, Corporate Administration and 15% on the Company’s Vice President, Corporate Supply Chain/Planning, Outsourcing and Quality, to reflect the additional responsibilities of these positions within the Company relative to the Peer Group.

In the Survey, base salary is the annual salary that each of the Company’s executive officers received from the Company in 2011, and target incentive is the annual bonus that each of the Company’s executive officers received from the Company in 2011. The target total cash is defined as the sum of base salary plus target incentive. Long-term incentive is defined as the sum of the Black-Scholes-Merton value of the stock options plus the face value of RSUs and RSAs granted in 2011. Dr. Lu’s long-term, performance incentives of 600,000 shares of restricted stock, which are part of his employment agreement with the Company and subject to certain performance criteria, were not included in the Survey’s comparison of the long-term incentives provided by the Company with those of the Peer Group. As of the Record Date, no shares of Common Stock in the form of restricted stock awards to Dr. Lu have vested. Total direct compensation is defined as the sum of target total cash plus long-term incentive. For further discussion on the performance criteria of Dr. Lu’s long-term, performance incentives of 600,000 shares of restricted stock, see “Executive Compensation – Narrative to Summary Compensation Table and Plan-Based Awards Table – Employment Agreements.”

The Survey showed that:

•	base salary for the Company’s executive officers was on average below the 25th percentile of the Peer Group;

•	target incentive for the Company’s executive officers was on average above the 75th percentile of the Peer Group;

•	target total cash for the Company’s executive officers was on average at the 50th percentile of the Peer Group;

•	long-term incentive value for the Company’s executive officers was on average at the 75th percentile of the Peer Group;

•	total direct compensation for the Company’s executive officers was on average between the 50th percentile and 75th percentile of the Peer Group; and

•	pay mix is weighted more towards variable, at-risk, cash bonuses and less on base salary compared to typical market practices.

The Survey also analyzed the companies in the Peer Group for the number of employees, revenues, net income, stock price, total shares of Common Stock outstanding and market capitalization. The Survey showed that among the companies in the Peer Group, the Company ranked:

•	in the eighty-third percentile for the number of employees;

•	in the forty-ninth percentile for 2011 fiscal revenue;

•	in the thirty-fourth percentile for 2011 fiscal net income;

•	in the sixty-fifth percentile for the stock price;

•	in the nineteenth percentile for the total Common Stock outstanding; and

•	in the thirty-fifth percentile for company market capitalization.

Elements of Executive Compensation

At the Company’s 2012 annual meeting of the stockholders, the Company provided stockholders an advisory vote on approving the Company’s executive compensation (the “Say-On-Pay Advisory Vote”) for 2011. The stockholders approved the executive compensation program and the executive compensation paid to the Company’s NEOs for 2011 by a vote of approximately 71.8% (computed without regard to abstentions and broker non-votes). Based upon extensive discussions with the Company’s stockholders, the Compensation Committee and the Board made substantial changes to the executive compensation program. See “Compensation Discussion and Analysis – Stockholder Engagement.” The Company intends to provide stockholders with a Say-On-Pay Advisory Vote on an annual basis and to continue this dialogue with its stockholders concerning the Company’s executive compensation program.

During 2012, the Company’s compensation for NEOs and other executive officers consisted of the components listed in the table below, which provides a brief description of the principal elements of compensation, how performance is factored into each element of compensation, and the primary objectives served by each element of compensation. Each of these elements is discussed in more detail in “How and Why Executive Compensation Decisions Were Made” below.

Principal Elements of Executive Compensation

Element	Description	Performance Considerations	Primary Objectives

Base Salary	• Fixed cash payment with annual adjustment	• Based on workload, level of responsibilities, experience and individual performance	• Attract and retain talent • Recognize career experience and individual performance • Provide basic compensation

Bonus	• Discretionary cash incentive (1)	• Based on workload, level of responsibilities and contributions to the achievement of the Company’s performance such as the Company’s revenue and net income growth compared to market growth	• Attract and retain talent • Promote and reward contributions to the Company’s performance

Equity Awards (2)	• Stock options • RSUs • RSAs

•       Value of equity awards for stock options and RSUs directly linked with long-term performance of the Company’s stock price

•       Value of equity awards for RSAs directly linked with the performance of the Company’s stock price and the Company’s performance such as Company’s revenue target.

• Attract and retain talent • Align interests of the executive officers with stockholder interests

Additional Benefits and Perquisites

•       Automobile allowance

•       Deferred compensation plan

•       Health, dental, vision, life, accidental death and dismemberment, business travel accident, and long-term and short-term disability insurance

•       Retirement plans

•       Employee assistance program

• Not applicable

•       Provide reasonable security to allow executive officers to perform at their best

•       Provide competitive benefits and perquisites to executive officers

•       Promote health and well being of executive officers

(Footnotes continued on following page)

(Footnotes continued from previous page)

(1)

The Compensation Committee reviews and establishes the executive bonus pool criteria at the beginning of each fiscal year. In 2012, the aggregate amount of the executive bonus pool was based on a calculation, which compares the Company’s revenue growth to growth in the Company’s serviceable available market (“SAM”) and the Company’s actual profitability to the Company’s calculated profitability based on a profit fall-through factor. No bonus shall be paid out of the executive bonus pool if the Company’s actual performance in revenue and net income growth, as determined under the executive bonus pool calculation, is less than 80% of the prior year’s performance.

(2)

Equity awards may be made pursuant to the Company’s 2001 Omnibus Equity Incentive Plan. See “Executive Compensation – Narrative to Summary Compensation Table and Plan-Based Awards Table – 2001 Omnibus Equity Incentive Plan” for further details.

The Compensation Committee favors compensating the Company’s executive officers in the form of bonuses and equity awards rather than in the form of base salaries so as to more closely align the interests of the executive officers with the interests of stockholders. The Compensation Committee does not allocate between cash and non-cash compensation and between short-term and long-term compensation based on specific percentages. Instead, the Compensation Committee believes that the total compensation package for each executive officer of the Company should be generally in-line with the prevailing market.

The following table shows each compensation element as a percentage of total compensation for each NEO for 2012 and 2011:

Name	Title	Year	Base Salary (%)	Bonus (%)	Equity Awards (1) (%)	Additional Benefits and Perquisites (%)	Total (%)
Keh-Shew Lu	President and Chief Executive Officer	2012 2011	18.3 14.4	26.5 25.4	53.7 59.0	1.5 1.2	100 100
Richard D. White	Chief Financial Officer, Secretary and Treasurer	2012 2011	20.4 15.5	19.0 17.6	57.8 64.6	2.8 2.3	100 100
Mark A. King	Senior Vice President, Sales and Marketing	2012 2011	24.4 18.0	14.0 14.7	58.2 64.7	3.4 2.6	100 100
Joseph Liu	Senior Vice President, Operations	2012 2011	34.7 29.3	22.9 20.0	39.9 48.5	2.5 2.2	100 100
Edmund Tang	Vice President, Corporate Administration	2012 2011	22.6 16.2	14.5 17.1	61.0 65.2	1.9 1.5	100 100

(1)

These percentages reflect portions of each NEO’s total compensation based on the grant date fair value of these equity awards and do not reflect whether each NEO has actually realized a financial benefit from these equity awards. The value of the equity awards is calculated in accordance with the amount recognized for financial statement reporting purposes. Pursuant to SEC rules, the percentages shown above as the portion of a NEO’s total compensation attributable to equity awards, exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for RSUs and RSAs are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. Amounts reported for stock options are determined using the Black-Scholes-Merton option-pricing model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 13, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2013, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value.

How and Why Executive Compensation Decisions Were Made

When making individual compensation decisions for NEOs, the Compensation Committee takes many factors into account, including the executive officer’s experience, responsibilities, management abilities and job performance, the performance of the Company as a whole, current market conditions and pay levels for similar positions at comparable companies. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

For fiscal 2012, the major factors that influenced the Compensation Committee’s executive compensation decisions for NEOs were:

•	The challenges faced by the global economy and the semiconductor industry in 2012;

•	The Company’s 2012 financial performance;

•	The Company’s achievement of strategic objectives; and

•	Executive retention.

For a discussion of the Company’s 2012 financial performance and achievement of strategic and operating objectives, see “Compensation Discussion and Analysis – Executive Summary.”

Base Salaries

In determining the executive officers’ base salaries, the Compensation Committee first looks to its compensation philosophy that base salaries should only be a portion of total compensation and may generally be lower than the median base salaries paid by other companies of similar size in the semiconductor industry. The Compensation Committee then considers each executive officer’s scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company’s business, as well as the Company’s performance and the current year’s change in the cost of living. The Compensation Committee did not assign any particular formula or weight to the foregoing factors. To ensure that the base salaries are adequate and consistent with the Company’s compensation philosophy, the Compensation Committee also periodically reviews independent surveys of executive compensation, such as the Survey, and compares the executive officers’ base salaries to amounts paid to officers with comparable duties by similar size companies in the semiconductor industry. In addition, the Compensation Committee discusses and takes into consideration the recommendation of the Chief Executive Officer regarding each executive officer’s base salary, other than the Chief Executive Officer’s own base salary. The following table shows each NEO’s base salary for fiscal 2011 and 2012 and the percentage change in NEOs’ base salaries from fiscal 2011 to 2012.

Name	2011 Base Salary ($)	2012 Base Salary ($)	Percent Change (%)
Keh-Shew Lu	409,000	421,300	3.0
Richard D. White	211,000	219,500	4.0
Mark A. King	245,000	252,300	3.0
Joseph Liu	253,000	258,000	2.0
Edmund Tang	205,000	211,100	3.0

Total	1,323,000	1,362,200	3.0

For 2012, the average increase for NEOs’ base salaries was 3.0%, compared to NEOs’ 2011 base salaries, as an inflationary annual adjustment consistent with Compensation Committee’s compensation objectives and philosophy. Moreover, the Survey compared the increase in NEOs’ base salaries against market data and showed that the increase is consistent with Radford’s Industry Q1 2012 Trends Report. The Survey also showed that the base salaries of the Company’s executive officers continued to be less than the 25th percentile of the base salaries paid to officers with comparable duties by similar size companies in the semiconductor industry and are in line with the Compensation Committee’s compensation philosophy that base salaries should only be a portion of total compensation and may generally be lower than the median base salaries paid by other companies of similar size in the semiconductor industry.

Bonuses

The Compensation Committee believes that bonuses should be a component of the total compensation of the executive officers to reward executive officers for their contributions to the growth in the Company’s revenue and profitability and achievement of Company and individual objectives. Each of the NEOs is eligible to receive a bonus at the discretion of the Compensation Committee.

The Compensation Committee first establishes the formula for determining the aggregate amount of the executive bonus pool at the beginning of each fiscal year and then allocates the executive bonus pool among the executive officers at the end of each fiscal year.

The aggregate amount of the executive bonus pool available for distribution to executive officers for 2012 was based on a formula, which compares the Company’s actual revenue growth to the growth of the Company’s SAM and the Company’s actual profitability to the Company’s calculated profitability based on a profit-fall through factor. These two factors – relative revenue growth and profitability – are weighted 40% and 60%. No bonus shall be paid out of the executive bonus pool if the Company’s actual performance in revenue and net income growth, as determined under the executive bonus pool formula, is less than 80% of the prior year’s performance. The formula has remained substantially the same since 2003.

At the end of 2012, the Compensation Committee, in its discretion, allocated a portion of the executive bonus pool among the executive officers based on the workload and areas of responsibilities of each executive officer during 2012, and the Compensation Committee’s assessment of the contributions made by each executive officer to the achievement of the Company’s financial and strategic objectives, all as more completely described below for each NEO. For 2012, the executive bonus pool was $3,100,281 of which the Compensation Committee awarded $1,730,000 to executive officers, including $1,265,000 to the NEOs.

The following table shows the change in the executive bonus pool from 2011 to 2012 and the percentage of change in the executive bonus pool:

2011 Executive Bonus Pool ($)	2012 Executive Bonus Pool ($)	Percent Change (%)
3,810,340	3,100,281	-18.6

The Compensation Committee decreased the executive bonus pool for 2012 primarily due to the fact that the semiconductor industry experienced a downturn in 2012, and the overall performance of the Company in 2012 was not above the median relative to other semiconductor companies in the Peer Group. For a discussion of the Company’s 2012 financial performance, see “Compensation Discussion and Analysis – Executive Summary.”

The following table shows each NEO’s share of the executive bonus pool for 2011 and 2012 and the percentage change in such bonuses from 2011 to 2012:

Name	2011 Bonus ($)	2012 Bonus ($)	Percent Change (%)
Keh-Shew Lu	720,000	610,000	-15.3
Richard D. White	240,000	205,000	-14.6
Mark A. King	200,000	145,000	-27.5
Joseph Liu	172,800	170,000	-1.6
Edmund Tang	216,000	135,000	-37.5

Total	1,548,800	1,265,000	-18.3

Dr. Lu received a 2012 bonus of $610,000, which was 15.3% lower than his previous year’s bonus. The Compensation Committee in its discretion determined Dr. Lu’s 2012 bonus after considering the following factors: the downturn of the semiconductor industry in 2012, the Company’s 2012 performance and objectives, including Dr. Lu’s individual performance, the allocation between cash and non-cash components of his executive compensation, internal pay equity among executive officers and the Survey. For a discussion of the factors that affected Dr. Lu’s 2012 bonus, see “Compensation Discussion and Analysis – Pay-for-Performance” and “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses.”

Mr. White received a 2012 bonus of $205,000, which was 14.6% lower than his previous year’s bonus. The Compensation Committee’s decision to decrease Mr. White’s 2012 bonus was primarily due to the following factors: the Company’s 2012 performance and objectives, the downturn of the semiconductor industry in 2012, the allocation between cash and non-cash components of his executive compensation, internal pay equity among executive officers and the Survey.

Mr. King received a 2012 bonus of $145,000, which was 27.5% lower than his previous year’s bonus. The Compensation Committee’s decision to decrease Mr. King’s 2012 bonus was primarily due to the following factors: the Company’s 2012 performance and objectives, particularly in the Company’s sales and marketing in North America, the downturn of the semiconductor industry in 2012, the allocation between cash and non-cash components of his executive compensation, internal pay equity among executive officers and the Survey.

Mr. Liu received a 2012 bonus of $170,000, which was 1.6% lower than his previous year’s bonus. The Compensation Committee’s decision to only slightly decrease Mr. Liu’s 2012 bonus compared to other NEOs was primarily due to the reallocation of responsibilities of managing the Company’s China operations and manufacturing sites from Mr. Edmund Tang to Mr. Liu in 2012, as well as the Company’s 2012 performance and objectives, the downturn of the semiconductor industry in 2012, the allocation between cash and non-cash components of his executive compensation, internal pay equity among executive officers and the Survey.

Mr. Tang received a 2012 bonus of $135,000, which was 37.5% lower than his previous year’s bonus. The Compensation Committee’s decision to significantly decrease Mr. Tang’s 2012 bonus was primarily due to the reallocation of responsibilities of managing the Company’s China operations and manufacturing sites from Mr. Tang to Mr. Liu in 2012, as well as the Company’s 2012 performance and objectives, the downturn of the semiconductor industry in 2012, the allocation between cash and non-cash components of his executive compensation, internal pay equity among executive officers and the Survey.

Fiscal 2013 Executive Bonus Pool

At the beginning of 2013, the Compensation Committee decided to use the same bonus pool formula used in 2012 for determining the executive bonus pool. At the end of 2013 or the beginning of 2014, the Compensation Committee in its discretion will allocate the executive bonus pool among the executive officers based on the workload and areas of responsibilities of each executive officer during 2013 and the Compensation Committee’s assessment of the contributions made by each executive officer to the achievement of the Company’s financial and strategic objectives.

Equity Awards

The Compensation Committee believes that equity awards should be a significant component of the total compensation of the executive officers to align executive officers’ compensation to the Company’s long-term performance, encourage executive officers to make value-enhancing decisions for the benefit of stockholders, and encourage the retention of their talents over time.

Under the Company’s 2001 Incentive Plan, the Company may grant any type of equity award whose value is derived from the value of the Common Stock of the Company, including, but not limited to, shares of Common Stock, stock options, stock appreciation rights, RSUs and RSAs. Each of the NEOs is eligible to receive equity awards. Historically, equity awards have been primarily in the form of stock options; however, since 2006, RSUs and RSAs have also been granted from time to time to encourage long-term retention.

Why We Use Stock Options. The Compensation Committee believes that stock options are an appropriate equity vehicle for a portion of long-term incentive compensation for the Company’s executive officers because stock options are performance-based, providing value only if the Company’s stock price increases over time, which aligns the executive officers’ interests with the long-term interests of stockholders. We do not grant “discounted” stock options nor have we ever re-priced stock options.

Why We Use RSUs and RSAs. The Compensation Committee believes that RSUs and RSAs are appropriate equity vehicles for a portion of long-term incentive compensation for the Company’s executive officers because RSUs and RSAs align executive officers’ interests with the interests of stockholders by focusing executive officers on long-term Company performance. The value of RSUs and RSAs increase if the Company’s stock price increases, and the value of RSUs and RSAs decrease if the stock price declines. RSUs and RSAs also serve to retain executive officers as RSUs and RSAs have a more stable value because executive officers will receive some economic value (if time-based vesting requirements are met) even if the stock price declines or stays flat (as value is realized upon vesting).

The Compensation Committee’s policy is to award stock options and RSUs annually in recognition of each executive officer’s current and potential contributions to the Company. RSAs are typically awarded under the Compensation Committee’s discretion for specific target performance established for executive officers. The exercise price of stock options granted to date has been no less than the fair market value of the Common Stock of the Company as of the date of grant. To encourage retention, stock options and RSUs generally vest in four equal annual installments on the first four anniversary dates of the date of grant. Decisions made by the Compensation Committee regarding the timing and size of subsequent awards take into consideration the Company’s and the individual’s performance, allocation between cash and non-cash components of the executive compensation, and the size, term and value of awards made in prior years. The Compensation Committee has not established formal guidelines for the size of individual stock awards to the NEOs.

The following table shows the number of shares subject to stock options granted in 2011 and 2012 and the grant date fair value of such stock options for each NEO, and the percentage change in such shares and such value between 2011 and 2012:

Name	2011 Option Awards (#)	2012 Option Awards (#)	Percent Change (%)	2011 Option Awards ($)	2012 Option Awards ($)	Percent Change (%)
Keh-Shew Lu (1)(2)	100,000	100,000	—	1,675,000	1,064,000	-36.5
Richard D. White	38,500	38,500	—	644,875	409,640	-36.5
Mark A. King	38,500	38,500	—	644,875	409,640	-36.5
Joseph Liu	17,000	17,000	—	284,750	180,880	-36.5
Edmund Tang	35,300	35,300	—	591,275	375,592	-36.5

Total	229,300	229,300	—	3,840,775	2,439,752	-36.5

(1)

Dr. Lu’s 2011 and 2012 option awards have been adjusted to reflect the downward revision of the number of shares issuable upon exercise of such stock options by 96,000 and 96,000 shares, respectively. See note (2) below.

(2)

A purported stockholder derivative action, Scherer v. Keh-Shew Lu, Civil Action No. 1:13-cv-00358-UNA (D. Del. filed Mar. 5, 2013) against the Company and its directors alleges that (a) the Company awarded stock options to Dr. Lu in 2009, 2010, 2011 and 2012 that exceeded the limitation on the number of shares of the Company’s Common Stock that may be purchased upon the exercise of options granted to any person in any given year under the Company’s 2001 Incentive Plan as amended by the stockholders on May 28, 2009; (b) the Company’s disclosures in its 2010, 2011 and 2012 proxy statements regarding the limitation on the number of shares of the Company’s Common Stock that may be purchased upon the exercise of options granted to any person in any given year under the Company’s 2001 Incentive Plan as amended by the stockholders on May 28, 2009 were inaccurate; and (c) the Company’s disclosures in its 2010, 2011 and 2012 proxy statements that the grants of stock options to Dr. Lu in 2009, 2010, 2011 and 2012 complied with the terms of the Company’s 2001 Incentive Plan as amended by the stockholders on May 28, 2009 were incorrect. The Compensation Committee reviewed the grants of stock options to Dr. Lu in 2009, 2010, 2011 and 2012 (each such annual grant, an “Option Grant”), and approved a Confirmation Agreement, dated April 1, 2013, in which the Company and Dr. Lu agree and confirm that Dr. Lu will assert no claim that any Option Grant in 2009, 2010, 2011 or 2012 provided for the purchase of more than 100,000 shares of the Company’s Common Stock, and that each Option Grant document be deemed amended to reflect the foregoing 100,000 share limitation.

The following table shows the number of shares subject to RSUs granted in 2011 and 2012 and the grant date fair value of such RSUs for each NEO, and the percentage change in such shares and such value between 2011 and 2012:

Name	2011 Stock Awards (#)	2012 Stock Awards (#)	Percent Change (%)		2011 Stock Awards ($)	2012 Stock Awards ($)	Percent Change (%)
Keh-Shew Lu	—	9,000	—	*	—	173,430	—	*
Richard D. White	8,000	11,000	37.5		233,680	211,970	-9.3
Mark A. King	8,000	10,000	25.0		233,680	192,700	-17.5
Joseph Liu	4,600	6,000	30.4		134,366	115,620	-14.0
Edmund Tang	8,000	10,000	25.0		233,680	192,700	-17.5

Total	28,600	46,000	60.8		835,406	886,420	6.1

*	Not meaningful.

The total compensation of the executive officers is significantly influenced by the cash bonuses and equity awards. In determining equity awards in 2012, the Compensation Committee took particular notice of the fact that the Company’s stock price had declined from the beginning of 2012 due to the ongoing economic uncertainty and a downturn in the semiconductor industry in 2012, and the 2011 cash bonuses distributed to executive officers were in general significantly lower than the bonuses given in 2010; therefore, the Compensation Committee decided that number of shares subject to the equity awards granted to executive officers in 2012 should be adjusted upward moderately to reflect the appropriate value of such equity awards consistent with the Company’s compensation objectives and philosophy. The upward adjustment in the number of equity awards for most NEOs, however, was generally limited and more than offset by the decline in the value of their equity awards because the Compensation Committee also took into account the Company’s overall weaker financial performance from 2011 to 2012.

The Compensation Committee determined each NEO’s equity awards after reviewing his personal performance, his overall compensation, the Company’s performance, the Company’s stock performance, and the size, term and value of the stock options and RSUs awarded to each NEO in prior years. The Compensation Committee believes that each NEO made contributions in each area of his responsibilities to the profitability of the Company.

Additional Benefits and Perquisites

NEOs and all other executive officers are entitled to reimbursement for all reasonable and documented business expenses and paid time off in accordance with the Company’s policies. Certain NEOs are also provided additional executive benefits and perquisites. For fiscal 2012, the Company provided the following benefits and perquisites to the NEOs:

Executive Benefits	Description	Who Qualifies
Automobile Allowance	• $1,300 per month for the President and Chief Executive Officer • $1,000 per month for certain NEOs	Certain NEOs

Health Insurance	• Corporate group insurance	All NEOs

Dental Insurance	• Corporate group insurance	All NEOs

Vision Insurance	• Corporate group insurance	All NEOs

Employee Assistance Program	• Corporate employee assistance program	All NEOs

Retirement Plans

•     401(k) Plan matching contributions of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll (subject to regulations of the Internal Revenue Service)

•     Discretionary 401(k) contribution, the amount of which is to be determined each year. For 2012, no discretionary contribution was made.

All NEOs

Deferred Compensation Plan	• Defer receipt of a portion of salary, cash bonus, equity or other specified compensation • Discretionary contribution made by the Company. For 2012, no discretionary contributions were made.	All NEOs

Life Insurance	• Corporate group life insurance in the amount of $700,000	All NEOs

Accidental Death and Dismemberment	• Insured in the amount of $700,000	All NEOs

Business Travel Accident Insurance	• $1,000,000 for accidental death and dismemberment • $500,000 for permanent total disability • $500 per week for up to 52 weeks of accident total disability	All NEOs

Short-Term Disability Insurance	• After elimination period of 7 days, 66-2/3% of weekly earnings are paid to a maximum of $3,750 per week.	All NEOs

Long-Term Disability Insurance

•     After elimination period of 180 days, 66-2/3% of basic monthly earnings to a maximum of $15,000 per month (and the duration of such benefit is based on such NEO’s age on the date of his or her disability)

All NEOs

The additional benefits and perquisites, if any, provided to NEOs for fiscal 2012 accounted for a nominal amount of the NEOs’ total compensation. The Compensation Committee believes that these benefits and perquisites are consistent with the Compensation Committee’s philosophy to provide a competitive compensation package.

Post-Termination and Change in Control Payments

The Compensation Committee believes that a change in control transaction would create uncertainty regarding the continued employment of the Company’s executive officers. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage the Company’s executive officers to remain employed with the Company during an important time when their continued employment in connection with, or following, a transaction is often uncertain, and to help keep the Company’s executive officers focused on Company business rather than on their personal financial security, the Compensation Committee believes that providing certain of the Company’s executive officers with severance benefits upon certain terminations of employment following an actual or potential change of control transaction, is in the best interests of the Company and its stockholders.

Dr. Lu entered into his current employment agreement with the Company on September 22, 2009. In the event his employment is terminated by (a) the Company other than for “cause” (as defined), or (b) him for “good reason” (as defined), (i) the Company shall continue to pay or provide him the annual base salary during the period commencing on the effective date of such termination and ending on the first anniversary of such effective date, (ii) the Company shall pay him any amount payable under any executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of the termination, (iii) the Company shall provide him continued participation in any group health plan or medical reimbursement plan on the terms existing on the date of termination for the period commencing on the effective date of such termination and ending 18 months thereafter, and (iv) all share-based compensation previously granted to him (including, but not limited to, all stock options, stock appreciation rights, restricted stock units and stock grants) shall continue to be governed by the applicable award agreement. However, if Dr. Lu’s employment is terminated either by the Company other than for “cause” (as defined) or by Dr. Lu for “good reason” (as defined) and if Dr. Lu then obtains new employment within one year from the date of the termination of his employment with the Company, the annual base salary payable by the Company to Dr. Lu shall be reduced by any amount received by him during such one year period. In the event that Dr. Lu’s employment is terminated by (a) the Company for “cause” (as defined) or (b) him other than for “good reason” (as defined), (i) the Company shall promptly pay or provide to him the annual base salary, prorated through the date of termination, and (ii) the Company shall pay him any amount payable under any executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of the termination.

Messrs. Liu and King entered into their current employment agreements with the Company on August 29, 2005. In the event employment is terminated by the Company without “cause” (as defined), the executive either may (a) commence a one-year paid leave of absence, or (b) forego such leave of absence and the benefits associated therewith. If the executive chooses to commence the leave of absence, the executive will, during that one year, continue as a full-time employee, entitled to receive all the benefits provided under the employment agreement. At the end of the leave of absence, the executive will continue to receive his base salary for one year, and all share-based compensation previously granted will continue to vest. The executives are subject to non-competition and non-solicitation provisions during the leave of absence and for one year after the end of the leave of absence. Upon termination or a change in control, all share-based compensation granted to the executive shall vest immediately and be exercisable for the full term thereof. If the executive chooses to forego such leave of absence, the vesting of any options or restricted stock awards awarded to the executive and his ability to exercise them, upon termination will be governed by the terms of the 2001 Incentive Plan and his stock option agreements.

Upon termination or a change in control, the vesting of Messrs. Liu and King’s stock options and RSUs and the ability to exercise such stock options will be governed by the terms of the 2001 Incentive Plan and their equity award agreements. The 2001 Incentive Plan generally provides that upon a change in control, all stock awards then outstanding shall vest immediately. For a further description of these arrangements, see “Executive Compensation – Potential Payments Upon Termination or Change in Control.”

The Compensation Committee has not provided for a lump sum payment upon termination of Messrs. Liu and King’s employment, as the Compensation Committee believes that by providing Messrs. Liu and King with an option to commence a one-year leave of absence upon termination, the Company has the ability to work with each such executive to transition his duties and responsibilities in a productive manner. The Compensation Committee believes that these post-termination and change in control arrangements are an important part of overall compensation for Messrs. Liu and King because these arrangements help to secure their continued employment and dedication, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control.

Tax and Accounting Implications

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to an executive officer to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the stockholders of the Company. The stockholders of the Company have approved each of the Company’s incentive plans for the purpose of qualifying those plans under Section 162(m), except the 2013 Equity Incentive Plan, which is currently subject to the approval by the stockholders of the Company. To qualify for deductibility under Section 162(m), the performance goals must be established no later than 90 days from the beginning of the performance period.

Because the Compensation Committee retained discretion in the allocation of the executive bonus pool in 2012, the executive bonuses in 2012 were not “performance-based.” In order to maintain flexibility in compensating NEOs and other executive officers in a manner designed to promote the Company’s goals, the Compensation Committee reserves the right to award future compensation that may not comply with Section 162(m) if it concludes that this is in the Company’s best interests.

Non-qualified Deferred Compensation

Under the employment agreement for Dr. Lu, in the event his employment is terminated by the Company other than for “cause” (as defined), or by him for “good reason” (as defined), his share-based compensation previously granted to him (including, but not limited to, all stock options, stock appreciation rights, bonus units and stock grants) shall continue to be governed by the applicable award agreement. Under the employment agreements for Messrs. Liu and King, in the event employment is terminated by the Company, the executive may commence a one-year paid leave of absence. During the leave of absence, the executive’s options remain exercisable. At the end of the leave of absence, all share-based compensation previously granted shall continue to vest and shall remain exercisable for the full term thereof. A more detailed discussion of the Company’s non-qualified deferred compensation arrangements is provided under “Executive Compensation – Non-qualified Deferred Compensation.”

Accounting for Share-Based Compensation

The Company uses the Black-Scholes-Merton option-pricing model to determine the fair value of stock options on the date of grant. Restricted stock grants are calculated by multiplying the number of shares subject to the grants by the closing price of the Company’s Common Stock on the grant date.

Conclusion

The Compensation Committee believes that the Company’s compensation program supports the Compensation Committee’s compensation objective to promote the continued profitability and growth of the Company for its stockholders, and the Compensation Committee’s compensation philosophy to attract, retain and motivate executives critical to the Company’s long-term growth and profitability.

The Compensation Committee believes that for fiscal 2012, the total compensation for each of the NEOs is competitive with the total compensation for NEOs with comparable duties at other companies of similar size, revenue and market capitalization in the semiconductor industry.

Report of the Compensation Committee

The Report of the Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dated: April 17, 2013	THE COMPENSATION COMMITTEE

Raymond Soong, Chairman
L.P. Hsu
Michael K.C. Tsai

EXECUTIVE COMPENSATION

The table below summarizes the compensation for each of the last three fiscal years of (1) each person who served as the Company’s principal executive officer or the Company’s principal financial officer during 2012, and (2) the Company’s three other most highly compensated executive officers who were serving as executive officers at the end of 2012, ranked by their total compensation for 2012 in the table below (excluding the amount in column (h)) (collectively, “NEOs”).

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)(1)	Bonus ($) (d)(2)	Stock Awards ($) (e)(3)	Option Awards ($) (f)(3)(5)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)(6)	Total ($) (j)(5)
Keh-Shew Lu (4)	2012	421,300	610,000	173,430	1,064,000	—	—	34,710	2,303,440
President and Chief Executive Officer	2011	409,000	720,000	—	1,675,000	—	—	34,686	2,838,686
	2010	397,000	1,190,000	—	1,188,000	—	—	44,720	2,819,720

Richard D. White	2012	219,500	205,000	211,970	409,640	—	178	30,145	1,076,433
Chief Financial Officer, Secretary and Treasurer	2011	211,000	240,000	233,680	644,875	—	22	31,029	1,360,606
	2010	202,000	413,000	150,384	463,320	—	—	40,697	1,269,401

Mark A. King	2012	252,300	145,000	192,700	409,640	—	5,080	35,319	1,040,039
Senior Vice President, Sales and Marketing	2011	245,000	200,000	233,680	644,875	—	8,689	35,343	1,367,587
	2010	238,000	371,000	150,384	463,320	—	—	44,548	1,267,252

Joseph Liu	2012	258,000	170,000	115,620	180,880	—	—	18,832	743,332
Senior Vice President, Operations	2011	253,000	172,800	134,366	284,750	—	—	18,932	863,848
	2010	253,000	310,000	107,968	201,960	—	—	29,583	902,511

Edmund Tang	2012	211,100	135,000	192,700	375,592	—	614	17,881	932,887
Vice President, Corporate Administration	2011	205,000	216,000	233,680	591,275	—	567	19,075	1,265,597
	2010	196,000	372,000	150,384	332,640	—	—	28,586	1,079,610

(1)	Each executive officer’s annual salary is established by the Compensation Committee in May of each year. Amounts shown represent annual salaries as of May of each year.
(2)

Amounts earned under the Company’s executive bonus plan. In 2012, 2011 and 2010, the Compensation Committee allocated the executive bonus pool based on the Compensation Committee’s subjective assessment of the workload and areas of responsibility of each executive officer and the contributions made by each executive officer to the achievement of the Company’s financial and strategic objectives.

(3)

These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each NEO has actually realized a financial benefit from the awards. The value of the equity awards in columns (e) and (f) is based on the grant date fair value calculated in accordance with the amount recognized for financial statement reporting purposes. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for RSUs and RSAs are calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. Amounts reported for stock options are determined using the Black-Scholes-Merton option-pricing model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 13, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2013, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value. All equity awards vest in four equal annual installments.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(4)

Excludes 300,000 shares of Common Stock in the form of restricted stock awards previously granted to Dr. Lu pursuant to his employment agreement dated September 22, 2009. An additional 300,000 shares of Common Stock in the form of restricted stock awards may be granted to Dr. Lu as long-term, performance incentives under his employment agreement. Such awards shall vest only if certain performance criteria are met. As of the Record Date, no such restricted stock awards have vested. For further discussion of these awards, including the performance criteria, see “Executive Compensation – Narrative to Summary Compensation Table and Plan-Based Awards Table – Employment Agreements.” The 600,000 shares of Common Stock in the form of restricted stock awards had a grant date fair value of $11.7 million on April 14, 2010.

(5)

Amounts have been adjusted to reflect the downward revision of the number of shares issuable upon exercise of stock options by 96,000, 96,000, and 96,000 shares granted to Dr. Lu pursuant to the 2001 Incentive Plan in 2010, 2011 and 2012, respectively. See notes (1) and (2) to the stock option table appearing on page 40 under “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Equity Awards” above.

(6)

Certain of the Company’s executive officers receive personal benefits in addition to salary, cash bonuses and share-based compensation, consisting of automobile allowance, group medical insurance, dental insurance, vision insurance, employee assistance program, contributions under the Company’s retirement plans, deferred compensation plan, life insurance payable at the direction of the employee, accidental death and dismemberment insurance, business travel accident insurance, and short-term and long-term disability insurance. The amount shown in column (i) for “All Other Compensation” includes benefits summarized in the following table for each NEO:

Name	Year	Auto Allowance ($)	Health Insurance ($)(1)	Retirement Plans ($)	Life and Disability Insurance ($)(2)	Total ($)(3)
Keh-Shew Lu	2012	15,600	9,362	7,500	2,248	34,710
	2011	15,600	9,488	7,350	2,248	34,686
	2010	15,600	9,321	17,150	2,648	44,719
Richard D. White	2012	12,000	9,362	6,468	2,315	30,145
	2011	12,000	9,410	7,350	2,269	31,029
	2010	12,000	9,398	17,150	2,149	40,697
Mark A. King	2012	12,000	13,361	7,469	2,490	35,320
	2011	12,000	13,542	7,350	2,451	35,343
	2010	12,000	13,037	17,150	2,362	44,549
Joseph Liu	2012	—	9,362	7,350	2,120	18,832
	2011	—	9,488	7,350	2,094	18,932
	2010	—	10,351	17,150	2,082	29,583
Edmund Tang	2012	—	9,362	6,249	2,270	17,881
	2011	—	9,488	7,350	2,237	19,075
	2010	—	9,321	17,150	2,115	28,586

(1)	Health Insurance consists of group medical insurance, dental insurance, vision insurance and employee assistance program.
(2)	Life and Disability Insurance consists of life, accidental death and dismemberment, business travel accident, and short-term and long-term disability insurance.
(3)	The total does not include deferred compensation plan benefit value, which is immaterial.

The following table sets forth certain information with respect to grants of awards to the NEOs under the Company’s non-equity and equity incentive plans during 2012.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) (3) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (3) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (2) (l)
Name (a)	Grant Date (b)	Threshold ($)(6) (c)	Target ($) (1) (d)	Maximum ($)(6) (e)	Threshold (#) (f)	Target (#) (g)		Maximum (#) (h)
Keh-Shew Lu (4) (5)	—	—	610,000	—	—	—		—	—	—	—	—
	4/14/2012	—	—	—	—	100,000	(7)	—	—	—	—	—
	5/21/2012	—	—	—	—	—		—	—	100,000	19.27	1,064,000
	5/21/2012	—	—	—	—	—		—	9,000	—	—	173,430
Richard D. White	—	—	205,000	—	—	—		—	—	—	—	—
	5/21/2012	—	—	—	—	—		—	—	38,500	19.27	409,640
	5/21/2012	—	—	—	—	—		—	11,000	—	—	211,970
Mark A. King	—	—	145,000	—	—	—		—	—	—	—	—
	5/21/2012	—	—	—	—	—		—	—	38,500	19.27	409,640
	5/21/2012	—	—	—	—	—		—	10,000	—	—	192,700
Joseph Liu	—	—	170,000	—	—	—		—	—	—	—	—
	5/21/2012	—	—	—	—	—		—	—	17,000	19.27	180,880
	5/21/2012	—	—	—	—	—		—	6,000	—	—	115,620
Edmund Tang	—	—	135,000	—	—	—		—	—	—	—	—
	5/21/2012	—	—	—	—	—		—	—	35,300	19.27	375,592
	5/21/2012	—	—	—	—	—		—	10,000	—	—	192,700

(1)

Amounts shown in column (d) were paid under the executive bonus program. Amounts shown are the annual discretionary cash bonuses for 2012 approved by the Compensation Committee. If the executive bonus pool for 2012 was less than 80% of the executive bonus pool for 2011, no bonuses would be paid to any executive officer in 2012. See “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses.”

(2)

These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether each NEO has actually realized a financial benefit from the awards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Grant date fair value reported for RSUs and RSAs is calculated by multiplying the number of shares subject to the award by the closing price of the Company’s Common Stock on the grant date. Amounts reported for stock options are determined using the Black-Scholes-Merton option-pricing model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. See Note 13, Share-Based Compensation, to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2013, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value. All equity awards vest in four equal annual installments.

(3)	Awards shown in columns (i) and (j) were made under the 2001 Incentive Plan.
(4)

Excludes 300,000 shares of Common Stock in the form of restricted stock awards previously granted to Dr. Lu pursuant to his employment agreement dated September 22, 2009. An additional 300,000 shares of Common Stock in the form of restricted stock awards may be granted to Dr. Lu as long-term, performance incentives under his employment agreement. Such awards shall vest only if certain performance criteria are met. As of the Record Date, no such restricted stock awards have vested. For further discussion of these awards, including the performance criteria, see “Executive Compensation – Narrative to Summary Compensation Table and Plan-Based Awards Table – Employment Agreements.” The 600,000 shares of Common Stock in the form of restricted stock awards had a grant date fair value of $11.7 million on April 14, 2010.

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(Footnotes continued from previous page)

(5)

Dr. Lu’s 2012 option awards in column (j) have been adjusted to reflect the downward revision of the number of shares issuable upon exercise of such stock options by 96,000 shares granted pursuant to the 2001 Incentive Plan in 2012. See notes (1) and (2) to the stock option table appearing on page 40 under “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Equity Awards” above.

(6)

See “Compensation Discussion and Analysis – Pay-for-Performance” and “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses” for a description of the Compensation Committee’s discretion under the executive bonus program.

(7)

The Company intends to include the number of shares vested and the corresponding fair market value of Dr. Lu’s long-term incentive performance awards in the Summary Compensation Table and the Grants of Plan-Based Awards Table if and when shares vest (achievement of Net Sales Target, as defined below). See additional table and disclosure in the “Executive Compensation – Summary Compensation Table” and “Executive Compensation – Grants of Plan-Based Awards.”

Narrative to Summary Compensation Table and Plan-Based Awards Table

Employment Agreements

On September 22, 2009, the Company entered into an employment agreement with Dr. Lu pursuant to which he is entitled to (i) an annual base salary of $421,300, as adjusted for 2012, subject to such periodic increases, if any, as the Board may determine; (ii) a grant of 100,000 shares of the Common Stock of the Company in the form of restricted stock awards as long-term, performance incentives on each of April 14, 2010, 2011, 2012, 2013, 2014 and 2015 on the terms and conditions set forth in the stock award agreement described below; (iii) participation in any executive bonus plan sponsored by the Company; (iv) reimbursement of any and all reasonable and documented business expenses; (v) paid vacation in accordance with the vacation policy for employees in general; (vi) participation in all plans or programs sponsored by the Company for employees in general, including, but not limited to, participation in any group health plan, medical reimbursement plan, life insurance plan, pension and profit sharing plan, or stock option plan; (vii) a life insurance policy with a death benefit in an amount equal to that existing on the date of the employment agreement ($700,000), payable as directed by the employee; and (viii) a disability insurance policy in the maximum insurable amount. Employment is “at will” and may be terminated by either the Company or the employee at any time. This employment agreement also provides for payments upon termination and change in control, as described further under “Executive Compensation – Potential Payments Upon Termination or Change in Control.” See Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on September 28, 2009 for a complete copy of the employment agreement between the Company and Dr. Lu.

On September 22, 2009, the Company and Dr. Lu also entered into a stock award agreement that provides that (i) the Company shall grant Dr. Lu 100,000 shares of Common Stock in the form of restricted stock awards as long-term, performance incentives on each of April 14, 2010, 2011, 2012, 2013, 2014 and 2015; (ii) each installment would vest only if the Company files with the SEC an Annual Report on Form 10-K for a fiscal year, which Annual Report contains audited financial statements stating that the Company’s net sales for that fiscal year exceeded a specified target amount of net sales of $1 billion for that fiscal year (the “Net Sales Target”); (iii) upon the termination of employment, the Company’s obligation to grant any subsequent installment would terminate; and (iv) any granted shares would be automatically forfeited and returned to the Company if employment is terminated before the Company achieves the Net Sales Target, except in the case of death or Disability (as defined) in which case the granted shares would be fully vested on the date of death or Disability. In 2009, the Company’s revenue was $434 million. The growth rate to achieve $1 billion at the end of the six year period represents an approximately 15% annual compound average growth rate. See Exhibit 99.3 to the Current Report on Form 8-K filed with the SEC on September 28, 2009 for a copy of the stock award agreement between the Company and Dr. Lu.

The Company’s net sales for fiscal year 2012, 2011, 2010 and 2009 did not meet or exceed the Net Sales Target; therefore, no installment of Dr. Lu’s restricted stock awards has vested. The table on Outstanding Equity Awards at Fiscal Year-End contains 300,000 shares of Common Stock in the form of such restricted stock awards issued in 2010, 2011 and 2012 but not yet vested.

The following table sets forth a summary as of the Record Date of the 600,000 shares of Common Stock in the form of restricted stock awards to be granted to Dr. Lu as long-term, performance incentives:

Installment Date	Shares Subject to Award	Shares Granted	Net Sales Achieved (in millions)	Performance Metric Percent of Net Sales Target ($1 billion)	Performance Metric of Net Sales Target ($1 billion) Achieved	Shares Vested	Unrealized Value Reported in Outstanding Equity Awards at Fiscal Year-End Table
2009 (Year of Award)	—	—	$434	43%	—	—
April 14, 2010	100,000	100,000	$613	61%	No	—	$1,735,000
April 14, 2011	100,000	100,000	$635	64%	No	—	$1,735,000
April 14, 2012	100,000	100,000	$634	63%	No	—	$1,735,000
April 14, 2013	100,000	—	—	—	—	—
April 14, 2014	100,000	—	—	—	—	—
April 14, 2015	100,000	—	—	—	—	—

Total	600,000	300,000	—	—	—	—	$5,205,000

Executive Bonus Plan

For a description of the Company’s executive bonus plan, including the amount granted to NEOs in 2012 and 2011, and the methods for determining the executive bonus pool and allocating that pool among the executive officers, see “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Bonuses.”

2001 Omnibus Equity Incentive Plan

General. The purpose of the 2001 Incentive Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company to attract, retain and motivate key service providers by providing performance-based benefits. The 2001 Incentive Plan encourages ownership in the Company by such key personnel whose long-term service is considered essential to the Company’s continued progress and, thereby, align participants’ and stockholders’ interests. Among other types of awards, stock appreciation rights, stock options, stock appreciation rights, stock awards, including restricted stock and restricted stock units, and cash awards, may be granted under the 2001 Incentive Plan. Options granted under the 2001 Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or non-qualified stock options.

The following table shows the number of shares issued, subject to outstanding awards, and available for issuance under the 2001 Incentive Plan as of the Record Date:

		Actual Number of Shares	Factor	Number of Shares Counted Towards the Share Limit
Shares Issued

	Stock Options	2,993,007	1.00	2,993,007

	Restricted Stock Units	1,277,814	1.52	1,942,277

	Restricted Stock Awards	—	1.52	—

	Total	4,270,821		4,935,284

Net Shares subject to Outstanding Awards

	Stock Options	3,297,908	1.00	3,297,908

	Restricted Stock Units	847,506	1.52	1,288,209

	Restricted Stock Awards	600,000	1.52	912,000

	Total	4,745,414		5,498,117

Total Shares Usage		9,016,235		10,433,401

Shares Available for Grant				449,816

Maximum Share Limit				10,883,217

For information concerning the grant of awards during fiscal 2012 to the NEOs, the exercise of stock options, RSUs or RSAs during fiscal 2012 by the NEOs, and unexercised stock options, RSUs and RSAs held by NEOs as of December 31, 2012, see “Executive Compensation – Grants of Plan-Based Awards,” “Executive Compensation – Option Exercises and Stock Vested” and “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End.”

Administration. The 2001 Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the 2001 Incentive Plan, the Compensation Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the 2001 Incentive Plan are borne by the Company.

Share Limit. The maximum total number of shares with respect to which aggregate stock awards may be granted (and the maximum number of shares that may be issued pursuant to incentive stock options) is 10,883,217 shares. If awards granted under the 2001 Incentive Plan expire, are canceled or otherwise terminate without being exercised, the gross number of shares of Common Stock not purchased pursuant to the award again becomes available for issuance under the 2001 Incentive Plan. Each issuance of shares, other than pursuant to stock options or stock appreciation rights, shall count as 1.52 shares against the maximum share issuance limit. With respect to the settlement of stock appreciation rights and the exercise of stock options, the gross number of shares subject to the settlement or exercise shall count against the maximum share issuance limit.

Eligibility. Employees, directors and consultants of the Company or its subsidiaries are eligible to receive awards under the 2001 Incentive Plan although only employees can receive incentive stock option grants.

Types of Awards. The 2001 Incentive Plan authorizes the Compensation Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, stock appreciation rights, restricted units, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

Stock options may be granted under the 2001 Incentive Plan, including incentive stock options, as defined under Section 422 of the Code, and non-qualified stock options. A stock option generally gives the optionee the right to buy a specified number of shares of Common Stock for a fixed price during a fixed period of time. The exercise price of stock options granted under the 2001 Incentive Plan will be determined by the Compensation Committee except that all options must have a per share exercise price that is not less than 100% of the fair market value of a common share on the date of grant. Stock options may not be re-priced without the approval of the stockholders. Stock options may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant. No incentive stock option may be granted under the 2001 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least one hundred and ten percent (110%) of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000.

Stock appreciation rights entitle a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the stock appreciation right over the fair market value of a share on the date of grant of the stock appreciation right. The amount due the holder of a stock appreciation right may be paid in cash, in shares of Common Stock, or in a combination of both. The maximum term in which a stock appreciation right can accrue value is ten years. In addition, the exercise price per share of Common Stock purchasable under a stock appreciation right may not be less than 100% of the fair market value of a share of Common Stock on the date of grant of such stock appreciation right. Stock appreciation rights may not be re-priced without the approval of the stockholders.

A restricted stock award is the grant of shares of Common Stock with a purchase price determined by the Compensation Committee (including zero), and which may be subject to a substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment and/or achieving performance goals. A restricted unit is a bookkeeping entry that represents the equivalent of a share of our Common Stock. The amount due to the holder upon the settlement of a restricted unit that has vested may be paid in cash, in shares of Common Stock, or in a combination of both. A settlement of a vested restricted unit shall generally occur as soon as practicable after vesting although the 2001 Incentive Plan provides that the Compensation Committee may permit the deferral of payment of an award.

An award granted under the 2001 Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change in control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions.

In administering the 2001 Incentive Plan, the Compensation Committee shall apply the following calendar year per individual grant limits on awards: stock options to purchase not more than 100,000 shares (subject to adjustment); SARs measured by an amount of shares of Common Stock not in excess of 100,000 shares of Common Stock (subject to adjustment); RSUs or RSAs that are intended to constitute qualified performance-based compensation under Section 162(m) of the Code, totaling or measured by not more than 100,000 shares of Common Stock (subject to adjustment); and any other stock-based award, the vesting of which is contingent on the attainment of specified performance criteria, that is intended to constitute qualified performance-based compensation under Section 162(m) of the Code, measured by not more than 100,000 shares of Common Stock (subject to adjustment). Each of these share grant limits is an annual limitation on grants and not a cumulative limitation. Each of the foregoing numerical limits on awards is subject to adjustment as described below in “Adjustments.” below.

However, it is impossible to be certain that all awards under the 2001 Incentive Plan or any other compensation paid by the Company will be tax deductible. Further, the 2001 Incentive Plan does not preclude the Compensation Committee from making other compensation payments outside of the 2001 Incentive Plan even if such payments do not qualify for tax deductibility under Section 162(m) of the Code. See also “Section 162(m) Limitations.” below for further information on Section 162(m) of the Code.

Amendment. Subject to limitations imposed by law, the Board may amend or terminate the 2001 Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of any award previously granted under the 2001 Incentive Plan or any rights thereunder without the recipient’s consent. In addition, the Board may not, without approval of the stockholders, make any amendment which would (i) increase the aggregate number of shares of Common Stock which may be issued under the 2001 Incentive Plan (except for adjustments described below), (ii) materially modify the requirements as to eligibility for participation in the 2001 Incentive Plan, or (iii) materially increase the benefits accruing to participants under the 2001 Incentive Plan.

Section 16(b). Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and 10% stockholders of the Company are generally liable to the Company for repayment of any “short-swing” profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such rule. Specifically, the grant of an equity compensation award under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The 2001 Incentive Plan and its administration is designed to comply with Rule 16b-3.

Term. The 2001 Incentive Plan was last amended by the Board and approved by stockholders of the Company on May 28, 2009. Awards may not be granted under the 2001 Incentive Plan after May 28, 2019, which is the date on which the 2001 Incentive Plan will terminate (although the 2001 Incentive Plan could be terminated earlier by the Board). However, any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms.

Performance Goals. The business criteria on which performance goals are based under the 2001 Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation may be based solely on increases in the value of the Common Stock after the date of grant of award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options the maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant. The Compensation Committee may use any one or more of the following performance criteria: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity or productivity, (xxiv) EBITDA (as defined), and (xxv) any other similar criteria.

Change in Control. In the event of a change in control of the Company, all outstanding unvested awards shall generally become vested and exercisable; provided, however, that if any payment under the 2001 Incentive Plan (alone or in conjunction with other payments) would otherwise constitute an “excess parachute payment” under Section 280G of the Code such payment shall be reduced or eliminated to the extent necessary to avoid deduction disallowance under Section 280G of the Code or the imposition of excise taxes under Section 4999 of the Code.

Adjustments. If there is any change in the stock subject to the 2001 Incentive Plan or subject to any award made under the 2001 Incentive Plan (through merger, consolidation, reorganization, re-capitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise, or any capital adjustment or transaction similar to the foregoing, or any distribution to holders of Common Stock other than regular cash dividends), the 2001 Incentive Plan, the shares outstanding thereunder and the individual annual grant limits will be appropriately adjusted as to the class and proportionately adjusted as to the maximum number of shares subject to the 2001 Incentive Plan and to the maximum number of shares which may be sold or awarded to a participant, and to the class, number of shares and price per share of stock subject to such outstanding awards as determined by the Compensation Committee to be equitable and appropriate subject to compliance with applicable law. In addition, the Compensation Committee may also make adjustments in the number of shares covered by, and the price or other value of any outstanding awards under the 2001 Incentive Plan in the event of a spin off or other distribution (other than normal cash dividends) of Company assets to stockholders.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer or any of the three other most highly compensated executive officers other than the Company’s Chief Financial Officer. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there generally must be a maximum limit to the number of shares granted to any one individual under the plan during a specified period of time. Accordingly, the 2001 Incentive Plan provides that no person may be granted awards of the same type totaling or measured by more than 100,000 shares (subject to adjustment as described in the preceding paragraph) of Common Stock in any calendar year (with such limit applying individually (and not cumulatively) to each type of award for each calendar year). In addition, the maximum amount payable for a performance unit grant for any calendar year cannot exceed $5 million. The 2001 Incentive Plan was clarified and amended on September 22, 2006 by the Board to provide that, in the event of a change in the capital stock of the Company (such as a stock dividend, stock split, re-capitalization, merger, consolidation, split-up, combination, exchange of stock or other form of reorganization), such proportionate adjustment will be made to each award under such plan as may be necessary or appropriate, as determined by the Compensation Committee, to reflect that change in the capital stock.

2013 Equity Incentive Plan

For a description of the proposed 2013 Equity Incentive Plan, see “Proposal Three – Approval of the 2013 Equity Incentive Plan.”

401(k) Plan and Other Retirement Plans

The Company maintains the 401(k) Plan for the benefit of qualified employees at the Company’s locations in the United States. Each employee who participates in the 401(k) Plan may elect to make salary deferral contributions to the 401(k) Plan up to 100% of the employee’s eligible payroll subject to annual maximum limitations under the Code. The Company makes a matching contribution of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll, which initially vests over four years. In addition, the Company may make a discretionary contribution to the entire qualified employee pool, in accordance with the 401(k) Plan.

As stipulated by the rules and regulations of the People’s Republic of China, the Company maintains a retirement plan with the local municipal government for the employees in China. The Company is required to make contributions to the retirement plan at a rate between 10% and 22% of the employee’s eligible payroll. Pursuant to the Taiwan Labor Standard Law and Factory Law, the Company maintains a retirement plan for the employees in Taiwan. The Company makes contributions at a rate of 6% of the employee’s eligible payroll.

Defined Benefit Plan

In connection with the acquisition of Zetex plc, the Company adopted a contributory defined benefit plan that covers certain employees in the United Kingdom. The defined benefit plan is closed to new entrants and frozen with respect to future benefit accruals. The retirement benefit is calculated based on the final average compensation and service of each eligible employee. The Company determined the fair value of the defined benefit plan assets and utilizes an annual measurement date of December 31. At subsequent measurement dates, defined benefit plan assets will be determined based on fair value. Defined benefit plan assets consist primarily of high quality corporate bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity approximating the terms of the related pension liability. The net pension and supplemental retirement benefit obligations and the related periodic costs are based on, among other things, assumptions of the discount rate, estimated return on defined benefit plan assets and mortality rates. These obligations and related periodic costs are measured using actuarial techniques and assumptions. The projected unit credit method is the actuarial cost method used to compute the pension liabilities and related expenses.

In 2012, the Company adopted a payment plan that Zetex had in place with the trustees of the defined benefit plan in which the Company will pay approximately £2 million GBP (approximately $3 million based on a USD:GBP exchange rate of 1.6:1) every year from 2012 through 2019.

The expected long-term return on defined benefit plan assets was determined based on historical and expected future returns of the various asset classes. The defined benefit plan’s investment policy includes a mandate to diversify assets and invest in a variety of asset classes to achieve its expected long-term return and is currently invested in a variety of funds representing most standard equity and debt security classes. Trustees of the defined benefit plan may make changes at any time.

The Company’s overall defined benefit plan investment strategy is to achieve a mix of investments for long-term growth and for near-term benefit payments with a wide diversification of asset types and fund strategies. The target allocations for defined benefit plan assets are 48% equity securities, 40% corporate bonds and government securities, and 12% to absolute return funds. Equity securities primarily include investments in large-cap and mid-cap companies primarily located in the United Kingdom (U.K.). Fixed income securities include corporate bonds of companies from diversified industries, and U.K. government bonds. The absolute return fund is mainly invested in a mixture of equities and bonds.

The defined benefit plan’s trustees appoint fund managers to carry out all the day-to-day functions relating to the management of the fund and its administration. The fund managers must invest their portion of the defined benefit plan’s assets in accordance with their investment manager agreement agreed by the trustees. The trustees are responsible for agreeing these investment manager agreements and for deciding on the portion of the defined benefit plan’s assets that will be invested with each fund manager. When making decisions, the trustees take advice from experts including the defined benefit plan’s actuary and also consult with the Company.

The investment manager agreements require the fund managers to invest in a diverse range of stocks and bonds across each particular asset class. The stocks held by the defined benefit plan in a particular asset class should therefore match closely the underlying stocks in the relevant index. The Company believes that this leads to minimal concentration of risk within each asset class; although it recognizes that some asset classes are inherently more risky than others.

The following table sets forth certain information regarding equity-based awards held by each of the NEOs as of December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (1) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Keh-Shew Lu (6) (7)
	118,125	—	—	11.53	04/14/2015	9,000	(5)	156,150	300,000	(6)	5,205,000
	118,125	—	—	22.26	05/22/2016	—		—	—		—
	111,000	—	—	24.66	05/31/2017	—		—	—		—
	111,000	—	—	27.95	05/29/2018	—		—	—		—
	75,000	25,000	—	15.05	05/28/2019	—		—	—		—
	50,000	50,000	—	19.28	05/24/2020	—		—	—		—
	25,000	75,000	—	29.21	05/26/2021	—		—	—		—
	—	100,000	—	19.27	05/21/2022	—		—	—		—
Richard D. White
	15,000	—	—	27.76	07/03/2016	2,250	(2)	401,653	—		—
	15,000	—	—	24.66	05/31/2017	3,900	(3)	—	—		—
	15,000	—	—	27.95	05/29/2018	6,000	(4)	—	—		—
	33,750	11,250	—	15.05	05/28/2019	11,000	(5)	—	—		—
	19,500	19,500	—	19.28	05/24/2020	—		—	—		—
	9,625	28,875	—	29.21	05/26/2021	—		—	—		—
	—	38,500	—	19.27	05/21/2022	—		—	—		—
Mark A. King
	39,900	—	—	8.14	07/14/2014	2,250	(2)	384,303	—		—
	14,511	—	—	15.54	07/12/2015	3,900	(3)	—	—		—
	31,614	—	—	15.54	07/12/2015	6,000	(4)	—	—		—
	27,000	—	—	22.26	05/22/2016	10,000	(5)	—	—		—
	25,500	—	—	24.66	05/31/2017	—		—	—		—
	25,000	—	—	27.95	05/29/2018	—		—	—		—
	33,750	11,250	—	15.05	05/28/2019	—		—	—		—
	19,500	19,500	—	19.28	05/24/2020	—		—	—		—
	9,625	28,875	—	29.21	05/26/2021	—		—	—		—
	—	38,500	—	19.27	05/21/2022	—		—	—		—
Joseph Liu
	12,177	—	—	5.80	08/01/2013	2,250	(2)	251,575	—		—
	19,446	—	—	5.80	08/01/2013	2,800	(3)	—	—		—
	19,002	—	—	5.80	08/01/2013	3,450	(4)	—	—		—
	50,625	—	—	8.14	07/14/2014	6,000	(5)	—	—		—
	13,265	—	—	15.54	07/12/2015	—		—	—		—
	37,361	—	—	15.54	07/12/2015	—		—	—		—
	30,000	—	—	22.26	05/22/2016	—		—	—		—
	28,500	—	—	24.66	05/31/2017	—		—	—		—
	26,000	—	—	27.95	05/29/2018	—		—	—		—
	30,000	10,000	—	15.05	05/28/2019	—		—	—		—
	8,500	8,500	—	19.28	05/24/2020	—		—	—		—
	4,250	12,750	—	29.21	05/26/2021	—		—	—		—
	—	17,000	—	19.27	05/21/2022	—		—	—		—
Edmund Tang
	13,500	—	—	28.45	10/02/2016	1,613	(2)	208,859	—		—
	12,000	—	—	24.66	05/31/2017	2,900	(3)	—	—		—
	12,000	—	—	27.95	05/29/2018	3,225	(4)	—	—		—
	18,000	6,000	—	15.05	05/28/2019	4,300	(5)	—	—		—
	14,000	14,000	—	19.28	05/24/2020	—		—	—		—
	8,825	26,475	—	29.21	05/26/2021	—		—	—		—
	—	35,300	—	19.27	05/21/2022	—		—	—		—

(Footnotes continued on following page)

(Footnotes continued from previous page)

(1)

Equity awards granted prior to May 22, 2006 vest in three equal annual installments on the first three anniversary dates of the date of grant. Equity awards granted on or after May 22, 2006 vest in four equal annual installments on the first four anniversary dates of the date of grant.

(2)	Awards vest in four equal annual installments beginning May 29, 2010.
(3)	Awards vest in four equal annual installments beginning May 28, 2011.
(4)	Awards vest in four equal annual installments beginning May 24, 2012.
(5)	Awards vest in four equal annual installments beginning May 29, 2013.
(6)

An aggregate of 600,000 shares of Common Stock in the form of restricted stock awards as long-term, performance incentives shall be granted to Dr. Lu in six equal annual installments of 100,000 shares, on each of April 14, 2010, 2011, 2012, 2013, 2014 and 2015. Each installment would vest only if the Company files with the SEC on Annual Report on Form 10-K for a fiscal year, which Annual Report contains audited financial statements stating that the Company’s net sales for that fiscal year exceed $1 billion (the “Net Sales Target”). Upon the termination of employment, the Company’s obligation to grant any subsequent installment would terminate, and any granted shares would be automatically forfeited and returned to the Company if employment is terminated before the Company achieves the Net Sales Target, except in the case of death or Disability (as defined) in which case the granted shares would be fully vested on the date of death of Disability. As of the Record Date, no installment of these restricted stock awards have vested. For further discussion on the Net Sales Target, see “Executive Compensation – Narrative to Summary Compensation Table and Plan-Based Awards Table – Employment Agreements.”

(7)

Amounts in columns (b) and (c) reflect the downward revision of the number of shares issuable upon exercise of stock options by 122,000, 96,000, 96,000 and 96,000 shares granted pursuant to the 2001 Incentive Plan in 2009, 2010, 2011 and 2012, respectively. See note (2) to the stock option table appearing on page 40 under “Compensation Discussion and Analysis – How and Why Executive Compensation Decisions Were Made – Equity Awards” above.

Option Exercises and Stock Vested

The following table sets forth certain information regarding exercises of options and vesting of RSUs held by NEOs during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keh-Shew Lu	43,875	485,161	—	—
Richard D. White	—	—	7,150	141,953.50
Mark A. King	—	—	7,325	145,457.00
Joseph Liu	—	—	6,050	120,267.00
Edmund Tang	—	—	6,350	125,937.50

(1)

Value realized on exercise (or vesting) is calculated by (i) multiplying the number of shares acquired upon exercise (or vesting) by (ii) the difference between the closing price of the Common Stock of the Company on the exercise (or vesting) date and the exercise price, if any, and does not reflect the actual value realized. The actual value realized depends upon the number of shares actually sold by each NEO, if any.

The following table sets forth information with respect to shares of Common Stock that may be issued under the Company’s equity compensation plans as of December 31, 2012.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	4,769,004	(1)	$17.53	(2)	453,160	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—		—

Total	4,769,004		$17.53		453,160

(1)	Shares issuable pursuant to outstanding options and awards under the 2001 Incentive Plan as of December 31, 2012.
(2)	Weighted average exercise price based on 3,304,808 stock options outstanding.
(3)	Represents shares of Common Stock that may be issued pursuant to future awards under the 2001 Incentive Plan.

Non-qualified Deferred Compensation

The Company adopted a non-qualified deferred compensation plan effective January 1, 2007, which permits the Board and eligible employees, including the NEOs, to voluntarily elect to defer up to 75% of base salary, and up to 100% of cash bonuses and stock awards until designated future dates, provided that their total deferrals do not reduce their total compensation below the amount necessary to satisfy obligations such as employment taxes and benefit plan payments. Amounts deferred are credited with earnings or losses based on the participant’s investment allocation among investment options, which may include stocks, bonds and mutual fund shares. Withdrawals can be made pursuant to Internal Revenue Service regulations for retirement and distributions. Upon termination of an executive, a 100% distribution is made after six months has lapsed. The Company may, from time to time, make discretionary contributions to participants’ accounts. No discretionary contributions were made in 2012, 2011 or 2010. Distributions are paid in accordance with the participants’ elections with regard to the timing and form of distributions. The Company offsets its obligations under the non-qualified deferred compensation plan by investing in the actual underlying investments. These investments are classified as trading securities and are carried at fair value. At December 31, 2012, these investments totaled approximately $3 million. All gains and losses in these investments are materially offset by corresponding gains and losses in the deferred compensation plan liabilities.

Non-qualified Deferred Compensation

The following table sets forth certain information related to the non-qualified deferred compensation plan for the NEOs:

Name (a)	Executive Contributions in Last Fiscal Year ($) (1) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
Keh-Shew Lu	—	—	—	—	6,519
Richard D. White	—	—	178	—	1,919
Mark A. King	21,550	—	5,080	(281,938)	694
Joseph Liu	—	—	—	—	—
Edmund Tang	—	—	614	—	7,623

(1)	Contributions are reported as compensation in the last completed fiscal year in either the “Salary” or the “Bonus” column in the Summary Compensation Table depending on the source of the deferral.

Potential Payments Upon Termination or Change in Control

The following sets forth potential payments payable to the NEOs upon termination of their employment or a change in control of the Company.

Dr. Keh-Shew Lu

Payments Upon Termination by the Company Other Than for “Cause” or by the Employee for “Good Reason”

Payments upon termination by the Company other than for “cause” (as defined in Dr. Lu’s employment agreement) or by Dr. Lu for “good reason” (as defined in Dr. Lu’s employment agreement) are governed by his current employment agreement entered into with the Company on September 22, 2009. Dr. Lu’s relationship with the Company is “at will” and may be terminated at the option of either party, for any or no reason whatsoever, with or without cause.

“Cause” means:

•

the willful and continued refusal of the employee to substantially perform his duties in accordance with his employment agreement (other than any such failure resulting from incapacity due to physical or mental illness), insubordination, or material violation of the Company’s policies, in each case after a written demand for substantial performance is delivered to the employee by the Board which specifically identifies the manner in which the Board believes that the employee has not substantially performed such duties, the acts constituting such insubordination, or such violations of the Company’s policies, as the case may be, and the employee shall have had a reasonable opportunity to remedy the same; or

•	the conviction of, or a plea of nolo contendere by, the employee to a felony; or

•	a charge or indictment of a felony, the defense of which renders the employee substantially unable to perform his duties under his employment agreement.

“Good reason” means:

•	a material diminution in employee’s base salary;

•	a material diminution in employee’s authority, duties or responsibilities as contemplated in his employment agreement;

•	a material change in the geographic location at which employee must perform services; or

•	any other action or inaction that constitutes a material breach by the Company of this Agreement.

In the event Dr. Lu’s employment terminated by (a) the Company other than for “cause” (as defined), or (b) him for “good reason” (as defined), (i) the Company shall continue to pay or provide him the annual base salary during the period commencing on the effective date of such termination and ending on the first anniversary of such effective date, (ii) the Company shall pay him any amount payable under an executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of the termination, (iii) the Company shall provide him continued participation in any group health plan or medical reimbursement plan on the terms existing on the date of termination for the period commencing on the effective date of such termination and ending 18 months thereafter, and (iv) all stock-based compensation previously granted to him (including, but not limited to, all stock options, stock appreciation rights, bonus units and stock grants) shall continue to be governed by the applicable award agreement.

However, if Dr. Lu’s employment is terminated either by the Company other than for “cause” (as defined) or by Dr. Lu for “good reason” (as defined) and if Dr. Lu then obtains a new employment within one year from the date of his termination, the annual base salary payable by the Company to Dr. Lu shall be reduced by any amount received by him during such one year of his new employment.

Payments Upon Termination by the Company for “Cause” or by the Employee Other Than for “Good Reason”

In the event that Dr. Lu’s employment is terminated by (a) the Company for “cause” (as defined) or (b) the employee other than for “good reason,” (as defined), (i) the Company shall promptly pay to him the annual base salary, prorated through the date of termination and (ii) the Company shall pay him any amount payable under an executive bonus plan for the fiscal year in which such termination occurs, prorated to the date of his employment termination.

Payment Upon Termination Due To Death or Disability

Under Dr. Lu’s employment agreement, Dr. Lu is entitled to a life insurance policy with a death benefit in an amount equal to that existing on the date of his employment agreement and/or a disability insurance policy in the maximum insurable amount as defined by such policy. The employment agreement does not provide for a payment to Dr. Lu in the event of termination due to death or disability.

Dr. Lu’s stock award agreement dated September 22, 2009 provides that in the event of his death or Disability (as defined), the shares of Common Stock granted to him in the form of restricted stock awards as Dr. Lu’s long-term, performance incentives under such stock award agreement shall become fully vested on such date of his death or Disability.

The 2001 Incentive Plan generally provides that if the executive dies or becomes “permanently disabled” (as defined), the award will be exercisable by the executive’s successor until the earlier of (1) the expiration date of the award (generally ten years from date of grant), or (2) for one year after such death or “permanent disability,” to the extent such award was exercisable on the date of death or permanent disability. The awards will generally continue to vest according to the vesting schedule.

Payment Upon a Change in Control

Except as otherwise stated in the 2001 Incentive Plan or in any of Dr. Lu’s equity award agreements, the 2001 Incentive Plan generally provides that, in the event of a change in control, (1) all of Dr. Lu’s stock options then outstanding shall become fully vested and exercisable as of the date of the change in control and shall terminate at such time as specified in his stock option agreements, and (2) all restrictions and conditions of all Restricted Stock Grants (as defined) then outstanding shall be deemed satisfied as of the date of the change in control. A change in control, as currently defined in the 2001 Incentive Plan, means the occurrence of any one (or more) of the following:

•

any person, including a group as defined in Section 13(d)(3) of the Exchange Act, as amended, becoming the beneficial owner of stock of the Company which entitles such holder to cast 25% or more of the total number of votes for the election of the Board;

•

a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, in which the directors of the Company immediately prior to such event cease to be a majority of the Board;

•	the Company ceases to be an independent publicly owned company or a sale or other disposition is completed for all or substantially all the assets of the Company; or

•	a tender offer or exchange offer (other than one made by the Company) in which the shares of the Company’s stock are acquired.

Payment Upon Retirement

Dr. Lu’s employment agreement does not specifically provide for a payment to him in the event of his retirement.

The 2001 Incentive Plan generally provides that upon retirement, the option or stock award will continue to vest according to the vesting schedule. In addition, upon retirement, the option or stock award will be exercisable until the earlier of (1) the expiration date of the option (generally ten years from date of grant) or stock award, or (2) for three months after the termination date of the executive.

Assuming Dr. Lu’s employment was terminated on December 31, 2012 either by the Company other than for “cause” (as defined) or by Dr. Lu for “good reason” (as defined), he would have received a potential payment and benefits upon such termination equal to $1,089,054, which includes his one-year annual salary in the amount of $421,300, his one-year annual bonus in the amount of $610,000, his paid vacation in the amount of $43,750 and a 18 month health plan in the amount of $14,004. Dr. Lu would also continue to be entitled to vest his unvested stock options and also continue to be entitled to exercise his vested stock options with an aggregate value on December 31, 2012 of $5,488,800. However, if Dr. Lu then obtains a new employment within one year from the date of his termination, the annual base salary in the amount of $421,300 received by Dr. Lu shall be reduced by any amount received by him during such one year of his new employment.

Assuming Dr. Lu’s employment was terminated on December 31, 2012 either by the Company for “cause” (as defined) or by him other than for “good reason” (as defined), he would have received a potential payment upon such termination in the amount of $653,750, which includes his one-year annual bonus in the amount of $610,000 and his annual paid time off in the amount of 43,750. Dr. Lu would continue to be entitled to exercise his vested stock options with a value on December 31, 2012 of $1,070,048.

Assuming Dr. Lu’s employment was terminated due to death or Disability on December 31, 2012, Dr. Lu, or his estate, would have received a $700,000 life insurance benefit in the event of his death or $187,500 disability insurance benefit in the event of his Disability. In the event of his death or Disability, Dr. Lu would continue to be entitled to exercise his vested stock options with a value on December 31, 2012 of $1,070,048.

Assuming Dr. Lu’s employment was terminated due to change in control on December 31, 2012, Dr. Lu would be entitled to exercise all of his outstanding stock options with a value on December 31, 2012 of $5,488,800.

Assuming Dr. Lu’s employment was terminated due to his retirement on December 31, 2012, Dr. Lu would continue to be entitled to exercise his vested stock options with a value on December 31, 2012 of $1,070,048.

The foregoing amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to Dr Lu, which amounts would only be known at the time of termination.

Messrs. Joseph Liu and Mark A. King

Payment Upon Termination Without Cause

Payments upon termination without “cause” for Messrs. Liu and King are governed by their current employment agreements entered into with the Company on August 29, 2005. The executive’s relationship with the Company is “at will” and may be terminated at the option of either party, with or without cause.

“Cause” means:

•

the willful and continued refusal of the executive to substantially perform his duties in accordance with his employment agreement, after the Board has provided the executive with written demand for substantial performance and the executive has had reasonable opportunity to remedy it;

•	the conviction of, or a plea of nolo contendere by, the executive to a felony; or

•	a charge or indictment of a felony, the defense of which renders the executive substantially unable to perform his duties under his employment agreement.

In the event employment is terminated by the Company without “cause,” the executive either may (a) commence a one-year paid leave of absence (“LOA”), or (b) forego such LOA and the benefits associated therewith. If the executive chooses to commence the LOA, the potential payments to the executive are as follows:

Payments during the leave of absence. During the LOA, the executive will continue as a full-time employee of the Company, entitled to receive all the benefits provided under his employment agreement, namely: (1) his annual base salary; (2) participation in any executive bonus plan of the Company, pro-rated to the beginning of the LOA; (3) reimbursement for all reasonable and documented business expenses; (4) paid vacation in accordance with the Company’s vacation policy for employees generally; (5) participation in all plans provided to employees in general; (6) a life insurance policy in the amount in effect on the date of the employment agreement; and (7) a disability policy in the maximum insurable amount.

Payments after the leave of absence. At the end of the LOA, neither the Company nor the executive shall have any further duties under his employment agreement, except that (1) the Company shall continue to pay to the executive, or his estate, the annual base salary for one year, and (2) all share-based compensation previously granted shall continue to vest and shall remain exercisable for the full term thereof, determined without regard to the termination of employment.

If the executive chooses to forego the LOA and the benefits associated therewith, the vesting of any options, RSAs or RSUs awarded to the executive and his ability to exercise them upon termination will be governed by the terms of the 2001 Incentive Plan and his stock award agreements. The 2001 Incentive Plan generally provides, that if the executive is terminated for any reason other than death or “permanent disability” (as defined), the award will be exercisable until the earlier of (1) the expiration date of the award (generally ten years from date of grant), or (2) for three months after the termination date of the executive.

Payment Upon Termination With Cause

The employment agreements do not provide for a payment to the executives in the event of termination with cause. Although executives’ employment agreements do not provide for payments to the executives in the event of their termination with cause, executives may exercise their vested stock options, RSUs and/or RSAs in accordance with corresponding stock plans and equity award agreements.

Payment Upon Termination Due To Death or Disability

The 2001 Incentive Plan generally provides that if the executive dies or becomes “permanently disabled” (as defined), the award will be exercisable by the executive’s successor until the earlier of (1) the expiration date of the award (generally ten years from date of grant), or (2) for one year after such death or “permanent disability,” to the extent such award was exercisable on the date of death or permanent disability. The awards will generally continue to vest according to the vesting schedule. The NEOs are also entitled to receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The employment agreements do not provide for a payment to the executives in the event of termination due to death or disability.

Payment Upon a Change in Control

Upon a change in control, all share-based compensation granted to the executive shall vest immediately and be exercisable for the full term thereof. A change in control, as currently defined in both the 2001 Incentive Plan and the NEO’s current employment agreement, means the occurrence of any one (or more) of the following:

•

any person, including a group as defined in Section 13(d)(3) of the Exchange Act, as amended, becoming the beneficial owner of stock of the Company which entitles such holder to cast 25% or more of the total number of votes for the election of the Board;

•

a cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, in which the directors of the Company immediately prior to such event cease to be a majority of the Board;

•	the Company ceases to be an independent publicly owned company or a sale or other disposition is completed for all or substantially all the assets of the Company; or

•	a tender offer or exchange offer (other than one made by the Company) in which the shares of the Company’s stock are acquired.

Payment Upon Retirement

The 2001 Incentive Plan and forms of option and stock award agreements generally provide that upon retirement, the option or stock award will continue to vest according to the vesting schedule. In addition, upon retirement, the option or stock award will be exercisable until the earlier of (1) the expiration date of the option (generally ten years from date of grant) or stock award, or (2) for three months after the termination date of the executive.

Messrs. Richard D. White and Edmund Tang

Payment Upon Termination

Because neither Mr. White nor Mr. Tang has an employment agreement with the Company, payments upon termination under any circumstance for either one of them are governed by their respective equity award agreements, the 2011 Incentive Plan and Company’s general policies for termination of employees as specified in the Company’s Employee Handbook. Please refer to the tables below in this Proxy Statement for further discussion of Mr. White and Mr. Tang’s payments upon termination under any circumstance.

The following table shows the potential payments upon termination or a change in control of the Company for each of the NEOs assuming each of the NEO’s employment was terminated on December 31, 2012, and assuming that the change in control occurred at December 31, 2012. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for such payments.

Name	Voluntary Termination or Termination With Cause ($) (1)	Termination due to Death or Disability ($)(1)(2)	Termination Without Cause ($) (1) (3)	Change in Control ($) (1) (4)
Keh-Shew Lu	653,750	—	6,493,121	5,418,650
Richard D. White	227,794	—	1,096,060	427,528
Mark A. King	181,389	—	1,097,372	410,178
Joseph Liu	207,212	—	994,719	274,575
Edmund Tang	156,922	—	803,810	222,659

(1)	Does not include the following amounts that could be realized upon exercising vested stock options:

Name	Amounts ($)
Keh-Shew Lu	859,598
Richard D. White	77,625
Mark A. King	528,401
Joseph Liu	1,211,613
Edmund Tang	41,400

Amounts assume that all vested stock options as of December 31, 2012 are exercised as of December 31, 2012, and are calculated by multiplying the number of vested stock options by the difference between the exercise price and the closing price of the Company’s Common Stock on December 31, 2012.

(2)

Such amounts do not include a $700,000 benefit for each NEO paid by the Company’s life insurance policy upon death and do not include the following short- and long-term disability payments for the first year and long-term disability payments for the second year paid by disability insurance policies:

Name	First Year Amounts ($)	Second Year Amounts ($)
Keh-Shew Lu	183,750	180,000
Richard D. White	143,591	146,407
Mark A. King	165,048	168,284
Joseph Liu	168,777	86,043
Edmund Tang	138,096	140,804

(Footnotes continued on following page)

(Footnotes continued from previous page)

(3)

The following table reflects the estimate of the payments and benefits that each NEO would receive assuming the NEO’s employment was terminated without “cause” on December 31, 2012, and the NEO chose to commence the LOA beginning on January 1, 2013. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for such payments.

Name	Base Salary ($) (a)	Bonus ($) (b)	Paid Vacation ($) (c)	Medical Benefits ($) (d)	Life Insurance, Disability and Death Benefits ($) (e)	Continued Vesting of Share-based Compensation ($)	Total ($)
Keh-Shew Lu	421,300	610,000	29,167	14,004	—	5,418,650	6,493,121
Richard D. White	439,000	205,000	15,196	9,336	—	427,528	1,096,060
Mark A. King	504,600	145,000	24,260	13,335	—	410,178	1,097,372
Joseph Liu	516,000	170,000	24,808	9,336	—	274,575	994,719
Edmund Tang	422,200	135,000	14,615	9,336	—	222,659	803,810

(a)

For purposes of determining this amount, Dr. Lu would receive his current base salary for one-year following the termination and Mr. King and Mr. Liu would receive their current base salaries during the LOA and the one-year following the LOA. For the LOA, the base salary will be paid over the year, in accordance with the Company’s payroll practices. Payment of the base salary for the one-year following the LOA will be paid in a lump sum.

(b)	Any bonus amount would be prorated based on days employed in 2012 and calculated using actual 2012 results per the criteria in accordance with the Company’s executive bonus plan.
(c)	Reflects the estimated lump sum value of 12-month accrual of paid vacations for NEOs.
(d)	Reflects the estimated lump sum value of premiums to be paid on behalf of the executive under the medical benefit plans for 18 months for Dr. Lu and during the LOA for Mr. King and Mr. Liu
(e)

Reflects the estimated lump sum value of cost of coverage for life insurance, disability and death benefits to be paid on behalf of the executive during the LOA. Does not include a $700,000 benefit for each NEO employed in the U.S. paid by the Company’s life insurance policy upon death.

(4)	Represents the value of the accelerated vesting of the following shares underlying options, restricted stock awards and RSUs assuming a change in control occurs on December 31, 2012:

Name	Options (#)	RSUs (#)	Restricted Stock Awards (#)(a)	Total Shares (#)
Keh-Shew Lu	250,000	9,000	300,000	559,000
Richard D. White	98,125	23,150	—	121,275
Mark A. King	98,125	22,150	—	120,275
Joseph Liu	48,250	14,500	—	62,750
Edmund Tang	81,775	12,038	—	93,813

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(Footnotes continued from previous page)

(a)

300,000 shares of Common Stock in the form of restricted stock awards previously granted to Dr. Lu pursuant to his employment agreement dated September 29, 2009. An additional 300,000 shares of Common Stock in the form of restricted stock awards may be granted to Dr. Lu as long-term, performance incentives under his employment agreement. Such awards shall vest only if certain performance criteria are met. As of the Record Date, no such restricted stock awards have vested. For further discussion of these awards, including the performance criteria, see “Executive Compensation – Narrative to Summary Compensation Table and Plan-Based Awards Table – Employment Agreements.” No other NEOs have been granted restricted stock awards, except Dr. Lu.

PROPOSAL THREE

APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

Summary

At the Meeting, we are asking our stockholders to approve a new Diodes Incorporated 2013 Equity Incentive Plan (“2013 Plan”). The 2013 Plan was approved by our Board on April 14, 2013, conditioned on and subject to obtaining stockholder approval of the 2013 Plan before June 30, 2013. We are requesting approval of a new equity compensation plan because, based on historical grant rates, the remaining unissued shares in our current stock incentive plan which are available for future grant will be insufficient to cover our anticipated 2013 grants or grants to be made in future years. The stockholders last approved additional shares for grant under the Company’s current equity incentive plan in 2009.

Having an adequate number of shares available for future grants is necessary to promote our long-term success and the creation of stockholder value by:

•	Enabling us to continue to attract and retain the services of key employees who would be eligible to receive grants;

•	Aligning participants’ interests with stockholders’ interests through incentives that are based upon the performance of our Common Stock;

•	Motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance; and

•	Providing a long-term equity incentive program that is competitive as compared to other companies with whom we compete for talent.

We currently grant stock-based incentive awards to our employees, consultants and directors (collectively, “Selected Participants”) under our 2001 Omnibus Equity Incentive Plan (“2001 Incentive Plan”). After its original adoption, the 2001 Incentive Plan has been subsequently amended and the last such amendment was approved by our stockholders in 2009. If stockholders approve the 2013 Plan before June 30, 2013, then the 2013 Plan will become effective and no further awards will be granted from the 2001 Incentive Plan. If stockholders do not approve the 2013 Plan before June 30, 2013, then the 2001 Incentive Plan will remain in place as is and awards can continue to be granted under the 2001 Incentive Plan subject to its maximum share limit. Regardless of whether the 2013 Plan is approved, awards that are outstanding under the 2001 Incentive Plan shall continue to remain outstanding pursuant to their terms and conditions but shares underlying forfeited awards shall not become available for issuance under the 2013 Plan.

Similar to the 2001 Incentive Plan, the 2013 Plan will permit the discretionary award of incentive stock options (“ISOs”), nonstatutory stock options (“NQSOs”), restricted stock, stock units, stock appreciation rights (“SARs”), other equity awards and/or performance-based cash awards to Selected Participants. Such awards may be granted beginning on the date of stockholder approval of the 2013 Plan and continuing through the day before the tenth anniversary of stockholder approval of the 2013 Plan, or the earlier termination of the 2013 Plan, and in any event subject to the maximum share limit of the 2013 Plan

Number of Shares Requested to be Approved for the 2013 Plan and ISS Methodology

Management recommended and the Compensation Committee and the Board each approved that a share pool reserve of 6,000,000 shares of Common Stock be set aside for future issuance under the 2013 Plan. In determining the number of shares to allocate to the 2013 Plan (and also for determining the 2013 Plan share counting provisions discussed below), management performed analyses and utilized and considered information that has been published by ISS. ISS provides corporate governance solutions to the global financial community. ISS’ services include providing, among other things, governance research and analysis, proxy voting recommendations, and governance data and modeling tools. In particular, ISS utilizes its proprietary modeling tools to (i) evaluate the estimated cost to stockholders of new equity incentive plans (referred to by ISS as the Shareholder Value Transfer (“SVT”)) and (ii) evaluate whether such cost is reasonable by comparing it to an allowable cap. When measuring the SVT of a new equity incentive plan, ISS calculates the cost of the new shares as well as the cost of the current outstanding equity awards (referred to as overhang). ISS expresses SVT in dollar terms and as a percentage of market value (i.e., average share price times shares of Common Stock outstanding). The allowable cap is industry-specific, market cap-based, and pegged to the average amount paid by companies performing in the top quartile of their peer groupings. Management believes that ISS’ guidelines would support a maximum share limit for the 2013 Plan in excess of 6,000,000 shares of Common Stock as the corresponding SVT should be considered reasonable by ISS. Applying ISS’ SVT methodology, management estimated that the SVT of the 2013 Plan (with an allocation of 6,000,000 shares of Common Stock) would be approximately 13.5%.

In addition to these quantitative measurements, ISS’ methodology includes a qualitative analysis on various other factors including, among other things, the Company’s historical burn rate. The gross burn rate is the gross number of equity award shares granted in a given year divided by the weighted average shares of Common Stock outstanding for the same year. “Full-value awards” (i.e., awards other than options or stock appreciation rights) are multiplied by a factor published by ISS relative to stock price volatility (in the Company’s case, this factor was 2.0 for purposes of gross burn rate calculation). Gross burn rate, unlike net burn rate, excludes the add-back of cancelled or forfeited equity awards in the calculation. In addition, ISS includes performance shares in the gross burn rate computations once the shares are earned. The Company’s calculated three-year average gross burn rate is approximately 3%, which is below our industry gross burn rate cap of 6.58% (as published by ISS for 2013 stockholder meetings after January 2013 for the semiconductors and semiconductor equipment industry Russell 3000 companies).

After considering the foregoing along with our expected future equity grant practices, the Board and management determined that 6,000,000 shares would be an appropriate number to satisfy the Company’s equity compensation needs for the next several years. In light of the foregoing ISS view that a share issued under a full-value award should count as approximately two times the value of a share issued under an appreciation-only award, the Board and management determined to adopt a fungible ratio of 1.84 for full-value awards that are granted under the 2013 Plan. Therefore, shares issued under full-value awards will count as 1.84 shares against the 2013 Plan’s maximum share grant limit. A share that is issued pursuant to a stock option or stock appreciation right award will count as the issuance of one (1) share for purposes of the 2013 Plan maximum share limit.

Accordingly, the 2013 Plan authorizes a maximum total of 6,000,000 shares of Common Stock for grants to participants. This amount is intended to manage our equity compensation needs until approximately 2018, assuming an annual burn rate of approximately 1,000,000 shares (taking into account the 1.84 multiplier for full-value awards). If stockholders approve the 2013 Plan before June 30, 2013, then shares subject to outstanding awards that are forfeited under the 2001 Incentive Plan shall not become available for issuance under either the 2001 Incentive Plan or the 2013 Plan. The approximate impact of the requested share reserve for the 2013 Plan on stockholder dilution is shown in the below table (the below figures are a percentage of our outstanding shares as of April 1, 2013 (the “Record Date”)):

Dilutive effect of new reserve shares under the 2013 Plan	13.0%
Total potential dilution (including currently outstanding awards under 2001 Incentive Plan)	23.3%

With respect to the outstanding awards referenced in the above table, as of December 31, 2012, there were 3,304,808 stock options outstanding under the 2001 Incentive Plan with a weighted average exercise price of $17.53 per share and a weighted average expected remaining term of approximately five years. Further, there were 1,464,196 shares subject to restricted stock awards and restricted stock units outstanding and unvested under the 2001 Incentive Plan. The foregoing figures are the actual number of shares subject to the awards and do not reflect the 2001 Incentive Plan’s fungible ratio factor of 1.52 for full-value awards. As of the Record Date only 449,816 shares remain available for issuance under the 2001 Incentive Plan (assuming that all outstanding awards are ultimately settled for their full number of shares and are not forfeited). Additional information on our equity compensation plans is available elsewhere in this proxy statement under the Equity Compensation Plan Information table. As of April 15, 2013, the fair market value of a share of our Common Stock (as determined by the closing price quoted by the Nasdaq Global Select Market on that date) was $19.38 per share.

Why the 2013 Plan is Important for Our Future Success

The following points summarize why the Board strongly believes that the 2013 Plan is essential for our future success:

•

Achieving superior long-term results for our stockholders always has been one of our primary objectives and, therefore, it is essential that employees think and act like owners of the Company. Stock ownership helps enhance the alignment of the long-term economic interests of our employees with those of our stockholders. Accordingly, we have historically granted equity compensation awards to encourage alignment of the interests of our management and our employees with the long-term economic interests of our stockholders. As of the Record Date, the 2001 Incentive Plan has only 449,816 unissued shares available for future grant. Based on historical grant rates, the remaining unissued shares in the 2001 Incentive Plan will be insufficient for our anticipated 2013 grants or grants to be made in future years. Therefore, if the 2013 Plan is not approved by stockholders, we will soon lose our ability to grant equity compensation awards to key employees, which will lessen our ability to further align our employees’ long-term economic interests with those of our stockholders.

•

A critical factor in successfully achieving our business objectives and creating long-term value for our stockholders is the ability to provide long-term equity compensation to our key service providers. Participation in our equity compensation plan rewards these employees for performance by giving them an opportunity to participate in our growth, thereby further aligning their interests with those of our stockholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining important management and key employees would have an adverse effect on our business.

•

A balanced approach to executive compensation, using a mix of salaries, performance-based bonus incentives and long-term equity incentives, helps prevent management from making decisions that favor short-term results over longer-term stability and profitability. Without a sufficient share pool from which to grant long-term equity awards to Selected Participants, our ability to inhibit favoring short-term results would be hampered.

•

The 6,000,000 new shares of Common Stock that would be available for grant under the 2013 Plan would represent approximately 13% of the number of shares of Common Stock that are outstanding as of the Record Date. The share authorization request is a conservative amount designed to manage our equity compensation needs until approximately 2018, assuming an annual burn rate of approximately 1,000,000 shares (taking into account the 1.84 multiplier for full-value awards), at which time stockholders would be able to re-evaluate any additional share authorization request.

•

The 2013 Plan provides certain corporate governance enhancements which were not part of the 2001 Incentive Plan, including, without limitation, eliminating single trigger vesting upon a change in control, an ability to suspend awards pending a determination of whether the participant’s service should be terminated for cause, annual limits on the magnitude of grants that can be provided to non-employee directors, and “clawback” or recoupment of compensation provisions if the Company were to adopt such a policy.

Highlights of Material Differences between the 2013 Plan and the 2001 Incentive Plan

The following table highlights certain of the differences between the 2013 Plan and the 2001 Incentive Plan:

	2001 Incentive Plan	2013 Plan
Plan Share and ISO Grant Limits	• 10,883,217 shares	•	6,000,000 shares
	• A share issued under awards other than options or SARs counts as 1.52 shares	•	A share issued under awards other than options or SARs counts as 1.84 shares

Option/SAR Maximum Term	10 years after grant	•	8 years after grant
		•	Default provisions provide for expiration three months after termination of service in most cases

Plan Expiration	Expires May 28, 2019	Expires day before tenth anniversary of stockholder approval of 2013 Plan

Code Section 162(m) Limits per person per fiscal year	100,000 shares for each type of award	•	Options/SARs: 250,000 shares
		•	Restricted Stock: 250,000 shares
		•	Stock Units: 250,000 shares
		•	Other Equity Awards: 250,000 shares
		•	Year of Hire: Above limits each increased to 500,000 shares

Change in Control	Single trigger automatic vesting of awards upon change in control	•	No single trigger automatic vesting of awards upon change in control
•

2013 Plan Committee (as defined below) may provide for accelerated vesting in its discretion; for example if awards are not assumed by acquirer or upon involuntary terminations of service after change in control

Recoupment of Compensation (“Clawback”)	N/A	Awards are subject to clawback policies which may be adopted in the future by the Company

Suspension of Awards	N/A	2013 Plan Committee or Board may suspend vesting, settlement, and exercise of awards pending a determination of whether participant’s service should be terminated for cause

Indemnification of Board, Committee and their Delegates	N/A	Express indemnification of Board, 2013 Plan Committee and their delegates in the performance of their duties under the plan

Non-Employee Director Equity Compensation	N/A	•	Imposes maximum annual limit on grants based on board position
		•	If implemented by Board, permits receipt of stock or stock units in lieu of cash retainer fees

Code Section 280 Golden Parachute Tax	Provides that award compensation will be reduced if necessary to prevent the occurrence of excess parachute payments	Provides that the 2013 Plan Committee may in its discretion include in an award agreement provisions which may prevent parachute payments

Text of the 2013 Plan

The complete text of the 2013 Plan is attached as Appendix A to this Proxy Statement. Stockholders are urged to review the 2013 Plan together with the following information, which is qualified in its entirety by reference to Appendix A. A more detailed summary of the principal provisions of the 2013 Plan is set forth below. If there is any inconsistency between this Proposal Three or the summary set forth below and the 2013 Plan terms, or if there is any inaccuracy in this Proposal Three or the below summary, the terms of the 2013 Plan shall govern.

Key Features of the 2013 Plan

Certain key features of the 2013 Plan are summarized as follows:

•

If approved by Company stockholders before June 30, 2013, the 2013 Plan will become effective upon such approval and no further awards can then be issued under the 2001 Incentive Plan. If not terminated earlier by the Board, the 2013 Plan will terminate on the day before the tenth anniversary of stockholder approval of the 2013 Plan.

•

Up to a maximum aggregate of 6,000,000 shares of Common Stock may be issued under the 2013 Plan. However, a share that is issued pursuant to an award other than a stock option or stock appreciation right shall count as 1.84 shares against this limit.

•

The 2013 Plan will generally be administered by a committee comprised solely of independent members of the Board. This committee will be the Compensation Committee unless otherwise designated by the Board (the “2013 Plan Committee”). The Board or 2013 Plan Committee may designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 or are not Covered Employees subject to Internal Revenue Code (the “Code”) Section 162(m).

•

Employees, consultants and Board members are eligible to receive awards, provided that the 2013 Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

•	Awards may consist of incentive stock options, nonstatutory stock options, restricted stock, stock units, stock appreciation rights, other equity awards and/or performance-based cash awards.

•	Stock options and stock appreciation rights may not be granted at a per share exercise price below the fair market value of a share of our Common Stock on the date of grant.

•	Stock options and stock appreciation rights may not be repriced or exchanged without stockholder approval.

•	The maximum exercisable term of stock options and stock appreciation rights may not exceed eight years.

•	Awards can potentially qualify as tax deductible “qualified performance-based compensation” within the meaning of Code Section 162(m) depending on the terms of the award.

•	Awards are subject to recoupment of compensation policies which may be adopted in the future by the Company.

•	A non-employee director cannot receive awards in any fiscal year which in the aggregate exceeds the following number of shares:

•	Chairperson: 240,000 shares

•	Vice Chairperson: 160,000 shares

•	Other Non-Employee Director: 20,000 shares

Description of the 2013 Plan

Background and Purpose of the 2013 Plan. The purpose of the 2013 Plan is to promote our long-term success and the creation of stockholder value by:

•	Attracting and retaining the services of key employees who would be eligible to receive grants as Selected Participants,

•	Motivating Selected Participants through equity-based compensation that is based upon the performance of our Common Stock, and

•

Further aligning Selected Participants’ interests with stockholders, through the award of equity compensation grants which increases their proprietary interest in the Company, to achieve long-term growth over short-term performance.

The 2013 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NQSOs), (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) other equity awards and (6) performance-based cash awards. The vesting of equity awards can be based on either continuous service and/or performance goals, although our historical practice has been to vest based on continuous service. Awards are evidenced by a written agreement between the Selected Participant and the Company.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2013 Plan. The 2013 Plan Committee determines, in its discretion, the Selected Participants who will be granted awards under the 2013 Plan. As of the Record Date, approximately 5,800 employees (including 11 executive officers) and six non-employee directors would be eligible to participate in the 2013 Plan. With respect to our non-employee directors, the 2013 Plan provides that any non-employee director cannot receive awards in any fiscal year that in the aggregate exceeds 240,000 shares for the Chairperson, 160,000 shares for the Vice Chairperson, and 20,000 for other non-employee directors. Provided that the Board affirmatively acts to implement such a process, the 2013 Plan also provides that non-employee directors may elect to receive stock grants or stock units (which would be issued under the 2013 Plan) in lieu of fees that would otherwise be paid in cash.

Shares Subject to the 2013 Plan. If stockholders approve the 2013 Plan pursuant to this Proposal Three, the maximum number of shares of Common Stock that can be issued under the 2013 Plan will be 6,000,000 shares. A share that is issued pursuant to an award other than a stock option or stock appreciation right shall count as the issuance of 1.84 shares for purposes of counting toward this maximum share limit while a share that is issued pursuant to a stock option or stock appreciation right award shall count as the issuance of one (1) share. Shares underlying forfeited or terminated awards, or awards which are entirely settled with cash, will become fully available again for issuance under the 2013 Plan. The 2013 Plan also imposes certain share grant limits such as the limit on grants to non-employee directors described above and other limits that are intended to comply with the legal requirements of Code Sections 162(m) and 422 and which are discussed further below. No fractional shares may be issued under the 2013 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant.

Administration of the 2013 Plan. The 2013 Plan will be administered by our Board’s Compensation Committee, acting as the 2013 Plan Committee, which shall consist of independent Board members as specified under Nasdaq rules. With respect to certain awards issued under the 2013 Plan, the members of the 2013 Plan Committee also must be “Non-Employee Directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and/or “outside directors” under Section 162(m) of the Code. Subject to the terms of the 2013 Plan, the 2013 Plan Committee has the sole discretion, among other things, to:

•	Select the individuals who will receive awards,

•	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule),

•	Correct any defect, supply any omission, or reconcile any inconsistency in the 2013 Plan or any award agreement,

•

Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2013 Plan,

•	Permit a participant to defer compensation to be provided by an award, and

•	Interpret the provisions of the 2013 Plan and outstanding awards.

The 2013 Plan Committee (or the Board) may suspend vesting, settlement, or exercise of awards pending a determination of whether a Selected Participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The members of the Board, the 2013 Plan Committee and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2013 Plan. In addition, the 2013 Plan Committee may use the 2013 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The 2013 Plan Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant of the stock option. The fair market value of a share of our Common Stock for the purposes of pricing our awards shall be equal to the regular session closing price for our Common Stock as reported by the Nasdaq Global

Select Market on the date of determination. Stock options may not be repriced or exchanged without stockholder approval and no re-load options may be granted under the 2013 Plan.

Stock options granted under the 2013 Plan may be either ISOs or NQSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of Common Stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2013 Plan provides that no more than 6,000,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the 2013 Plan generally cannot be exercised until it becomes vested. The 2013 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2013 Plan may not exceed eight years from the date of grant although the 2013 Plan Committee may establish a shorter period at its discretion.

The exercise price of each stock option granted under the 2013 Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the 2013 Plan Committee. The optionee must also make arrangements to pay any taxes that we are required to withhold at the time of exercise.

Stock Appreciation Rights (“SARs”). A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The 2013 Plan Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2013 Plan may not exceed eight years from the date of grant, subject to the discretion of the 2013 Plan Committee to establish a shorter period. Settlement of a SAR may be in shares of Common Stock or in cash, or any combination thereof, as the 2013 Plan Committee may determine. Stock appreciation rights may not be repriced or exchanged without stockholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our Common Stock to a Selected Participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the Selected Participant as determined by the 2013 Plan Committee. The 2013 Plan Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the 2013 Plan Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

Restricted Stock Units. Restricted stock units are the right to receive an amount equal to the fair market value of the shares covered by the restricted stock unit at some future date after the grant. The 2013 Plan Committee will determine all of the terms and conditions of an award of restricted stock units, including the vesting period. Upon each vesting date of a restricted stock unit, a Selected Participant will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of the shares on the settlement date. Payment for vested restricted stock units may be in shares of Common Stock or in cash, or any combination thereof, as the 2013 Plan Committee may determine. Settlement of vested stock units will generally occur at or around the time of vesting but the 2013 Plan Committee may permit a participant to defer such compensation until a later point in time. Stock units represent an unfunded and unsecured obligation for us, and a holder of a stock unit has no rights other than those of a general creditor.

Other Awards. The 2013 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards which are intended to qualify as performance-based compensation under Code Section 162(m), may be issued to “Covered Employees” (as defined below under “Internal Revenue Code Section 162(m)”). Substitute awards may be issued under the 2013 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Performance Conditions and Annual Grant Limits. The 2013 Plan specifies performance conditions that the 2013 Plan Committee may include in awards intended to qualify as performance-based compensation under Code Section 162(m). These performance criteria shall be limited to one or more of the following target objectives involving us or a subsidiary or affiliate of ours:

•	cash flow

•	earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings)

•	earnings per share

•	growth in earnings or earnings per share

•	stock price

•	return on equity or average stockholders’ equity

•	total stockholder return

•	return on capital

•	return on assets or net assets

•	return on investment

•	revenue

•	income or net income

•	operating income or net operating income

•	operating profit or net operating profit

•	operating margin

•	return on operating revenue

•	market share

•	contract awards or backlog

•	overhead or other expense reduction

•	growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index

•	credit rating

•	strategic plan development and implementation

•	improvement in workforce diversity

•	EBITDA

•	any other similar criteria

•	any combination of the foregoing

If this Proposal Three is approved by stockholders, then each of the above performance criteria would be approved for use, at the 2013 Plan Committee’s discretion, in the grant of awards that are intended to qualify as performance-based compensation under Code Section 162(m). Including one or more of the foregoing performance conditions in awards of restricted stock and restricted stock units to Covered Employees (as defined below) can permit these awards to qualify as performance-based compensation. Certain other awards which derive their value entirely from an increase in the value of our shares after the date of the grant, such as stock options or stock appreciation rights, may qualify as performance-based compensation under Code Section 162(m) without including of any of the above performance criteria.

Approval of the material terms of the 2013 Plan (which consists of participant eligibility, the foregoing specified performance condition criteria and the numerical limitations on the magnitude of grants) by stockholders is necessary for grants to Covered Employees to qualify for the performance-based compensation exception to the income tax deduction limitations of Section 162(m) of the Code. Qualified performance-based compensation approved by stockholders is not subject to the Code Section 162(m) deduction limit. By seeking approval of this Proposal Three, the Board also intends to prevent, in certain circumstances, Code Section 162(m) from limiting the income tax deductibility of 2013 Plan awards to Covered Employees. In this regard, the 2013 Plan imposes the following individual annual grant limits on awards that are intended to constitute qualified performance-based compensation under Code Section 162(m):

Grant Limit Per Fiscal Year
Stock Options and SARs	250,000 shares

Restricted Stock	250,000 shares

Restricted Stock Units	250,000 shares

Other Equity Awards	250,000 shares

Cash Awards	$5,000,000

The numerical limits expressed in the above table shall in each case be increased to 500,000 shares with respect to awards (other than cash awards) granted to a Selected Participant during the fiscal year of the Selected Participant’s commencement of employment with the Company or during the first fiscal year that the Selected Participant becomes a Covered Employee.

It is impossible to be certain that all 2013 Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible. Further, the 2013 Plan does not preclude the Compensation Committee from making other compensation payments outside of the 2013 Plan to Covered Employees even if such payments do not qualify for tax deductibility under Code Section 162(m). See also the section under the heading “Internal Revenue Code Section 162(m)” below for further information on Code Section 162(m).

Limited Transferability of Awards. Awards granted under the 2013 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the 2013 Plan Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the Selected Participant’s immediate family or to a trust or other entity for the benefit of the Selected Participant and/or member(s) of his or her immediate family.

Termination of Employment, Death or Disability. The 2013 Plan generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability and the status of the award as vested or unvested, unless the award agreement or a Selected Participant’s employment agreement or other agreement provides otherwise.

Dividends and Dividend Equivalents. Any dividend equivalents distributed under the 2013 Plan will not count against the 2013 Plan’s maximum share limit. The 2013 Plan also provides that dividend equivalents will not be paid or accrue on unexercised stock options or unexercised stock appreciation rights. Dividends and dividend equivalents that may be paid or accrue with respect to unvested restricted shares and unvested restricted stock units shall be subject to the same vesting conditions as the underlying award and shall only be distributed to the extent that such vesting conditions are satisfied.

Adjustments upon Changes in Capitalization. In the event of the following actions:

•	stock split of our outstanding shares of Common Stock,

•	stock dividend,

•	dividend payable in a form other than shares in an amount that has a material effect on the price of the shares,

•	consolidation,

•	combination or reclassification of the shares,

•	recapitalization,

•	spin-off, or

•	other similar occurrences,

then the following shall each be equitably and proportionately adjusted by the 2013 Plan Committee:

•	maximum number of shares that can be issued under the 2013 Plan (including the ISO limit and per participant grant limits),

•	number and class of shares issued under the 2013 Plan and subject to each award,

•	exercise prices of outstanding awards, and

•	number and class of shares available for issuance under the 2013 Plan.

Change in Control. In the event that we are a party to a merger or other reorganization or similar transaction, outstanding 2013 Plan awards will be subject to the agreement pertaining to such merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us if we are a surviving corporation, (ii) the assumption or substitution of the outstanding awards by the surviving entity or its parent, (iii) full exercisability and/or full vesting of outstanding awards, or (iv) cancellation of outstanding awards either with or without consideration, in all cases with or without consent of the Selected Participant. The Board or the 2013 Plan Committee need not adopt the same rules for each award or Selected Participant.

The 2013 Plan Committee will decide the effect of a change in control of the Company on outstanding awards. The 2013 Plan Committee may, among other things, provide that awards will fully vest and/or be canceled upon a change in control, or fully vest upon an involuntary termination of employment following a change in control. The 2013 Plan Committee may also include in an award agreement provisions designed to minimize potential negative income tax consequences for the participant or the Company that could be imposed under the golden parachute tax rules of Code Section 280G.

Term of the 2013 Plan. If approved by stockholders, the 2013 Plan will become effective upon such approval and will continue in effect until the day before the tenth anniversary of stockholder approval of the 2013 Plan, or until earlier terminated by the Board.

Governing Law. The 2013 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2013 Plan. The Board generally may amend or terminate the 2013 Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments to the extent required by applicable laws, regulations or rules. The 2013 Plan expressly provides that the Board can amend the 2013 Plan to take into account changes in securities laws (including without limitation Rule 16b-3 of the Securities Exchange Act of 1934), federal income tax laws and other laws without obtaining stockholder approval.

Certain Federal Income Tax Information

The following is a brief general summary, as of April 1, 2013, of the federal income tax consequences to us and to U.S. participants for awards granted under the 2013 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2013 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the Common Stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant has held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NQSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.

Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NQSO).

Internal Revenue Code Section 162(m). Other than with respect to qualified performance-based compensation, Section 162(m) of the Code generally places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to our principal executive officer and each of the other three most highly compensated officers (other than the principal financial officer) (“Covered Employees”). The 2013 Plan is intended to enable certain awards to constitute qualified performance-

based compensation not subject to the annual deduction limitations of Section 162(m) of the Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be tax deductible.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2013 Plan (such as restricted stock units). The intent is for the 2013 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

Internal Revenue Code Section 280G. For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.

New Plan Benefits

All 2013 Plan awards will be granted at the 2013 Plan Committee’s discretion, subject to the limitations described in the 2013 Plan. Therefore, the specific benefits and amounts that will be received or allocated to certain participants under the 2013 Plan are not presently determinable.

Required Vote

We are asking you to approve the 2013 Plan. This approval will require the affirmative vote of a majority of the voting power of all outstanding shares of our Common Stock present or represented by proxy at the Meeting and entitled to be voted on Proposal Three. Abstentions will be included in the number of shares present and entitled to vote on this Proposal Three and, accordingly, will have the effect of a vote “AGAINST” Proposal Three. Broker non-votes will not be considered as present and entitled to vote on this Proposal Three. Therefore, a broker non-vote will not be counted and will have no effect on this proposal to approve the 2013 Plan other than to reduce the number of affirmative votes required to approve this proposal. In the event that stockholder approval is not obtained, we will be unable to make awards under the 2013 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Moss Adams LLP has been the Company’s independent registered public accounting firm since 1993 and has been selected by the Board, upon the recommendation of the Audit Committee, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Professional services rendered by Moss Adams LLP for 2012 consisted of an audit of the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements, consultation on interim financial statements, services related to filings with the SEC, meetings with the Company’s Audit Committee and consultation on various matters relating to accounting and financial reporting. All professional services rendered by Moss Adams LLP during 2012 were furnished at customary rates and terms. Representatives of Moss Adams LLP are expected to be present at the Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from stockholders.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

For the fiscal years ended December 31, 2012 and 2011, fees for the services provided by Moss Adams LLP were approximately as follows:

Description	2012	2011
Audit Fees, including fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q.	$979,000	$928,000

Audit Related Fees, including assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees of this section.	—	—

Tax Fees, professional services related to income tax.	—	—

All Other Fees, including fees pertaining to resident certification, miscellaneous auditing, tax preparation, professional service outlays business, high level due diligence and retirement plan audit.	—	$61,000

Total	$979,000	$989,000

The Audit Committee administers the Company’s engagement of Moss Adams LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Moss Adams LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services.

Moss Adams LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Audit Committee, in reliance on the independent registered public accounting firm, determined that the provision of these services is compatible with maintaining the independence of Moss Adams LLP.

Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted and the Audit Committee may require the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee is required to specifically pre-approve such additional services before engaging the independent registered public accounting firm.

The Audit Committee has delegated pre-approval authority to each of its members. Each member must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Although the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 is not required to be submitted to a vote of stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting, the Board will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSALS OF STOCKHOLDERS AND STOCKHOLDER NOMINATIONS FOR 2014 ANNUAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Currently, the 2014 annual meeting of stockholders is expected to be held on or about May 22, 2014.

SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company’s 2014 annual meeting must be received by the Secretary of the Company at the Company’s office at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024 on or before December 13, 2013, in a form that complies with applicable regulations. If the date of the 2014 annual meeting is advanced or delayed more than 30 days from the date of the 2013 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2014 annual meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy statement for the 2014 annual meeting. Upon any determination that the date of the 2014 annual meeting will be advanced or delayed by more than 30 days from the date of the 2013 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to February 27, 2014, the proxies solicited by the Board for the 2014 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2014 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2014 annual meeting is advanced or delayed more than 30 days from the date of the 2013 annual meeting, then if the stockholder proposal has not been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2014 annual meeting, the proxies will confer the authority set out in the preceding sentence.

Stockholders may suggest candidates for the Board. Stockholders who wish to request that the Governance Committee consider a candidate for election at the 2014 annual meeting should submit information about the candidate to the Governance Committee a reasonable time before the Company begins to print and mail the proxy statement for the 2014 annual meeting. The requesting stockholder should provide sufficient biographical information about the proposed candidate to satisfy the requirements of the SEC for inclusion in the proxy statement and to permit the Governance Committee to evaluate the proposed candidate in light of the criteria described in “Corporate Governance – Nominating Procedures and Criteria and Board Diversity.” The request should also provide the full name, address and telephone number of the requesting stockholder and sufficient information to verify that the requesting stockholder is eligible to vote at the 2014 annual meeting. Additional information and certifications by the requesting stockholder and the proposed candidate may be required before the Governance Committee can make its evaluation.

Advance Notice Requirements

In 2012, the Board adopted amendments (the “Amendments”) to the Company’s Bylaws regarding advance notice requirements for stockholder proposals and nominations submitted at the Company’s annual and special meetings of stockholders. The Amendments established disclosure requirements and other procedures applicable to stockholders intending to bring proposals and nominations before a meeting of stockholders, including informational requirements relating to the stockholder making the proposal or nomination (and the beneficial owner, if any, on whose behalf the proposal or nomination is being made), the proposal, if any, to be brought before the meeting of stockholders, and the nominee, if any, submitted for election to the Company’s Board. The Amendments established a time period in which notice must be delivered to the Company and gives the chairman of the meeting the authority to determine whether such proposal or nomination was properly brought before the meeting. Generally, a stockholder must deliver his or her notice of any proposal or nomination that such stockholder intends to bring before an annual meeting of stockholders no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided that, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Additionally, the Amendments require that the stockholder making the proposal or nomination (or a qualified representative of the stockholder) appear at the meeting to present the proposal or nomination.

Pursuant to the Company’s Bylaws on advance notice, assuming the 2013 annual meeting takes place, as scheduled, on May 29, 2013, and by virtue of the 2012 annual meeting of stockholders having been held on May 22, 2012, notices of stockholder proposals or nominations to be presented at the 2013 annual meeting must have been delivered to the Company not later than the close of business on February 21, 2013 and not earlier than the close of business on January 22, 2013. No notices of stockholder proposals or nominations were received by the Company during this period.

Pursuant to the Company’s Bylaws on advance notice, assuming the 2013 annual meeting takes place, as scheduled, on May 29, 2013, notices of stockholder proposals or nominations to be presented at the 2014 annual meeting must be delivered to the Company not later than the close of business on February 28, 2014 and not earlier than the close of business on January 29, 2014.

ANNUAL REPORT AND FORM 10-K

The Company’s annual report to stockholders for the year ended December 31, 2012 accompanies or has preceded this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2012, 2011 and 2010.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, FOR THE YEAR ENDED DECEMBER 31, 2012 BY WRITING TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, 4949 HEDGCOXE ROAD, SUITE 200, PLANO, TEXAS 75024, OR EMAIL THE REQUEST TO DIODES-FIN@DIODES.COM. THE INFORMATION IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE AT WWW.DIODES.COM AND THE SEC’S WEBSITE AT WWW.SEC.GOV.

Dated at Plano, Texas, this 19th day of April, 2013.

By Order of the Board of Directors,

DIODES INCORPORATED

Richard D. White,
Secretary

Appendix A

DIODES INCORPORATED

2013 EQUITY INCENTIVE PLAN

SECTION 1. INTRODUCTION.

The Company’s Board of Directors adopted this Diodes Incorporated 2013 Equity Incentive Plan on the Adoption Date with effectiveness conditioned on and subject to obtaining Company stockholder approval of the Plan as provided under Section 17(a).

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Selected Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Selected Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units, Other Equity Awards and/or Cash Awards.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Award Agreement.

SECTION 2. DEFINITIONS. If a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) shall govern and shall supersede the definitions provided in this Plan.

(a) “Adoption Date” means April 14, 2013.

(b) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(c) “Award” means any award of an Option, SAR, Restricted Stock Grant, Stock Unit, Other Equity Award or Cash Award under the Plan.

(d) “Award Agreement” means an agreement between the Company and a Selected Employee evidencing the award of an Option, SAR, Restricted Stock Grant, Stock Unit, Other Equity Award or Cash Award as applicable.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Cash Award” means a cash incentive opportunity awarded under this Plan, to a Covered Employee that is (i) payable only in cash, (ii) not an Option, SAR, Restricted Stock Grant, Stock Unit or Other Equity Award, (iii) paid based on achievement of Performance Goal(s) and (iv) intended to qualify as performance-based compensation under Code Section 162(m).

(g) “Cashless Exercise” means, to the extent that an Award Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 16(b).

(h) “Cause” means, with respect to a Participant, the occurrence of any of the following: (i) Participant’s personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, (ii) Participant’s continuing intentional or habitual failure to perform stated duties, (iii) Participant’s violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), (iv) Participant’s material breach of any provision of an employment or independent contractor agreement with the Company, or (v) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are directors or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.

(i) “Change in Control” means the consummation of any one or more of the following:

(i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock of the Company with respect to which twenty-five percent (25%) or more of the total number of votes for the election of the Board may be cast;

(ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

(iii) The Company ceases to be an independent publicly owned corporation or a sale or other disposition is completed for all or substantially all the assets of the Company; or

(iv) A tender offer or exchange offer is made for the Shares (other than one made by the Company) and the Shares are acquired thereunder.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(k) “Committee” means a committee described in Section 3.

(l) “Common Stock” means the Company’s common stock, $0.66 2/3 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(m) “Company” means Diodes Incorporated, a Delaware corporation.

(n) “Consultant” means an individual or entity which performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Non-Employee Director.

(o) “Covered Employees” means those individuals whose compensation is (or may be) subject to the deduction limitations of Code Section 162(m).

(p) “Date of Grant” means the date the Committee (or the Board, as the case may be) takes formal action designating that a Participant shall receive an Award, notwithstanding the date the Participant accepts the Award, the date the Company and the Participant enter into a written agreement with respect to the Award, or any other date.

(q) “Disability” means the following:

(i) For all ISOs, the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Code;

(ii) For all Awards which are considered nonqualified deferred compensation under Code Section 409A and for which payment can be made on account of the Participant’s disability, the disability of a Participant within the meaning of Section 409A of the Code; or

(iii) For all other Awards, the Participant’s medically determinable physical or mental incapacitation such that for a continuous period of not less than twelve (12) months, a person is unable to engage in any substantial gainful activity or which can be expected to result in death.

Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd) who shall make such determination in writing. The determination of Disability made in writing to the Company and the person shall be final and conclusive for all purposes of the Awards.

(r) “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate. An employee who is also serving as a member of the Board is an Employee for purposes of this Plan.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Award Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(u) “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i) If the Shares were traded on a stock exchange (such as the NYSE, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(v) “Fiscal Year” means the Company’s fiscal year.

(w) “GAAP” means United States generally accepted accounting principles as established by the Financial Accounting Standards Board.

(x) “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(y) “ISO Limit” means the maximum aggregate number of Shares that are permitted to be issued pursuant to the exercise of ISOs granted under the Plan as described in Section 5(a).

(z) “Net Exercise” means, to the extent that an Award Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 16(b) to satisfy applicable tax withholding obligations.

(aa) “Non-Employee Director” means a member of the Board who is not an Employee.

(bb) “Nonstatutory Stock Option” or “NQSO” means a stock option that is not an ISO.

(cc) “NYSE” means the New York Stock Exchange.

(dd) “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(ee) “Option” means an ISO or NQSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Award Agreement.

(ff) “Optionee” means an individual, estate or other entity that holds an Option.

(gg) “Other Equity Award” means an award (other than an Option, SAR, Stock Unit, Restricted Stock Grant or Cash Award) which derives its value from the value of Shares and/or from increases in the value of Shares.

(hh) “Outside Director” means a Non-Employee Director who is considered an “outside director” for purposes of Section 162(m) of the Code.

(ii) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

(jj) “Participant” means an individual or estate or other entity that holds an Award.

(kk) “Performance Criteria” means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(A) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv)

EBITDA, (xxv) any other similar criteria or (xxvi) any combination of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or index. Such Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Parent, Subsidiary, Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(B) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to reorganizations or restructuring programs or divestitures or acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to asset write-downs or the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions and/or items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence; or (xv) litigation or claim judgments or settlements. For all Awards intended to qualify as performance-based compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(ll) “Performance Goals” means for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Parent, Subsidiary, Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with GAAP to the extent applicable.

(mm) “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(nn) “Plan” means this Diodes Incorporated 2013 Equity Incentive Plan as it may be amended from time to time.

(oo) “Prior Plan” means the Diodes Incorporated 2001 Omnibus Equity Incentive Plan as amended.

(pp) “Qualified Note” means a recourse note, with a fixed market rate of interest, that may, at the discretion of the Committee, be secured by Shares or otherwise.

(qq) “Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.

(rr) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs and/or outstanding Other Equity Awards for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)). For avoidance of doubt, Re-Price also includes any exchange of Options or SARs for other Awards or cash.

(ss) “Restricted Stock Grant” means Shares awarded under the Plan as provided in the applicable Award Agreement.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3,

as in effect from time to time.

(uu) “SEC” means the Securities and Exchange Commission.

(vv) “Section 16 Persons” means those Officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Selected Employee” means an Employee, Consultant, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.

(yy) “Separation From Service” has the meaning provided to such term under Code Section 409A and the regulations promulgated thereunder.

(zz) “Service” means uninterrupted service as an Employee, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Employee’s outstanding ISOs are eligible to continue to qualify as ISOs (and not become NQSOs), an Employee’s Service will be treated as terminating three (3) months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service commences and terminates for all purposes under the Plan. For avoidance of doubt, a Participant’s Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary or Parent or Affiliate in which the Company or a Subsidiary or Parent or Affiliate is a party is not considered a termination of Service, (ii) the Participant transfers between service as an Employee and service as a Consultant or other personal service provider (or vice versa), or (iii) the Participant transfers between service as an Employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.

(aaa) “Share” means one share of Common Stock.

(bbb) “Share Limit” means the maximum aggregate number of Shares that are permitted to be issued under the Plan as described in Section 5(a).

(ccc) “Specified Employee” means a Participant who is considered a “specified employee” within the meaning of Code Section 409A.

(ddd) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in the applicable Award Agreement.

(eee) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan, as provided in the applicable Award Agreement.

(fff) “Stockholder Approval Date” means the date that the Company’s stockholders approve this Plan.

(ggg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.

(hhh) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Parent or any Subsidiary or any Affiliate or with which the Company or any

Parent or any Subsidiary or any Affiliate combines.

(iii) “Termination Date” means the date on which a Participant’s Service terminates.

(jjj) “10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. A Committee (or Committees) appointed by the Board (or its Compensation Committee) shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

To the extent required to enable Awards to be exempt from liability under Section 16(b) of the Exchange Act or to qualify as performance-based compensation under Code Section 162(m), the Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).

The Board or the Committee may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Selected Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Selected Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons or Covered Employees) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

(b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i) determining Selected Employees who are to receive Awards under the Plan;

(ii) determining the type, number, vesting requirements, Performance Goals (or other objective/subjective goals (if any)) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii) correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;

(iv) accelerating the vesting or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v) permitting or denying, in its discretion, a Participant’s request to transfer an Award;

(vi) permitting or requiring, in its discretion, a Participant to use Cashless Exercise, Net Exercise and/or Share withholding with respect to the payment of any Exercise Price and/or applicable tax withholding;

(vii) interpreting the Plan and any Award Agreements;

(viii) making all other decisions relating to the operation of the Plan;

(ix) making such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities law treatment of Participants and the Plan; and

(x) granting Awards to Selected Employees who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee. The Committee may not increase an Award once granted, although it may grant additional Awards to the same Participant. The Committee shall keep the Board informed as to its actions and make available to the Board its books and records. Although the Committee has the authority to establish and administer the Plan, the Board reserves the right at any time to abolish the Committee and administer the Plan itself.

(c) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Consultants, and Non-Employee Directors shall be eligible for designation as Selected Employees by the Committee.

(b) Incentive Stock Options. Only Selected Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Company or Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option Award, the Participant agrees in advance to such disqualifying action(s).

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 13.

(e) Termination of Service. Unless the applicable Award Agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR or Other Equity Award as applicable):

(i) if the Service of a Participant is terminated for Cause, then all of his/her then-outstanding Options, SARs, and unvested portions of all other Awards shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards);

(ii) if the Service of Participant is terminated due to Participant’s death or Disability, then the vested portions of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant or his or her personal representative within twelve months after the Termination Date and all unvested portions of all then-outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards); and

(iii) if the Service of Participant is terminated for any reason other than for Cause or death or Disability, then the vested portion of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant or his or her personal representative within three months after the Termination Date and all unvested portions of all then-outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(f) Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to be exempt from or comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the applicable regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Any payment made pursuant to any Award shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under the Plan or an Award will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the payments under the Plan or an Award are exempt from or compliant with Code Section 409A. In no event whatsoever shall the Company be liable if a payment or benefit under the Plan or an Award is challenged by any taxing authority or for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or any damages for failing to comply with Code Section 409A. The Participant will be entirely responsible for any and all taxes on any benefits payable to such Participant as a result of the Plan or an Award. If the applicable Award Agreement or Participant’s employment agreement provides for Code Section 409A related provisions other than what is specified above in this Section 4(f), then such provisions in the Award or employment agreement shall govern.

(g) Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Award (or vesting or settlement of any Award) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Award whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(h) Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants (and executed by Participants) by electronic media.

(i) Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(j) Liability of Company. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

(k) Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(l) Payment of Non-Employee Director Cash Fees with Equity Awards. If the Board affirmatively decides to authorize such a process, each Non-Employee Director may elect to receive a Restricted Stock Grant (or Stock Units) issued under the Plan in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees including without limitation meeting fees, committee service fees and participation fees. Any such elections made by a Non-Employee Director shall be effected no later than the time permitted by applicable law and in accordance with the Company’s insider trading policies and/or other policies. The aggregate Date of Grant fair market value of any Restricted Stock Grants or Stock Units issued pursuant to this Section 4(l) is intended to be equivalent to the value of the foregone cash fees. Any cash fees not elected to be received as a Restricted Stock Grant or Stock Units shall be payable in cash in accordance with the Company’s standard payment procedures. The Board in its discretion shall determine the terms, conditions and procedures for implementing this Section 4(l) and may also modify or terminate its operation at any time.

(m) Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

(n) Governing Law. This Plan and (unless otherwise provided in the Award Agreement) all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(o) Assignment or Transfer of Awards. Except as otherwise provided under the applicable Award Agreement and then only to the extent permitted by applicable law, no Award shall be transferable by the Participant other than by will or by the laws of descent and distribution. No Award or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, nor may an Award be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, nor may an Award be made subject to execution, attachment or similar process. Any act in violation of this Section 4(o) shall be null and void.

(p) Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Company and the Committee shall not be responsible to any person in the event that the payment deferral does not result in deferral of income for tax purposes

(q) No Re-Pricing of Options or SARs or Award of Re-Load Options. Notwithstanding anything to the contrary, (i) outstanding Options or SARs may not be Re-Priced and (ii) Re-Load Options may not be awarded, in each case without the approval of Company stockholders.

(r) Limits on Grants to Non-Employee Directors. Notwithstanding anything to the contrary, no Non-Employee Director serving in the below positions at any time during a Fiscal Year shall receive Awards during such Fiscal Year covering, in the aggregate, in excess of the following number of Shares.

(i)	Chairperson: 240,000 Shares

(ii)	Vice Chairperson: 160,000 Shares

(iii)	Other Non-Employee Director: 20,000 Shares

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitations. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares or reacquired shares, bought on the market or otherwise. The maximum number of Shares that are issued under this Plan cannot exceed the Share Limit as may be adjusted under Section 13. For purposes of the Plan and subject to adjustment under Section 13 and subject to the Share accounting provisions of Section 5(b), the Share Limit is 6,000,000 Shares and the ISO Limit is 6,000,000 Shares.

(b) Share Accounting. This Section 5(b) describes the Share accounting process under the Plan with respect to the Share Limit and ISO Limit.

(i) There shall be counted against the numerical limitations in Section 5(a) the gross number of Shares subject to issuance upon exercise or used for determining payment or settlement of Awards, subject to clauses (ii), (iii), (iv) and (v) of this Section 5(b). The Shares issued under an Award will be counted against the Share Limit (and ISO Limit if the Award is an ISO) at the time(s) of exercise or settlement of the Award.

(ii) Each Share issued under any Award, other than Options or SARs, shall be counted against the Share Limit as 1.84 Shares. Each Share issued pursuant to the exercise of any Option or SAR shall be counted against the Share Limit as one (1) Share.

(iii) For avoidance of doubt, to the extent a SAR is settled with any Shares, then the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such SAR shall be counted against the Share Limit, regardless of the number of Shares actually used to settle the SAR upon such exercise.

(iv) For avoidance of doubt, to the extent an Option is exercised via a Cashless Exercise or Net Exercise, then the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such Option shall be counted against the Share Limit (and shall also count against the ISO Limit if the Option being exercised is an ISO), regardless of the number of Shares actually issued to the Participant upon such exercise.

(v) If any Awards are forfeited, terminated, expire unexercised, settled or entirely paid in cash in lieu of stock or exchanged for other Awards (collectively, “Unused Shares”), the gross number of such Unused Shares shall again be available for Awards under the Plan and for avoidance of doubt shall not be counted against the Share Limit or ISO Limit.

Any Substitute Awards including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided below) shall not be counted toward the Share Limit or ISO Limit.

(c) Substitute Awards. Substitute Awards shall not count toward the Share Limit, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 5(b) above. Additionally, in the event that a company acquired by the Company or any Parent or any Subsidiary or any Affiliate or with which the Company or any Parent or any Subsidiary or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.

(d) Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be counted against the Share Limit. Dividend equivalents will not be paid (or accrue) on unexercised Options or unexercised SARs.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Award Agreement. Each Award of an Option under the Plan shall be evidenced by an Award Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Award Agreements entered into under the Plan need not be identical. The Award Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NQSO.

(b) Number of Shares. An Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for adjustment of such number in accordance with Section 13.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in an Award Agreement. Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders in the case of ISOs) of a Share on the Date of Grant of the Option.

(d) Exercisability and Term. Subject to Section 3(b)(v), an Option may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Award Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed eight years from its Date of Grant (and may be for a shorter period of time than eight years). No Option can be exercised after the expiration date specified in the applicable Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events. Notwithstanding anything to the contrary, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Award Agreement. An Award Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. An Award Agreement may also provide that the Company may determine to issue an equivalent value of cash in lieu of issuing some or all of the Shares that are being purchased upon an Option’s exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding Options. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

SECTION 7. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash (or check) at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Award Agreement:

(i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement. The Award Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii) In the case of an NQSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

(b) Surrender of Stock. To the extent that the Committee makes this Section 7(b) applicable to an Option in an Award Agreement, payment for all or a part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in an Award Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d) Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to an Option in an Award Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.

(e) Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in an Award Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) Award Agreement. Each Award of a SAR under the Plan shall be evidenced by a Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Goals). An Award Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various Award Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. An Award Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 13.

(c) Exercise Price. An Award Agreement shall specify the Exercise Price. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the Date of Grant of the SAR.

(d) Exercisability and Term. Subject to Section 3(b)(v), a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. An Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The Award Agreement shall also specify the term of the SAR which shall not exceed eight years from the Date of Grant of the SAR (and may be for a shorter period of time than eight years). No SAR can be exercised after the expiration date specified in the applicable Award Agreement. An Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable Award Agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding SARs. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.

SECTION 9. TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.

(a) Award Agreement. Each Restricted Stock Grant awarded under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares and Payment. An Award Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 13. Restricted Stock Grants may be issued with or without cash consideration under the Plan.

(c) Vesting Conditions. Each Restricted Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d) Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not count toward the Share Limit.

(e) Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Award Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares and Payment. An Award Agreement shall specify the number of Shares to which the Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 13. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units shall be subject to the same vesting conditions and restrictions as the Stock Units to which they attach.

(e) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in an Award Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The Award Agreement may provide that distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 13.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

SECTION 11. OTHER AWARDS.

The Committee may in its discretion issue Other Equity Awards to Selected Employees and/or Cash Awards to Covered Employees. The terms and conditions of any such Awards shall be evidenced by an Award Agreement between the Participant and the Company. Settlement of Other Equity Awards may be in the form of Shares and/or cash as determined by the Committee.

SECTION 12. CODE SECTION 162(M).

(a) Applicability. The provisions of Sections 12(b) and 12(c) shall apply to an Award if and only if all of the following items (i) through (iii) in this Section 12(a) are true as of the Date of Grant of such Award:

(i) the Company is a “publicly held corporation” within the meaning of Code Section 162(m);

(ii) the deduction limitations of Code Section 162(m) are applicable to Awards granted to Covered Employees under this Plan; and

(iii) the Award is intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Administration. Awards issued in accordance with this Section 12 shall be granted by and administered by a Committee whose composition satisfies the Outside Director requirements under Code Section 162(m) with respect to performance-based compensation. If Performance Goals are included in Awards in order to enable such Awards to qualify as performance-based compensation under Code Section 162(m), then such Awards will be subject to the achievement of such Performance Goals that will be established and administered pursuant to the requirements of Code Section 162(m) and as described in this Section 12(b). To the extent required by Code Section 162(m), the Committee shall certify in writing the degree to which the Performance Goals have been satisfied before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification.

Notwithstanding satisfaction of any completion of any Performance Goal, to the extent specified at the time of grant of an Award, the number of Shares, Options, SARs, Restricted Stock Units, or Other Equity Awards or the value of a Cash Award or any other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. For avoidance of doubt, Awards with Performance Goals or performance objectives (if any) that are granted to Selected Employees who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under Code Section 162(m) need not comply with the requirements of Code Section 162(m) or this Section 12.

If compensation is payable upon or after the attainment of a Performance Goal, and a change is made by the Committee to accelerate the payment of compensation to an earlier date after the attainment of the goal, the change will be treated as an increase in the amount of compensation, unless the amount of compensation paid is discounted to reasonably reflect the time value of money.

(c) Limits. Awards intended to qualify as performance-based compensation under Code Section 162(m) will be limited to the following amounts.

(i) Limits on Options and SARs. No Selected Employee shall receive Options and/or SARs to purchase Shares during any Fiscal Year that in the aggregate cover in excess of 250,000 Shares.

(ii) Limits on Restricted Stock Grants. No Selected Employee shall receive Restricted Stock Grants during any Fiscal Year that in the aggregate cover in excess of 250,000 Shares.

(iii) Limits on Stock Units. No Selected Employee shall receive Stock Units during any Fiscal Year that in the aggregate cover in excess of 250,000 Shares.

(iv) Limits on Other Equity Awards. No Selected Employee shall receive Other Equity Awards during any Fiscal Year that in the aggregate cover in excess of 250,000 Shares.

(v) Increased Limits. The numerical limits expressed in the foregoing subparts (i) through (iv) shall in each case be increased to 500,000 Shares with respect to Awards granted to a Selected Employee during the Fiscal Year of the Selected Employee’s commencement of employment with the Company or during the first Fiscal Year that the Selected Employee becomes a Covered Employee.

(vi) Limit on Cash Awards. The maximum aggregate value of Cash Awards that may be received by any one Covered Employee with respect to any Fiscal Year is $5,000,000.

SECTION 13. ADJUSTMENTS.

(a) Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments, taking into consideration the accounting and tax consequences, to:

(1) the Share Limit and ISO Limit and the various Share numbers referenced in Sections 4(r) and 5(a) and the Code Section 162(m) Share limits specified in Section 12(c);

(2) the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;

(3) the number and kind of securities covered by each outstanding Award;

(4) the Exercise Price under each outstanding Option and SAR; and

(5) the number and kind of outstanding securities issued under the Plan.

(b) Participant Rights. Except as provided in this Section 13, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 13, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c) Fractional Shares. Any adjustment of Shares pursuant to this Section 13 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 14. EFFECT OF A CHANGE IN CONTROL.

(a) Merger or Reorganization. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for their cancellation either with or without consideration, in all cases without the consent of the Participant and outstanding Awards do not have to all be uniformly treated the same way.

(b) Acceleration of Vesting. Except as otherwise provided in the applicable Award Agreement (and in such case the applicable Award Agreement shall govern), in the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 14(a), the Committee in its discretion may provide that some or all Awards shall vest and become exercisable as of immediately before such Change in Control. The Committee may also in its discretion include in an Award Agreement that accelerated vesting of an Award will be provided if the Participant’s Service is terminated without Cause by the Company (or its acquirer) within a specified period of time on or after a Change in Control. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price). The Committee may also in its discretion include in an Award Agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such Award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of a Change in Control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G.

SECTION 15. LIMITATIONS ON RIGHTS.

(a) Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, or Non-Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c) Dissolution. To the extent not previously exercised or settled, Options, SARs, unvested Stock Units and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(d) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary or Affiliate unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in addition to, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements (in addition to this Plan) as it deems necessary to attract, retain, and motivate officers, directors, employees or independent contractors for their service with the Company and its Subsidiaries and its Affiliates.

(e) Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to time by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards (and/or awards issued under the Prior Plan) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

SECTION 16. TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations (including without limitation federal, state, local and foreign taxes) that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied and the Company shall, to the maximum extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b) Share Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding tax obligations related to an Award through a sale of Shares underlying the Award or, in the case of Options, through Net Exercise or Cashless Exercise. The number of Shares that are withheld from an Award pursuant to this section may also be limited by the Committee, to the extent necessary, to avoid liability-classification of the Award (or other adverse accounting treatment) under applicable financial accounting rules including without limitation by requiring that no amount may be withheld which is in excess of minimum statutory withholding rates. The Committee, in its discretion, may permit or require other forms of payment of applicable tax withholding.

SECTION 17. DURATION AND AMENDMENTS.

(a) Term of the Plan and Effect on Prior Plan. The Plan is effective on the Stockholder Approval Date and may be terminated by the Board on any date pursuant to Section 17(b). No Awards may be granted under the Plan until on or after the Stockholder Approval Date and no Awards may be granted after the earlier of the Board’s termination of the Plan under Section 17(b) or the day before the tenth anniversary of the Stockholder Approval Date. If the Stockholder Approval Date has not occurred before June 30, 2013 then this Plan shall then be terminated and shall be null and void. This Plan will not in any way affect outstanding awards that were issued under any other Company equity compensation plans. No further awards may be issued under the Prior Plan on or after the Stockholder Approval Date.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Notwithstanding the above, the Board may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board may amend the Plan in accordance with any modifications to that rule without the need for stockholder approval. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

SECTION 18. EXECUTION.

To record the adoption of this Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

DIODES INCORPORATED

By:
Title:

MEETING MAP AND DRIVING DIRECTIONS

Diodes Incorporated

4949 Hedgcoxe Road, Suite 200

Plano, Texas 75024

T: 972-987-3900

F: 972-731-3510

Directions:

From Dallas/Ft. Worth International Airport (DFW):

Take Highway 121 Sam Rayburn Tollway (SRT) north for approximately 20 miles.

Exit Preston Drive (Texas 289 South) and turn right on Preston Drive.

Continue on Preston Drive and turn left on Hedgcoxe Road.

Diodes Incorporated is on the left-hand side at the corner of Preston Drive and Hedgcoxe Road.

From Dallas Love Field Airport:

Turn left (east) on Mockingbird Lane and enter the Dallas North Tollway north for approximately 15 miles.

Exit Legacy Drive and turn right.

Turn left on to Hedgcoxe Road.

Diodes Incorporated is on the left-hand side at the corner of Preston Drive and Hedgcoxe Road.

From the North

Take North Dallas Tollway southbound.

Exit at Legacy Drive and turn left.

Turn left on to Hedgcoxe Road.

Diodes Incorporated is on the left-hand side at the corner of Preston Drive and Hedgcoxe Road.

From the East

Take Highway 121 Sam Rayburn Tollway (SRT) south.

Exit Preston Drive (Texas 289 South) and turn left on Preston Drive.

Continue on Preston Drive and turn left on Hedgcoxe Road.

Diodes Incorporated is on the left-hand side at the corner of Preston Drive and Hedgcoxe Road.

DIODES INCORPORATED 4949 HEDGCOXE ROAD, SUITE 200 PLANO, TEXAS 75024

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M59478-P37663                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIODES INCORPORATED				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors			☐	☐	☐
Nominees:
	01)	C.H. Chen	05) Raymond Soong
	02)	Michael R. Giordano	06) John M. Stich
	03)	L.P. Hsu	07) Michael K.C. Tsai
	04)	Keh-Shew Lu
									For	Against	Abstain
The Board of Directors recommends that you vote FOR the following proposals:
2.	To approve the Company’s executive compensation.								☐	☐	☐
3.	To approve the 2013 Equity Incentive Plan.								☐	☐	☐
4.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.								☐	☐	☐
To transact such other business as may properly come before the annual meeting of the stockholders of Diodes Incorporated or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐
Please indicate if you plan to attend this meeting.				☐	☐
				Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

MEETING MAP AND DRIVING DIRECTIONS

Diodes Incorporated

4949 Hedgcoxe Road, Suite 200

Plano, Texas 75024

T: 972-987-3900

F: 972-731-3510

Directions:

From Dallas/Ft. Worth International Airport (DFW):

Take Highway 121 Sam Rayburn Tollway (SRT) north for approximately 20 miles.

Exit Preston Drive (Texas 289 South) and turn right on Preston Drive.

Continue on Preston Drive and turn left on Hedgcoxe Road.

Diodes Incorporated is on the left-hand side at the corner of Preston Drive and Hedgcoxe Road.

From Dallas Love Field Airport:

Turn left (east) on Mockingbird Lane and enter the Dallas North Tollway north for approximately 15 miles.

Exit Legacy Drive and turn right.

Turn left on to Hedgcoxe Road.

Diodes Incorporated is on the left-hand side at the corner of Preston Drive and Hedgcoxe Road.

From the North

Take North Dallas Tollway southbound.

Exit at Legacy Drive and turn left.

Turn left on to Hedgcoxe Road.

Diodes Incorporated is on the left-hand side at the corner of Preston Drive and Hedgcoxe Road.

From the East

Take Highway 121 Sam Rayburn Tollway (SRT) south.

Exit Preston Drive (Texas 289 South) and turn left on Preston Drive.

Continue on Preston Drive and turn left on Hedgcoxe Road.

Diodes Incorporated is on the left-hand side at the corner of

Preston Drive and Hedgcoxe Road.

Important Notice Regarding the Available of Proxy Materials for the Annual Meeting of Stockholders:

The Notice, the Proxy Statement and the Annual Report are available at www.proxyvote.com.

M59479-P37663

DIODES INCORPORATED

Annual Meeting of Stockholders

May 29, 2013 10:00 a.m. (Central Time)

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Diodes Incorporated (the “Company”) hereby acknowledges the receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the annual meeting of stockholders of the Company (the “Meeting”) to be held on Wednesday, May 29, 2013, at the Company’s executive offices, located at 4949 Hedgcoxe Road, Suite 200, Plano, Texas 75024, at 10:00 a.m. (Central time), and hereby nominates, constitutes and appoints Keh-Shew Lu and Richard D. White, and each of them, the attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Meeting, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. ABSENT SPECIFIC INSTRUCTIONS TO THE CONTRARY BY THE UNDERSIGNED WITH RESPECT TO CUMULATIVE VOTING, THE PERSONS NAMED AS PROXIES HEREIN SHALL HAVE FULL DISCRETIONARY AUTHORITY TO VOTE THE SHARES REPRESENTED BY A PROPERLY SIGNED AND RETURNED PROXY CARD CUMULATIVELY FOR ALL OR LESS THAN ALL OF SUCH NOMINEES LISTED ON THE REVERSE AND TO ALLOCATE SUCH VOTES AMONG ALL OR LESS THAN ALL OF SUCH NOMINEES (OTHER THAN NOMINEES FOR WHOM INSTRUCTIONS HAVE BEEN GIVEN TO WITHHOLD AUTHORITY) IN THE MANNER AS THE BOARD OF DIRECTORS SHALL RECOMMEND OR OTHERWISE IN THE PROXIES’ DISCRETION.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side